SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              AMENDMENT NUMBER 4 TO
                                    FORM S-1A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

       CHELL GROUP CORPORATION                          11-2805051
(Incorporated in the State of New York)  (I.R.S. Employee Identification Number)

                                      4841
            (Primary Standard Industrial Classification Code Number)

                                 14 Meteor Drive
                            Toronto, Ontario M9W 1A4
                                 (416) 675-6666
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            Frederick M. Mintz, Esq.
                              Mintz & Fraade, P.C.
                               488 Madison Avenue
                               New York, NY 10022
                                 (212) 486-2500
          (Name and Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public:

      As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of registration fee

                                            Proposed          Proposed
    Title of                                maximum           maximum
Securities to be       Amount to be      offering price      aggregate        Amount of
   registered           registered         per share      offering price  registration fee
   ----------           ----------         ---------      --------------  ----------------
     Common
Stock, par value         6,200,385         $  1.15(2)      $7,130,442.75      $656.00
  $0.0467 (1)

     Common
Stock, par value           200,000         $ 4.375         $     875,000      $ 80.50
  $0.0467 (3)

     Common              1,000,000         $  1.15(2)      $   1,150,000      $105.80
Stock, par value
   $0.467 (4)
                                                               Total
     Total               7,400,385                          Registration      $842.30
                                                                Fee

(1)   For the account of certain Selling Shareholders.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act, the registration fee has been calculated based upon the average of the high and low sale price as reported by Nasdaq for our common stock on June 6, 2002.

(3) Issuable upon the exercise of Warrants issued to two consultants for services rendered.

(4)   Offered by us.

      We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED JUNE__, 2002

PROSPECTUS

                          7,400,385 Shares Common Stock

                             Chell Group Corporation

      This Prospectus relates to 7,400,385 shares of our common stock, of which 6,400,385 shares are being offered by certain selling shareholders and 1,000,000 shares are being offered by us. We will not receive any of the proceeds from the sale of common stock by the selling shareholders.

      Our stock is traded in the over-the-counter market and is quoted on the NASDAQ Small-Cap Market under the symbol CHEL. On June 6, 2002, the average of the high and low sale price of the common stock as reported by NASDAQ was $1.32.

      6,400,385 shares may be offered from time to time by the selling shareholders as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Up to 1,000,000 shares are being sold by us through our officers and directors, on a self-underwritten, best efforts basis, with no minimum number of shares being required to be sold to accept the shares sold for a closing. It is possible that no shares will be sold by us and accordingly, we may raise no proceeds pursuant to this offering. Our offering will commence on the date of this prospectus and will continue until the earlier of March 31, 2003, all of the shares offered are sold or we otherwise terminate the offering.

The Securities offered hereby involve a high degree of risk. See risk factors commencing on page 6.

These securities have neither been approved nor disapproved by the Securities and Exchange Commission nor any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of this prospesctus. Any representation to the contrary is a criminal offense.

                   The date of this Prospectus is _____, 2002

                                TABLE OF CONTENTS

Prospectus Summary ........................................................    1
Risk Factors ..............................................................    6
Special Note Concerning Forward Looking Statements ........................   15
Use of Proceeds ...........................................................   15
Selling Shareholder .......................................................   15
Plan of Distribution ......................................................   17
Description of Securities to be Registered ................................   19
Legal Matters .............................................................   21
Experts ...................................................................   21
Description of Business ...................................................   22
Management's Discussion and Analysis of Financial Condition
and Results of Operations .................................................   44
Certain Relationships and Related Transactions ............................   66

                               Prospectus summary

      The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein. This Prospectus contains certain forward looking statements concerning our operations, economic performance and financial condition. Such statements are subject to a number of risks and uncertainties. Our actual results could differ materially from those currently anticipated due to a number of factors including those identified under "Risk Factors" and elsewhere in this Prospectus.

Our business

      We are engaged in the business of providing interactive entertainment services, electronic/on-line products and services, systems integration services, corporate services and merchant capital services. Our corporate and merchant capital businesses involve our investment in and acquisition of significant but undervalued operating companies or technologies, to which we then apply our management experience, in an effort to appreciate the value of those companies. The interactive entertainment services involve, for example, electronic sports trivia games played on computer units installed in bars, pubs and restaurants and audio-visual entertainment for the hospitality industry. Our newly acquired systems integration business provides server based computing, network design and delivery, network administration and support, procurement services, hardware support services, and storage area network services. Our revenue is primarily generated through our systems integration business through our subsidiary, Logicorp Data Systems Ltd., and our interactive entertainment services operations within two of our operating subsidiaries, being NTN Interactive Network Inc. and GalaVu Entertainment Network Inc., as well as a NTN Interactive Network subsidiary.

      Abbreviated references to dollar amounts contained in this Registration Statement, are denoted as "Cdn$" or "US$". "Cdn$" refers to Canadian dollars. "US$" refers to United States dollars.

      During the two most recent fiscal years, those ending August 31, 2000 and August 31, 2001, we sustained operating losses in the respective approximate amounts of Cdn$2,000,000 and Cdn$11,000,000. For the six-month period ending February 28, 2002, we sustained a loss from continuing operations in the amount of Cdn$2,865,603. We anticipate that we will incur additional operating losses in the immediate future as well. As a result, we expect to continue to incur operating losses and may not have enough money to satisfy our existing obligations and expand our business operations in the future.

      We currently conduct our business through nine directly or indirectly wholly-owned subsidiaries and two partially owned subsidiaries. The following is a list of such subsidiaries, and which of our business segments each operates in:

Wholly-owned subsidiaries                           Business Segment
-------------------------                           ----------------

      o    Chell Merchant Capital Group        -    Merchant Services
      o    Chell.com USA Inc.                  -    Merchant Services
      o    NTN Interactive Network Inc.        -    Entertainment
      o    GalaVu Entertainment Network Inc.   -    Entertainment
      o    348751 Canada Inc.                  -    Corporate
      o    Logicorp Data Systems Ltd.          -    Systems Integration
      o    Logicorp Service Group              -    Corporate
      o    123557 ALBERTA LTD.                 -    Corporate
      o    591360 ALBERTA LTD.                 -    Corporate

Partially Owned Subsidiaries
----------------------------

      o    Engyro, Inc.       (approx. 8%)     -    Merchant Services

      o    cDemo Inc.         (14.3%)          -    Merchant Services

      According to our most recent quarter-end financial reports, our revenues by industry segment, with their percentage of our total revenue, are set forth in the table below:

                                          6-month period ended
                                          February 28, 2002
                                          Cdn$ amount and percentage

REVENUE
Entertainment                                       6,023,574           38.5 (%)
Systems Integration                                 9,620,372           61.51(%)
Corporate                                              (3,057)                --
Merchant Services                                          --                 --
--------------------------------------------------------------------------------
                                               Cdn$15,640,889

      No minimum amount of securities must be sold pursuant to this offering and accordingly, no minimum amount of proceeds will be raised. Therefore, investors may ultimately hold securities in a company that has failed to raise sufficient capital to continue operations and/or may have an illiquid market for its shares.

Resignation of previous auditors

      In October 2000, Ernst & Young LLP ("E&Y") resigned as our independent accountants. E&Y's decision to resign was based upon their belief that they could no longer rely upon the representations made by Cameron Chell, our President and Chief Executive Order, because of disciplinary actions taken against Mr. Chell by the Alberta Stock Exchange in November 1998. Mr. Chell, in an agreement with the Alberta Stock Exchange, acknowledged that he had violated certain duties of supervision, disclosure and compliance while he worked as a registered securities representative licensed by the Alberta Securities Commission.

      We have subsequently hired the accounting firm of Lazar, Levine & Felix, LLP as our certifying accountants. We have authorized E&Y to fully respond to any and all inquiries of Lazar, Levine & Felix, LLP concerning E&Y's resignation.

      The consolidated financial statements of Chell Group Corporation for the fiscal years ending August 31, 2001 and 2000 appearing in this Prospectus and Registration Statement have been audited by Lazar, Levine & Felix, LLP.

The offering

Securities Offered                 7,400,385 shares of common stock. This amount
                                   includes 1,000,000 shares offered by us
                                   through our directors and officers, which in the aggregate constitutes 31.3% of our total issued and outstanding shares after completion of this offering.

Common Stock Outstanding
     Before the Offering
(As of May 28, 2002)               22,477,698 shares, assuming the approval at
                                   the annual stockholders' meeting scheduled for June 28, 2002 of the issuance of shares of our common stock pursuant to the Logicorp transaction, the issuance of shares of our common stock pursuant to the conversion of the 8% convertible promissory notes and the issuance of shares of our common stock pursuant to the conversion of two promissory notes issued by us.

Common Stock Outstanding
After Maximum Offering             23,477,698  Shares

Use of Proceeds                    We will not receive any proceeds from sales
                                   of our common stock by the selling
                                   shareholders. We will divide the net proceeds of our offering of 1,000,000 shares of our common stock between utilizing approximately one-half for repaying portions of certain of our loans and utilizing approximately one-half for working capital and general corporate purposes.

Risk Factors                       Prospective investors should consider
                                   carefully certain Risk Factors, which we outline commencing on page 6, relating to making an investment in us.

NASDAQ Symbol                      CHEL

          Statement of Operations Data (expressed in Canadian Dollars):

------------------------------------------------------------------------------------------------------------
                                                             Year Ended August 31,
                                    2001             2000             1999            1998*          1997*
                                    Cdn$             Cdn$             Cdn$            Cdn$           Cdn$
============================================================================================================
Operating revenues               18,222,374       19,107,290       12,823,691      13,404,542     10,351,689
Cost of sales                     6,818,111        7,204,919        4,874,768       5,030,602      3,395,898
Gross profit                     11,404,263       11,902,371        7,948,923       8,373,940      6,955,791
Income (loss) from continuing
operations                       (9,622,841)      (1,466,205)        (744,240)        358,492        609,387
Income (loss) from continuing
operations per share                  (1.15)            (.51)            (.28)            .14           0.25
Weighted average number of
Shares outstanding                8,393,589        2,873,042        2,635,050       2,550,805      2,441,992
============================================================================================================

* The 1998 and 1997 comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 2001 consolidated financial statements.

                                    Six-month period ending      Six-month period ending
                                    February 28, 2002            February 28, 2001
----------------------------------------------------------------------------------------
Operating Revenue                       Cdn$15,640,889                Cdn$6,915,927
----------------------------------------------------------------------------------------
Cost of Sales                               11,312,447                    2,599,049
----------------------------------------------------------------------------------------
Gross Profit                                 4,328,442                    4,316,878
----------------------------------------------------------------------------------------
Income (loss) from continuing
operations                                  (2,865,603)                  (6,193,521)
----------------------------------------------------------------------------------------
Income (loss) from continuing
operations per share                              (.26)                        (.74)
----------------------------------------------------------------------------------------
Weighted average number of shares
outstanding                                 10,976,487                    8,356,045
----------------------------------------------------------------------------------------

As at August 31:

                           2001         2000         1999         1998         1997
--------------------------------------------------------------------------------------
Total assets            16,225,003   17,220,211   14,546,003   15,802,359   14,287,602
--------------------------------------------------------------------------------------
Long-term obligations    5,943,512    4,436,213    2,216,675    2,840,218    2,185,249
--------------------------------------------------------------------------------------
Shareholders' equity     2,248,128    9,383,419   10,792,767   11,033,178    9,488,648
--------------------------------------------------------------------------------------

      As at February 28, 2002

----------------------------------------------------------
Total assets                                    38,870,764
----------------------------------------------------------
Long-term obligations                           28,813,124
----------------------------------------------------------
Shareholders' equity                            10,057,640
----------------------------------------------------------

                                  Risk factors

Risks related to our business:

Because we may not have operating income or net income in the future and may not be able to obtain requisite financing, we may be unable to develop our business.

      During the fiscal years ended August 31, 2000 and August 31, 2001, we sustained an operating loss in the respective approximate amounts of Cdn$2,000,000 and Cdn$11,000,000. For the six-month period ending February 28, 2002, we sustained a loss from continuing operations in the amount of Cdn$2,865,603. We anticipate continuing to incur additional operating expenses in the future (including significant cost of revenues, selling, general and administrative and amortization expenses). As a result, we may not have enough money to continue our current business operations or to expand our business in the future. Accordingly, we expect we will have to raise, by way of debt or equity financing, considerable funds to meet our continuing needs and to develop our businesses. There can be no assurance that we will be able to raise the funds needed for our business. Failure to raise the necessary funds at terms acceptable to management or raise them in a timely fashion may seriously inhibit our growth.

We rely upon the services of NTN Communications, Inc., a company that has reported substantial losses.

      NTN Communications, Inc., a company based in Carlsbad, California, provides all of the programming for our hospitality network. This programming is supplied through independent transmission companies. In addition, NTN Communications, Inc. is our sole supplier of selected components of our network subscribers systems, including the interactive game, playmaker devices. We have no equity interest in NTN Communications and the long-term viability of our network business is dependent upon the continued availability of program content services originating at NTN Communications Broadcast Center.

      NTN Communications, Inc. has incurred substantial losses. It reported a net loss of US$3,656,000 for the year ended December 31, 2001 and a net loss of US$166,000 for the three months ended March 31, 2002.

      If the deterioration of NTN Communications' financial health results in its dissolution or inability to provide programming, we would be required to obtain programming services from other sources. If NTN Communications ceases operations or terminates program content services, we believe, but cannot assure, that services of the nature, quantity, and quality currently provided by NTN Communications would become available from others. Any interruption in program content services would result in an interruption in those services normally delivered to subscribers. Other services would continue, including the availability of interactive programs and games, although the content of such games would remain static. Although we believe that we would in fact be able to find a suitable substitute for such programming services and that we would not lose our customers, the transition between providers and any potential delay in finding one may have an impact upon our operating costs.

The resignation of independent auditors creates a perceived damage to our image and reputation.

      On October 12, 2000, Ernst & Young LLP ("E&Y"), the independent accountants who were engaged as the principal accountants to audit our financial statements resigned as our certifying accountants. E&Y's report on our financial statements as at August 31, 1999 and for the two years then ended contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended August 31, 1999 and during the subsequent interim period preceding E&Y's resignation we had no disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The facts and circumstances that relate to E&Y's resignation, as far as they are known to us, are as follows:

      E&Y served as our certifying accountants since 1995. E&Y orally informed us that pursuant to E&Y's internal rules, E&Y would resign as our certifying accountants since it was unwilling and therefore unable to rely upon the representations of Mr. Cameron Chell, our President and Chief Executive Officer, due to the existence of a Settlement Agreement dated November 6, 1998, between Cameron Chell, and the Alberta Stock Exchange. On April 3, 2000, our board of directors appointed Mr. Chell as a director and elected him as our Chair; on April 3, 2000, Chell.com. Ltd., an Alberta corporation wholly-owned by Mr. Chell, purchased approximately 16% of our issued and outstanding common stock; and on April 7, 2000, we advised E&Y of the existence of the Settlement Agreement. Pursuant to this Settlement Agreement with the Alberta Stock Exchange, Mr. Chell acknowledged the existence of certain facts that occurred during 1996 and 1997 while Mr. Chell was a registered representative in Alberta, Canada, licensed by the Alberta Securities Commission, and he agreed to certain restrictions imposed by the Alberta Stock Exchange and to pay a Cdn$25,000 civil fine. Specifically, Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, and compliance of the Alberta Stock Exchange in connection with various offers and sales of securities. Those restrictions included Mr. Chell's loss of Alberta Stock Exchange approval for a five-year period and enhanced supervision for a three-year period.

      E&Y's unwillingness to rely upon Mr. Cameron Chell's representations were based upon the existence of the Settlement Agreement with the Alberta Stock Exchange and not based upon any representations made by Cameron Chell.

      Although E&Y's resignation creates a perceived damage to our image and reputation, we do not believe that E&Y's resignation as our independent auditors will have an impact on our performance.

      On November 1, 2000, our Board of Directors ratified the engagement of Lazar, Levine & Felix, LLP as our auditors for the year ending August 31, 2000. In addition, Lazar, Levine & Felix acted as our auditors for the fiscal year ended August 31, 2001. We have authorized E&Y to fully respond to any and all inquiries of Lazar, Levine & Felix, LLP concerning E&Y's resignation.

We rely upon satellite communications systems which are controlled by third parties.

      In view of our dependence upon satellite technologies, an operating failure to one or more of the broadcast satellites, upon which we depend, could conceivably render the whole network useless for an indefinite period of time.

With a lack of operating history, the business and development plans of cDemo and Engyro may prove to be unsuccessful.

      One of our partially owned subsidiaries, cDemo, has not yet commenced operations and the other, Engyro, began its operations in the third quarter of its last fiscal year and recently began to generate revenues. Both of these partially owned subsidiaries either have or will be entering a highly competitive market. Investors should be aware of the difficulties that cDemo and Engyro will encounter, since cDemo and Engyro are recently formed companies and cDemo has not commenced operations, including, but not limited to, competition, unanticipated costs and expenses, and their requirment of substantial additional capital to survive. There can be no assurance that cDemo and Engyro will ever realize a positive net cash flow from their planned operations. If the business and development plans of cDemo and Engyro prove to be unsuccessful, they may not be able to continue in business and our investment will lose most or all of its value.

We may incur significant costs to avoid investment company status and our business may be adversely affected if we are deemed to be an investment company.

      We may incur significant costs to avoid investment company status and our business may be otherwise adversely affected if we are deemed to be an investment company under the Investment Company Act of 1940. Some of our equity investments in other businesses and our venture subsidiaries may constitute investment securities under the Investment Company Act of 1940. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions. If we were to be deemed an investment company, we would become subject to the requirements of the Investment Company Act of 1940. As a consequence, we would be prohibited from engaging in business or issuing our securities as we have in the past and might be subject to civil and criminal penalties for noncompliance. In addition, certain of our contracts might be voidable, and a court-appointed receiver could take control of us and liquidate our business.

      Although the value of our investment securities currently comprises less than 40% of our total assets, fluctuations in the value of these securities or of other assets presently owned or acquired in the future may cause this limit to be exceeded. Unless an exclusion or safe harbor were available to us, we would have to attempt to reduce our investment securities as a percentage of our total assets. This reduction can be attempted in a number of ways, including the disposition of investment securities and the acquisition of non-investment security assets. If we were required to sell investment securities, we may sell them sooner than we otherwise would. These sales may be at depressed prices and we may never realize anticipated benefits from, or may incur losses on, these investments. Some investments may not be sold due to contractual or legal restrictions or the inability to locate a suitable buyer. Moreover, we may incur tax liabilities when we sell assets. We may also be unable to purchase additional investment securities that may be important to our operating strategy. If we decide to acquire non-investment security assets, we may not be able to identify and acquire suitable assets and businesses.

Our strategy of expanding our business through acquisitions of other businesses and technologies presents special risks.

      We intend to continue to expand through the acquisition of businesses, technologies, products and services from other businesses. Acquisitions involve a number of special problems, including:

o difficulty integrating acquired technologies, operations, and personnel with the existing business;

o diversion of management attention in connection with both negotiating the acquisitions and integrating the assets;

o strain on managerial and operational resources as management tries to oversee larger operations;

o     exposure to unforeseen liabilities of acquired companies;

o potential issuance of securities in connection with the acquisition which securities dilute the rights of holders of our currently outstanding securities;

o     the need to incur additional debt; and

o the requirement to record additional future operating costs for the amortization of goodwill and other intangible assets, which amounts could be significant.

      We may not be able to successfully address these problems. Moreover, our future operating results will depend to a significant degree upon our ability to successfully manage growth and integrate acquisitions.

      Our strategy of selling assets of, or investments in, the companies which we have acquired and developed presents risks.

      One element of our business plan involves raising cash for working capital for our systems integration business by selling, in public or private offerings, some of the companies, or portions of the companies, which we have acquired and developed. This element of our business plan is subject to market and other conditions largely beyond our control, including, but not limited to, the following:

      o     our ability to engage in such sales;

      o     the timing of such sales; and

      o     the amount of proceeds from such sales.

      As a result, we may not be able to sell some or all of these assets. In addition, even if we were able to sell we may not be able to do so at favorable prices. If we are unable to sell these assets at favorable prices, our business will be adversely affected.

We own a minority share in and do not have managerial control over Engyro and cDemo.

      As a result of our minority position in each of Engyro, a Delaware corporation and cDemo, a Delaware corporation, we do not have the right to control the management and business activities of Engyro or cDemo. As of September 19, 2000, pursuant to an Agreement of Purchase and Sale, we acquired 22.1% of Engyro's shares (reduced to approximately 8% by subsequent financing) and 14.3% of cDemo's shares. While cDemo has not commenced operations, Engyro began its operations in the third quarter of its current fiscal year and recently began to generate revenues. We may lose some or all of our investment in these companies.

We do not own the rights to our name.

      We have licensed the names Chell Group Corporation and Chell Merchant Capital Group from Cameron Chell for a yearly fee of Cdn$1.00. Should we be unable to maintain the agreement, our ability to widely use the name in connection with the products or services to be rendered by us would cease. Loss of the ability to use our name could adversely affect us.

We are open to exchange losses due to our operations being located in Canada.

      It is expected that a significant portion of our revenues may be received in Canadian dollars and a portion of our expenses will be incurred in U.S. dollars. As a result, decreases in the value of the Canadian dollar relative to the U.S. dollar could materially and adversely affect our results of operations in the future. To the extent that we do not fully hedge our currency exposure and exchange risk or are not able to or do not raise our prices to reflect an adverse change in exchange rates, the operating results of our business would be adversely affected.

Our principal shareholder has effective control over our business matters.

      Cameron Chell, the President and Chief Executive Officer, beneficially owns approximately 15.3 % of our outstanding Common Shares. As a result, Mr. Chell possesses significant influence over us on matters, including the election of directors. Mr. Chell has agreed to vote in favor of all of the proposals which will be brought before the shareholders at our annual meeting, scheduled for June 28, 2002. The concentration of our share ownership may:

      o     delay or prevent a change in our control;

      o impede a merger, consolidation, takeover, or other transaction involving us; or

      o discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Not all of our Officers and Directors nor those of Engyro and cDemo are full time employees.

      To the extent that our Officers and Directors and those of Engyro and cDemo are not full time employees, the transactions which are described in this Prospectus involve or may involve conflicts of interest among the persons who are associated with this transaction including, but not limited to, engaging in other businesses similar or dissimilar to Engyro and cDemo and allocating their time and services between Engyro and cDemo and any such other entities.

In view of the fact that Engyro and cDemo have limited historical financial data upon which to base their planned operating expenses, it is likely that revenues and operating results will fluctuate.

      CDemo and Engyro have limited historical financial data upon which to base their planned operating expenses. Accordingly, the expense levels of cDemo and Engyro are based in part upon their respective managements, estimates and expectations with respect to future revenue and anticipated growth. In view of a number of factors, the revenues and operating results of cDemo and Engyro may fluctuate from quarter to quarter. Such factors include, but are not limited to, variations in expenditures for personnel and marketing, interest in their products and services and sales, resulting from the introduction of new systems or services by cDemo and Engyro and their competitors, and general economic conditions. In view of such factors, there can be no assurance that cDemo and Engyro will be able to attain profitability on a quarterly or annual basis.

There may be a significant conflict of interest among those persons who are associated with us.

      There are potential conflicts of interest to which our directors and officers will be subject in connection with our operations. Although there are no present conflicts of interest, it is possible that our directors and officers may become engaged in business activities on their own behalf or have interests in other companies and/or industries and situations may arise where our directors and officers will be in direct competition with us. Our outside directors are involved in other business enterprises which require their time and attention. Accordingly, they will be engaging in other businesses similar or dissimilar to ours and allocating their time and services between us and any such other entities. The conflicts of interest will be dealt with in the manner required by the laws applicable to us.

Risks Related to our Industry

We are subject to intense competition in our existing and intended business areas and those of Engyro and cDemo.

      Competition in the market for Internet products and services is highly competitive. Moreover, the market for Internet products and services lacks significant barriers to entry, enabling new businesses to enter this market relatively easily. Competition in the market for Internet products and services may intensify in the future. Numerous well-established companies and smaller entrepreneurial companies are focusing significant resources on developing and marketing products and services that will compete with our products and services. In addition, many of our current and potential competitors have greater financial, technical, operational and marketing resources. We may not be able to compete successfully against these competitors in selling our goods and services. Competitive pressures may also force prices for Internet goods and services down and such price reductions may reduce our revenues.

      Competitors with superior resources may be able to bring new, better and cheaper products to the market more quickly than our subsidiaries, Engyro and cDemo, thereby gaining a competitive edge. We believe that the quality of our respective goods and services combined with the expertise of our respective management should give each of us a competitive edge. However, there can be no assurance that we will each be able to compete successfully or that competitive pressures faced by each of us will not materially or adversely affect each of our businesses and our operating results and financial condition.

We may not be able to keep pace with technological advances and may face technological obsolescence.

      The computer industry and related businesses are marked by rapid and significant technological development and change. The systems integration services, the interactive entertainment and the online products and services aspects of our business are heavily reliant upon the most recent technology and equipment. We do not have the latest developments in digital and wireless technology and equipment. It is possible that our technology and services will be rendered obsolete by ongoing technological developments. There also is no assurance that we will be able to respond effectively to technological changes. Our ability to compete is dependent in large part upon our continued ability to enhance and improve our products and technologies, our ability to adapt our services to evolving industry standards and our ability to continually improve the performance, features and reliability of our service and product offerings. In order to do so, we must effectively utilize and expand our research and development capabilities, and, once developed, expeditiously convert new technology into products and processes which can be commercialized. Our competitors may succeed in tapping into markets previously monopolized by us by developing technologies, products and processes that render our processes and products obsolete. Our development efforts are subject to all the risks inherent in the development of new products and technologies, including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funds to satisfactorily complete development, which could result in abandonment or substantial change in product commercialization. There can be no assurance that product development efforts will be successfully completed on a timely basis, or at all, or that unanticipated events will not occur which would result in increased costs or material delays in product development or commercialization.

Regulation of the Internet could have an adverse effect upon us.

      There are currently few laws or regulations directly applicable to the Internet. However, based upon the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration, and there is a possibility that a number of laws and regulations may be adopted with respect to the Internet, relating to such issues as, user privacy, taxation, infringement, pricing, and quality of products and services. Although we and our subsidiaries will make every effort to comply with applicable regulations, there can be no assurance of their ability to do so. Additionally, the adoption of such laws and regulations may decrease growth in the use of the Internet. Therefore, if we and our subsidiaries are unable to comply with new laws and regulations, or Internet use decreases as a result, their business, operations and financial conditions would be adversely affected.

Risks related to this offering:

Computer and technology related securities are generally subject to greater volatility in price than those of traditional manufacturing or services companies.

      The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. The market prices of the securities of many publicly-traded companies in the computer industry have in the past been and can be expected in the future to be especially volatile. Factors such as our operating results, announcements by us or by our competitors concerning technological innovations, or new products and/or systems may have a significant impact upon the market price of our securities.

The shares in this offering represent a high percentage of what will be our total issued and outstanding shares after this offering.

      The shares to be registered in this offering (7,400,385) represent approximately 31.3% of our total issued and outstanding shares after this offering.

      93% of our total issued and outstanding shares prior to this offering were restricted and could not be freely traded pursuant to Rule 144 which was promulgated by the Securities and Exchange Commission pursuant to ss.4(1) of the Securities Act of 1933. Such percentage includes 12,307,418 shares of our common stock which are being registered in a form S-3 Registration Statement which has been filed with the SEC and has not been declared effective. If the investors who purchase shares pursuant to this offering sell such shares in the near future, in view of the past limited trading market, share value may drop substantially.

This offering is not being conducted by an underwriter and we may not sell any or all of the shares which we are offering.

      The shares of our common stock that are being sold pursuant to this offering are not subject to any agreements with an underwriter for the sale of any of the common stock being offered by us. No minimum number of shares is required to be sold, and there can be no assurance that any minimum number of shares will be sold in this offering. If all shares of common stock that are being sold by us in this offering are not sold, then the proceeds available to us will be reduced, and our expansion efforts will be more limited.

                              Available information

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Reports, registration statements, proxy statements and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the the Securities and Exchange Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and at the the Securities and Exchange Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, NY 10279. Copies of such material can be obtained from the Securities and Exchange Commission's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The the Securities and Exchange Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the the Securities and Exchange Commission. The address of the World Wide Web site is http://www.sec.gov.

      We have filed with the the Securities and Exchange Commission a Registration Statement on Form S-1, together with all amendments and exhibits under the Securities Act of 1933, as amended, with respect to our common stock which is the subject of this Registration Statement. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Securities and Exchange Commission's rules and regulations. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the the Securities and Exchange Commission's public reference facilities at the addresses set forth above or through the the Securities and Exchange Commission's World Wide Web site.

      Statements contained in this Prospectus in each instance are qualified in all respects by reference to the copy of such contract or document filed as an exhibit to the Registration

Statement which prospective investors should review. Investors may rely upon the statements and representations contained in this prospectus.

               Special note concerning forward-looking statements

      Prospective investors should carefully consider the aforementioned risk factors, in addition to the other information contained in this Registration Statement, in evaluating an investment in the Securities offered hereby. This Registration Statement contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the preceding risk factors and elsewhere in this Registration Statement.

      The ownership and trading of our shares of common stock are speculative and offer a high degree of risk, including, but not necessarily limited to, the risk factors described above. One should carefully consider the aforementioned risk factors inherent in and affecting our business before making an investment decision.

                                 Use of proceeds

      We will not receive any proceeds from the sale of 6,400,385 shares of common stock by the selling shareholders. We estimate that our net proceeds from our offering of 1,000,000 shares of our common stock will be approximately US$950,000 (based upon an assumed public offering price of US$1.15 per share) after deducting offering expenses of US$200,000. We will divide the net proceeds of our offering of shares of our common stock between utilizing approximately one-half for repaying portions of certain of our loans and approximately one-half for working capital and general corporate purposes. We will retain broad discretion in the allocation of the net proceeds of this offering. The amounts we actually spend will depend upon a number of factors, including the amount of our future revenues and other factors described elsewhere in this prospectus. Pending such uses, the net proceeds of this offering will be invested in short or medium term, interest-bearing, investment grade securities.

                              Selling Shareholders

      An aggregate of up to 7,400,385 shares may be sold pursuant to this Prospectus of which 6,400,385 are offered by the selling shareholders and up to 1,000,000 shares are being sold by us, on a self-underwritten, best efforts basis, with no minimum. As described elsewhere in this Registration Statement, the selling shareholders have either held a position or office with us or had a material relationship with us. We will not receive any of the proceeds from the sale of the 6,400,385 shares of common stock by the selling shareholders.

      The following table sets forth certain information with respect to the selling shareholders:

--------------------------------------------------------------------------------------------------------
         Selling               Shares       Percentage       Shares        Shares Owned    Percentage of
       Shareholder             Owned           of          Registered          After        Shares after
                               Prior to       Shares                        Offering(2)       Offering
                               Offering      Prior to
                                           Offering(1)
--------------------------------------------------------------------------------------------------------
Chell.com Ltd. (3)(7)(8)       3,147,271      14.9%         3,147,271               0             0%
--------------------------------------------------------------------------------------------------------
Michael Rice (4)               1,700,000       7.6%         1,700,000               0             0%
--------------------------------------------------------------------------------------------------------
Peter Rona (5)                   386,500       1.7%           107,143         279,357           1.2%
--------------------------------------------------------------------------------------------------------
iCapital                          22,500         0%            22,500               0             0%
Corporation (9)
--------------------------------------------------------------------------------------------------------
Naveen Chanana                    22,500         0%            22,500               0             0%
--------------------------------------------------------------------------------------------------------
Bruce Elliot                      21,974         0%            21,974               0             0%
--------------------------------------------------------------------------------------------------------
WYWITB PTY (10)                  112,750         0%           112,750               0             0%
Limited
--------------------------------------------------------------------------------------------------------
HDL Capital                      100,000         0%           100,000               0             0%
Corporation (6)(12)
--------------------------------------------------------------------------------------------------------
Canadian Advantage
Limited Partnership (11)       2,086,009       9.3%           451,868       1,634,141           7.0%
--------------------------------------------------------------------------------------------------------
Vanguard Market                  100,000         0%           100,000               0             0%
Management (7)(13)
--------------------------------------------------------------------------------------------------------
Kevin Daly                       277,777       2.3%           277,777               0             0%
--------------------------------------------------------------------------------------------------------
Neil Anderson (14)               200,000         0%           200,000               0             0%
--------------------------------------------------------------------------------------------------------
Canadian Imperial
Bank of Commerce                 637,546       2.8%           136,602         500,944           2.1%
--------------------------------------------------------------------------------------------------------
Total                          8,814,827                    6,400,385       2,414,442
--------------------------------------------------------------------------------------------------------

(1)   Less than 1%, shown as 0%.

(2) Assumes all of the shares offered hereby are sold by the selling shareholders.

(3) Messrs. David Bolink and Gord Herman, each a director on our board of directors, own options to acquire 467,121 and 498,354 shares respectively of Engyro (or, in the event of a sale, conversion or exchange of such shares by Chell.com the option applies to shares received by Chell.com in exchange therefor) from Chell.com at a total price of Cdn$1.00 from each recipient.

(4) Michael Rice is a director on our board of directors. He acquired such shares from Chell.com Ltd.

(5) Includes 107,143 shares issued upon conversion of our Preferred Stock. Does not include 176,000 options to purchase shares of our Common Stock, which have been vested.

(6) Includes shares issuable upon the exercise of Warrants held by the Selling Stockholder.

(7) Includes shares issuable upon the exercise of Warrants held by the Selling Stockholder.

(8)   Chell.com Ltd. is 100% owned by Cameron Chell.

(9) iCapital Corporation is controlled by its managing directors, Rosemary Nguyen, Randall Letcavage and M. Blaine Riley. Neither iCapital nor any of its principals/directors are in any way related to us.

(10) WYWITB is controlled by Craig Hawkins, a resident of Australia. Neither WYWITB nor its principal/director is in any way related to us.

(11) Excludes options to purchase 33,500 shares of our common stock. Includes 442,145 shares of our common stock to be issued upon shareholder approval scheduled for June 28, 2002.

(12) HDL Capital Corporation is controlled by its principal, Bernard Grybowski. Neither HDL nor its principal/director is in any way related to us.

(13) Vanguard Market Management, Inc. is controlled by its principal, Jeffrey Kirsch. Neither Vanguard nor its principal/director is in any way related to us.

(14)  Mr. Anderson acquired such shares from Chell.com.

                              Plan of distribution

      A total of up to 6,400,385 shares may be sold pursuant to this prospectus. This includes 1,000,000 shares of our common stock which as of the date this Prospectus, have not been issued. Such share are being offered by us, using our officers, directors, and broker dealers on a self-underwritten, best efforts basis. The broker-dealers' commissions will be paid as may be negotiated in accordance with applicable laws and regulations. The remaining 6,500,385 shares may be sold pursuant to this prospectus by the stockholders listed above. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

      The shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the selling shareholder in amounts to be negotiated in accordance with applicable laws and regulations. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. Any commissions, discounts or other fees payable to a broker, dealer or market maker in connection with the sale of any common stock will be borne by the selling stockholder.

Exchange Rates

      This Registration Statement contains conversions of certain amounts in Canadian dollars ("Cdn$") into United States dollars ("US$") based upon the exchange rate in effect at the end of the period to which the amount relates, or the exchange rate on the date specified. For such purposes, the exchange rate means the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate. The Noon Buying Rate at the end of each of the five years ended August 31, 2001, the average of the Noon Buying Rates on the last day of each month during each of such fiscal years and the high and low Noon Buying Rate for each of such fiscal year's were as follows: August 31,

-------------------------------------------------------------------------------------------
                        2001           2000           1999           1998           1997
-------------------------------------------------------------------------------------------
At end of period     Cdn$1.5478     Cdn$1.4715     Cdn$1.4965     Cdn$1.5722     Cdn$1.3885
-------------------------------------------------------------------------------------------
Average for period       1.5298         1.4714         1.4949         1.4390         1.3676
-------------------------------------------------------------------------------------------
High for period          1.5784         1.4955         1.5135         1.5770         1.3942
-------------------------------------------------------------------------------------------
Low for Period           1.4995         1.4489         1.4760         1.4100         1.3381
-------------------------------------------------------------------------------------------

The Noon Buying Rate as of June 3, 2002 was 1.5282.

                   Description of Securities to be Registered

      We are authorized to issue 50,000,000 Common Shares of which 22,477,698 Common Shares were outstanding as at the date hereof (assuming the approval at the annual stockholders' meeting scheduled for June 28, 2002 of the issuance of shares of our common stock pursuant to the Logicorp transaction, the issuance of shares of our common stock pursuant to the conversion of the 8% convertible promissory notes and the issuance of shares of our common stock pursuant to the conversion of two promissory notes issued by us). We have proposed to increase the number of authorized of our common stock to 75,000,000, which is subject to shareholder approval at the annual shareholders' meeting.

      As at the date hereof, we had also issued warrants which enable holders thereof to acquire up to 555,571 Common Shares and had also issued stock options which entitle holders thereof to acquire up to 1,324,625 Common Shares.

Common Shares

      The holders of Common Shares are entitled to one vote per share held at meetings of shareholders, to receive such dividends as declared by us and to receive the remaining property and assets of the Corporation upon our dissolution or winding up. The Common Shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

      On October 12, 2000, we issued a convertible debenture in the amount of US$3,000,000 to VC Advantage Limited Partnership. Cameron Chell is a director and shareholder of VC Advantage Limited Partnership. The convertible debenture bore interest at 10% per annum, payable upon conversion, redemption or maturity. The unpaid principal of the debenture bore interest from the date that it was actually advanced until paid. Interest was payable in cash or stock at our option. The convertible debenture was convertible into our Common Shares, at US$3.00 per share. On November 30, 2000, VC Advantage Limited Partnership assigned the convertible debenture to Canadian Advantage Limited Partnership II. Canadian Advantage Limited Partnership II is not related to or affiliated with us in any way. On September 1, 2001, we exchanged the convertible debenture in the face amount of U.S.$3,000,000, of which an aggregate principal amount of U.S.$1,700,000 was outstanding, which, with interest at 10%, resulted in a total amount outstanding of US$1,870,000, which was held by Canadian Advantage Limited Partnership II on behalf of Canadian Advantage Limited Partnership and Advantage (Bermuda) Fund Ltd. for Promissory Notes in the aggregate amount of U.S.$1,870,000, secured by a General Security Agreement against our assets, in priority to all other claims, subject to the existing security of the Bank of Montreal in connection with loans in the total amount of CDN$1,250,000. On December 11, 2001, Canadian Advantage Limited Partnership II and Advantage (Bermuda) Fund Ltd. offered to convert their promissory notes to equity at US$0.80 per share. The original note dated Sept 1, 2001 between us and Advantage (Bermuda) Fund Ltd. in the amount of US$504,900 was converted into 649,533 shares of our common stock. The original note dated Sept 1, 2001 between us and Canadian Advantage Limited Partnership in the amount of US$1,365,100 was converted into 1,756,145 shares of our common stock.

      We also issued 50,000 warrants to VC Advantage Limited Partnership. Each Warrant entitles the holder thereof to acquire one of our Common Shares at US$3.00 per share at any time prior to October 3, 2004 for an aggregate of 50,000 shares.

      As of the date hereof, we issued 250,000 Common Share Purchase Warrants. 200,000 Warrants may be exercised for Common Shares at a price of US$4.375 at any time prior to April 4, 2003 for an aggregate of 200,000 Common Shares. 50,000 Warrants may be exercised for Common Shares at a price of US$3.00 at any time prior to October 3, 2004 for an aggregate of 50,000 Common Shares.

Preferred Shares

      We are authorized to issue up to one million five hundred thousand (1,500,000) shares of Preferred Stock. Shares of Preferred Stock may be issued in one or more series as determined by the Board of Directors. The Board will determine by resolution the powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions of any series of Preferred Stock, including, the number of shares, dividend rights, redemption rights, liquidation preferences, voting rights and conversion rights.

      Pursuant to a Securities Exchange Agreement dated February 6, 2002 by and between us and Triton Private Equities Fund, L.P. we issued 64,935 shares of our Series B Convertible Preferred Stock, par value $.01 per share to Triton Private Equities in exchange for 64,935 shares of Series "A" 6% Convertible Preferred Stock of Wareforce.com, Inc. Pursuant to a Securities Exchange Agreement dated February 6, 2002 by and between us and Shaar Fund Ltd. we issued 389,610 shares of our Series B Convertible Preferred Stock, par value $.01 per share to Shaar Fund Ltd. in exchange for 389,610 shares of Series "A" 6% Convertible Preferred Stock of Wareforce.com, Inc.

Shares eligible for future sale

      The 7,500,385 shares of common stock offered in this offering will be immediately tradeable without restriction under the Securities Act, except for any shares held by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

      In general, under Rule 144, a stockholder, or stockholders, whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period, equal to the greater of:

      o     1% of the then outstanding shares of common stock; or

      o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the commission, provided certain requirements are satisfied.

      In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description.

                                  Legal matters

      Certain legal matters with respect to the validity of the shares of common stock offered hereby are being passed upon for us by Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022.

                                     Experts

      The consolidated financial statements of Chell Group Corporation for the fiscal years ending August 31, 2001 and 2000 appearing in this Prospectus and Registration Statement have been audited by Lazar, Levine & Felix, LLP, independent auditors, and the information under the caption "Selected Financial Data" at August 2001 and 2000 and for the years then ended, appearing in this Prospectus and Registration Statement have been derived from consolidated financial statements audited by Lazar, Levine & Felix, LLP, as set forth in their report thereon appearing elsewhere herein. The consolidated financial statements for the three-month and six month periods ending February 28, 2002 have been reviewed by Lazar, Levine & Felix, LLP, and the information under the caption "Selected Financial Data" at February 28, 2002 and for the three-month and six-month periods then ended appearing in this Prospectus and Registration Statement have been derived from consolidated financial statements reviewed by Lazar, Levine & Felix, LLP. Such consolidated financial statements and selected financial data are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Chell Group Corporation at August 31, 1999 and for the fiscal year then ended appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  OUR BUSINESS

      We are engaged in the business of providing interactive entertainment services, electronic/on-line products and services, systems integration services, corporate services and merchant capital services. Our core businesses are interactive entertainment services provided by our NTN Interactive Network subsidiary and the systems integration services provided by our Logicorp Data Systems Ltd. subsidiary.

      Our corporate and merchant capital businesses involve our investment in and acquisition of significant but undervalued operating companies or technologies, to which we then apply our management experience, in an effort to appreciate the value of those companies. The interactive entertainment services involve, for example, electronic sports trivia games played on computer units installed in bars, pubs and restaurants and audio-visual entertainment for the hospitality industry. Our newly acquired systems integration business provides server based computing, network design and delivery, network administration and support, procurement services, hardware support services, and storage area network services.

      Our main business strategy is to operate or invest in companies that represent the latest in technological innovations. We apply our expertise, industry contacts, and market foresight to these companies in order to create shareholder value.

      The following is an organizational chart of the Corporation: (1)

                            -----------
                            CHELL GROUP
                            CORPORATION
                            -----------
                                |
                                |
   ---------------------------------------------------------------------
   |              |   |        |           |   |        |              |
   |              |   |        |           |   |        |              |
---------------   |   |    --------------  |   |      ---------        |
NTN Interactive   |   |    Chell Merchant  |   |      Chell.com        |
 Network, Inc.    |   |    Capital Group   |   |      USA Inc.         |
---------------   |   |    --------------  |   |      ---------        |
                  |   |                    |   |                       |
--------------------- | ------------------ |  -------------     ----------------
Gala Vu Entertainment | 348751 Canada Inc. |  Logicorp Data     Logicorp Service
    Network, Inc.     |                    |  Systems, Ltd.     Group
--------------------- | ------------------ |  -------------     ----------------
                      |                    |          |               |
                      |                    |          |               |
                      |                    |      -----------      -----------
                      |                    |      123557           591360
                      |                    |      ALBERTA LTD      ALBERTA LTD
                      |                    |      -----------      -----------
                      |                    |
                  -----------          ----------
                  Engyro Inc.          eDemo Inc.
                  approx. 8%             14.3%
                  -----------          ----------

(1)   All subsidiaries are 100% owned unless otherwise stated.

The following is a chart detailing our percentage ownership in our subsidiaries and, where applicable and available, the other entity or entities that have an equity shareholding in these companies:

-------------------------------------------------------------------------------------------
Subsidiary                  Our Percentage             Other Entities with    Subsidiary's
                            Ownership                  Equity Shares and      Revenues as a
                                                       Percentages            Percentage of
                                                                              our Total
                                                                              Revenues
-------------------------------------------------------------------------------------------
Chell Merchant Capital      100%                       N.A.                      0%
Group, Inc.
-------------------------------------------------------------------------------------------
NTN Interactive Network     100%                       N.A.                    9.9%
Inc.
-------------------------------------------------------------------------------------------
GalaVu Entertainment        100% (through NTN          N.A.                    9.4%
Network Inc.                Interactive  Network,
                            Inc.)
-------------------------------------------------------------------------------------------
348751 Canada Inc.          100%                       N.A.                      0%
-------------------------------------------------------------------------------------------
Chell.com USA Inc.          100%                       N.A.                      0%
------------------------------------------------------------------------------------------
Logicorp Data Systems,      100%                       N.A.                   78.1%
Ltd.
-------------------------------------------------------------------------------------------
Logicorp Service Group      100%                       N.A.                    2.6%
-------------------------------------------------------------------------------------------
123557 ALBERTA LTD.         100%                       N.A.                      0%
-------------------------------------------------------------------------------------------
591360 ALBERTA LTD.         100%                       N.A.                      0%
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investment            Our Percentage       Other Entities with     Subsidiary's
Companies:            Ownership            Equity Shareholding     Revenues as a
                                           and Percentages         Percentage of
                                                                   our Total
                                                                   Revenues
--------------------------------------------------------------------------------
Engyro, Inc.          Approx. 8%           Private Venture         *
                                           Capitalists (60%,);
                                           Engyro's
                                           Management (17.9%)
--------------------------------------------------------------------------------
cDemo Inc. **         14.3%                Private Venture         *
                                           Capitalists (22.32%);
                                           cDemo's
                                           Management and
                                           Employees (59.82%)
--------------------------------------------------------------------------------

* Due to our current minority investment in such entities, future revenues, when and if realized, will not be included in our total revenues.

**    All entities so indicated are not yet fully operational.

Financial Information about Industry Segments: (In Canadian $'s)

      Reference is hereby made to the Business Sector data for the years ended August 31, 2001, 2000, and 1999 in Exhibit 99.1 below.

      =========================================================================
                                          2001           2000            1999
                                            $              $               $
      =========================================================================

      External revenue
         Entertainment                 13,588,788     14,121,764      7,569,929
         Education                      4,616,991      4,971,823      5,192,378
         Merchant Services                     --             --             --
         Corporate                         16,595         13,703         61,384
      =========================================================================
                                       18,222,374     19,107,290     12,823,691
      =========================================================================
      Inter-segment revenue
         Education                        183,329        275,941             --
         Corporate                             --        128,283        223,435
      =========================================================================
                                          183,329        404,224        223,435
      =========================================================================
      Operating profit (loss)
         Entertainment                   (208,371)       515,167        446,681
         Education                     (1,084,531)      (792,665)      (623,400)
         Merchant Services             (5,887,912)            --           --
         Corporate                     (2,113,866)    (1,218,183)      (319,634)
      =========================================================================
                                       (9,294,680)    (1,495,681)      (496,353)
      =========================================================================
      Identifiable assets
         Entertainment                  5,459,008      7,009,552      4,725,971
         Education                      3,793,863      3,526,317      4,290,025
         Merchant Services              1,489,711             --             --
         Corporate                        654,823        895,894        837,653
      =========================================================================
                                       11,397,405     11,431,763      9,853,649
      =========================================================================
      Corporate assets
         Entertainment                  3,170,363      4,352,448      3,699,785
         Education                       (666,589)       844,142        (22,367)
         Merchant Services                 99,754             --             --
         Corporate                      2,141,512        355,590      1,063,713
      =========================================================================
                                        4,745,040      5,552,180      4,741,131
      =========================================================================
      Capital expenditures
         Entertainment                    729,486        842,955        350,836
         Education                        673,976        319,191        250,797
         Merchant Services                 50,900             --             --
      =========================================================================
                                        1,430,962      1,162,146        601,633
      =========================================================================
      Depreciation & Amortization
         Entertainment                  1,960,652      1,808,715        967,188
         Education                        507,218        408,856        428,377
         Merchant Services                431,967             --             --
         Corporate                        140,570         31,750         33,654
      =========================================================================
                                        3,040,407      2,249,321      1,429,219
      =========================================================================

** As a result of the sale of our Magic Lantern subsidiary, the Education financial information is for historical purposes only.

Description of Business and Corporate History

      We were incorporated on May 12, 1986 pursuant to the laws of the State of New York as "TrioSearch, Inc.". In June 1988, we changed our name to "NTN Canada, Inc.". In March 1998, we changed our name to Networks North Inc. and in September 2000, changed our name to Chell Group Corporation. Our head office and principal place of business is located at 14 Meteor Drive, Toronto, Ontario, M9W 1A4. Our registered office is located at 488 Madison Avenue, New York, New York, 10022.

      In October 1996, we acquired all of the outstanding stock of Magic Lantern Communications Ltd., an Ontario corporation, and its subsidiaries. Effective March 20, 2002, we sold all of the outstanding stock of Magic Lantern Communications Ltd. for Cdn$1.85 million in cash.

      In August 1997, we acquired certain business assets of Image Media Ltd. and 802117 Ontario Inc., operating as Pilot Software. As of June 1999, we acquired all of the outstanding stock of Interlynx Multimedia Inc., an Ontario corporation. Effective June 2001, we sold our interest in Interlynx.

      In September 1999, we acquired substantially all of the property and assets (excluding accounts receivable) of GalaVu Entertainment Inc., an Ontario corporation.

      In September 2000, we and our Merchant Capital Group subsidiary acquired the following assets from Chell.com and shares for an aggregate purchase price of US$27,002,086: (a) 480,000 shares of cDemo which represented approximately 14.3% of cDemo's issued and outstanding stock; (b) 875,000 shares of Engyro Inc. which represented approximately 22.1% of Engyro's issued and outstanding stock; and (c) 100% of the issued and outstanding stock of Chell.com (USA) Inc., a Nevada corporation. The sole director and shareholder of Chell.com is Cameron Chell.

      As of January 1, 2002, pursuant to a Share Purchase Agreement with Logicorp Data

Systems Ltd. Logicorp Service Group and the individuals and entities which own all of the issued and outstanding shares of Logicorp Data and Logicorp Group , together with 123557 ALBERTA LTD. and 591360 ALBERTA LTD., which own 1/3 of the shares of Logicorp Data and Logicorp Group, respectively, we acquired all of the issued and outstanding shares of Logicorp Data and Logicorp Group from the individuals and entities which own said shares.

Discontinued Operations

      On March 18, 2002, pursuant to a Share Purchase Agreement, we completed the sale of our educational video and media resources business which was conducted through our Magic Lantern subsidiary and its subsidiaries.

NTN Interactive Network Inc.

      Our NTN Interactive Network subsidiary is engaged in the marketing and distribution of the NTN Entertainment Network services throughout Canada. These activities are being conducted through an exclusive license covering Canada granted to NTN Sports Inc., (predecessor to our NTN Interactive Network subsidiary) by NTN Communications, Inc. of Carlsbad, California. The license grants our NTN Interactive Network subsidiary the right to market the products and programs of NTN Communications, Inc. throughout Canada for a 25-year term ending December 31, 2015. NTN Communications, Inc. does not have an equity position in us or in our NTN Interactive Network subsidiary.

The NTN Entertainment Network

      The NTN Entertainment Network is owned and operated by NTN Communications, Inc. and uses existing technology to broadcast two-way interactive live events to subscriber locations. The Network provides digital data broadcast transmissions, which enable equipment and software at subscriber locations to display text and graphics programming and to interpret responses from Network viewers. All programming is produced at and transmitted from the NTN Broadcast Center in Carlsbad, California. More than 3,575 restaurants, lounges, hotels, and other hospitality sites across North America have subscribed to these services and installed systems capable of receiving Network broadcasts. These subscriber systems receive satellite broadcasts containing the Network interactive programs, such that thousands of patrons at subscriber locations can interact with the same programs simultaneously. Our NTN Interactive Network subsidiary markets the Network throughout Canada to the hospitality industry, installs the systems, and provides technical and marketing support to Network sites. Over 500 Group Subscribers are located in Canada. Designed to be hardware independent, the Network may be transmitted through a variety of techniques including, direct satellite, cable, gateway service, FM sideband, Internet, TV vertical blanking interval, and telephone. We currently use direct satellite as the method of transmission.

      Network Programming

      The two-way interactive programming currently featured over the Network includes a variety of interactive sports and trivia games permitting viewer interaction and participation for 16 hours each day. All present Network programming is structured to provide time for national, regional and local advertisements, as well as for local inserts, which permit each subscriber to display announcements of promotional prices or other events at its business location.

      NTN Play-Along Games

      NTN Play-Along Games are played in conjunction with live, televised events. The prime NTN Play-Along Game is QB1, a game of football strategy.

      NTN Premium Trivia Games

      NTN Premium Trivia Games are promotion-oriented weekly game shows that usually require an hour of participation. Prizes are awarded to the top finishers. Games among all participating subscriber locations include the following: Showdown, a general knowledge game; Sports Trivia Challenge, a game focused on sports, and Spotlight, a game that quizzes players about the world of show business and celebrities; Playback, a music news, trivia, song title and musical topics game; and Sports IQ, a weekly sports trivia game. Half-hour interactive trivia games comprise the majority of the Network's programming. Countdown and Wipeout are trivia games designed for fast competitive play among participants at each subscriber location.

      NTN Interactive Network Market

      Our NTN Interactive Network subsidiary's market remains our largest business, considering that network services and pay-per-view television services marketed to the restaurant and hospitality industries total approximately 36% of our revenues. Our NTN Interactive Network subsidiary positions the Network to prospects and clients as a means of attracting patrons (to play the games), retaining their patronage (as they return to play again), and increasing the length of time patrons stay in their establishment. As the number of repeat customers and their length of stay increases, the hospitality establishment has an increased opportunity to sell additional food and beverage.

      Our NTN Interactive Network subsidiary's sales force targets the strongest hospitality outlets in Canada, including a number of chain accounts. Attractive rental packages are in place to support our NTN Interactive Network subsidiary's sales efforts. Our NTN Interactive Network subsidiary promotes the Network as one of the best and technically advanced forms of on-premises advertising to this market, offering long-term repetitive exposure to a captive, attentive, and enthusiastic audience.

      Each end user receives the Subscriber System, including the equipment and the proprietary software, from our NTN Interactive Network subsidiary. In most instances, the customer rents the equipment from our NTN Interactive Network subsidiary. Our NTN Interactive Network subsidiary, in turn, purchases equipment from several suppliers. Following installation, each end user pays a monthly fee to our NTN Interactive Network subsidiary for the Network services.

GalaVu Entertainment Network Inc.

      Our GalaVu subsidiary is a technology-based entertainment provider of interactive in-room entertainment systems to hotels. Our GalaVu subsidiary is currently installed in over 200 Canadian hotels, primarily small and mid sized. Our GalaVu subsidiary's interactive system is based on proprietary technology and provides a wide range of affordable, in-room entertainment packages. Marketed to guests under the Round-the-Clock Entertainment brand, our GalaVu subsidiary's suite of products include Hollywood movies on demand, premium television programming, and other information and entertainment services designed to enhance the stay of hotel guests while generating revenue for our GalaVu subsidiary and its hotel partners.

Merchant Capital Group

Business Strategy

      Our Merchant Capital Group subsidiary is in the business of defining, building and re-engineering businesses using new economy technologies to maximize market value. The Merchant Capital Group's continual focus is to identify upcoming technology trends and create the effective infrastructure required to build out and support these trends.

      Our Merchant Capital Group subsidiary is helping to define and grow a new business and computing model known as the Application Service Provider, which we refer to as the Application Service Provider industry.

      Our Merchant Capital Group subsidiary laid-off 24 employees effective January 19, 2001 as a cost cutting measure and in an effort to find further efficiencies following the purchase of Chell assets in September 2000. Total severance and termination payments to employees were approximately Cdn$409,000.

Application Service Provider - Software as a Service

      Application Service Provider is changing the way application software is distributed. The Application Service Provider concept is based on centrally hosted computing. Instead of purchasing software applications for installation on personal computers, companies and individuals subscribe to (i.e. rent) the applications and then securely access them from any web connection. Application Service Providers are transforming software from a product to a service that provides specific functionality for end-users without the problems of installation, servicing, and upgrading. Most major software corporations have announced new initiatives in the Application Service Provider market.

Merchant Capital Group Services:

1. Fee Based Consulting Services: Our Merchant Capital Group subsidiary serves clients by advising them on e-commerce strategy, with particular focus on the Application Service Provider industry. Consulting services include, but are not limited to, business development activities, strategic alliances, and marketing and promotional activities.

2. Creation of Businesses: Our Merchant Capital Group subsidiary intends to create companies to become leaders in areas that we believe will define new technological trends. These companies intend to be fully developed and then sold to established industry players or via public offerings.

3. Corporate Reengineering: Our Merchant Capital Group subsidiary intends to target for acquisition undervalued and under-performing corporations and apply management expertise, new economy thinking, and new technologies in order to boost market value and corporate performance.

4. Merchant Capital Services: Our Merchant Capital Group subsidiary intends to assist clients with raising funds and with merger and acquisition activity.

Merchant Capital Group Strategy

            Our Merchant Capital Group subsidiary follows a three-way model of defining, creating, and exploiting new trends in technology:

1. Strategic Development: Our Merchant Capital Group subsidiary continually monitors the competitive landscape to determine if there currently exist companies to exploit the technological trend. If not, the Merchant Capital Group intends to develop in-house companies to exploit the technological trend.

2. Acquisition: Our Merchant Capital Group subsidiary targets appropriate companies for acquisition and development.

3. Research and Development: In addition to the above, our Merchant Capital Group subsidiary maintains research and development in an effort to discover and help create new technological trends.

            These strategies and services are designed to offer our Merchant Capital Group subsidiary's clients the following benefits within the marketplace:

1. Brand and Market Awareness: Our Merchant Capital Group subsidiary's activities for clients include extensive public and media relations, marketing campaigns, brand development and identity, and promotion. These activities are developed in close consultation with clients.

2. Business Development: Our Merchant Capital Group subsidiary has an extensive list of market contacts and is a member of the Application Service Provider Industry Consortium, the Personalization Consortium, and the Rich Media Consortium. These memberships and established relationships allow Our Merchant Capital Group subsidiary to assist client activities in the sourcing and formulation of strategic alliances, business arrangements, joint development programs, and general business development.

3. Additional Financings: Our Merchant Capital Group subsidiary maintains an up-to-date database on venture capital activity. This allows Our Merchant Capital Group subsidiary to identify appropriate venture capitalists that would be interested in pursuing financing relationships with client companies.

LOGICORP

LOGICORP is a Western Canadian Network Infrastructure provider, specializing in Server-Based Computing solutions, Managed Services - using Computer Associates' Unicentre, Network design, delivery, administration, and support Procurement services, Warranty/Off-Warranty [W/OW] hardware support services, and Information Storage technologies.

LOGICORP's primary focus is high-performance computer systems for the corporate market. The firm provides solutions to mid-range and large corporations, as well as the government, education and medical markets.

LOGICORP is committed to delivering high-quality products from key technology manufacturers such as: 3Com, Cisco, Citrix, Compaq, Hewlett Packard, IBM, Lexmark, Microsoft, NEC, Novell and Toshiba.

Founded in 1988 by three Edmonton-based entrepreneurs, the company currently operates 6 offices; branch office in each of Edmonton, Calgary, Vancouver, Regina and Saskatoon, and a corporate head office in Edmonton. The branch offices provide essential customer sales and support functions, while the head office houses the accounting, marketing and internal IT departments. The management team and board of directors also reside in the corporate office.

As part of its commitment to customers, LOGICORP three years ago launched LOGICORP Central, a call center dedicated to optimizing customer support. It houses a separate IP-based phone system and integrated call center software. This dedicated telephone help center is available to attend to customers' technical needs 24 hours a day, 7 days per week. By calling a single toll-free line for assistance, the call center can dispatch the appropriate technical resource for efficient problem resolution. LOGICORP Central is part of LOGICORP's program to ensure customers' needs are fulfilled quickly, efficiently and accurately.

Additionally, LOGICORP has established a leasing arm: LOGICORP Financial. LOGICORP Financial offers an alternate form of financing technology equipment to those clients who require such a service.

Recent Developments

      LOGICORP Transaction. Chell Merchant Capital Group, Inc., our wholly owned subsidiary, has entered into a Share Purchase Agreement with Logicorp Data Systems Ltd., Logicorp Service Group and the individuals and entities which own all of the issued and outstanding shares of Logicorp Data Systems and Logicorp Service Group, together with 123557 ALBERTA LTD. and 591360 ALBERTA LTD., which own one-third of the shares of Logicorp Data Systems and Logicorp Service Group. Pursuant to said agreement, we have purchased all of the issued and outstanding shares of Logicorp Data Systems and Logicorp Service Group from the individuals and entities which own said shares.

      Logicorp Data Systems is a corporation incorporated under the laws of the province of Alberta, Canada and is a Western Canadian Network Infrastructure Provider which specializes in server based computing, network design and delivery, network administration and support, procurement services, Hardware Support Services, and Storage Area Network Solutions. Logicorp Data Systems's primary focus is high-performance computer systems for the corporate market. Logicorp currently has 113 employees. We entered into the agreement pursuant to our strategy to acquire and grow undervalued technology companies. The address of Logicorp Data Systems and Logicorp Service Group is 8215 112 St., S.W., Suite 1500, Edmonton, Alberta, Canada.

      Pursuant to the Logicorp agreement, the total purchase price payable by Chell Merchant Capital Group to the sellers shall be a maximum of Cdn$8,199,668.00, subject to adjustments which are set forth in the agreement. Pursuant to the Logicorp transaction, our wholly-owned subsidiary, Chell Merchant Capital Group, acquired all of the issued and outstanding securities of Logicorp Data Systems, 123557 ALBERTA LTD., Logicorp Service Group and 591360 ALBERTA LTD. In consideration for such acquisition, in addition to cash payments in the amount of US$1,500,000 and the issuance of promissory notes in the amount of US$2,540,000, we issued to the former shareholders of the Logicorp securities 5,355,000 exchangeable shares of our wholly-owned subsidiary Chell Merchant Capital Group. Chell Merchant Capital Group paid a non-refundable deposit of $100,000.00 to the sellers' counsel from the proceeds of the 8% convertible promissory notes offering. We financed the acquisition of Logicorp substantially by using the proceeds which were obtained from such offering.

      The purchase price shall be adjusted downward by 3 times the amount, if any, that the earnings before taxes, depreciation for the first full 12 months after the effective date is less than Cdn$1,000,000 to a maximum downward adjustment of Cdn$3,000,000. The adjustment will be made, at the option of the sellers, by reduction of any consideration remaining unpaid, by reducing the balance owing in respect of any promissory note payable by Chell Merchant Capital Group and us to the sellers and canceling such promissory note if fully paid, by payment of cash to Chell Merchant Capital Group, or by returning to Chell Merchant Capital Group any share consideration equivalent in dollar terms calculated by using the share price of US$1.00 per share with a currency exchange rate of Cdn$1.58 per US dollar.

      The exchangeable shares are exchangeable into shares of our common stock on a one for one basis upon the occurrence of certain events and have the same voting rights in us as if the exchangeable shares were exchanged for our common stock. In addition, the exchangeable shares were deposited in escrow in connection with the closing of the transaction and will not be released until our shareholders ratify the Logicorp transaction and approve the issuance of the shares of our common stock issuable upon the exchange of the exchangeable shares. While the exchangeable shares are in escrow, the holders of the exhangeable shares are not entitled to vote, transfer, exchange or encumber such shares, nor are they entitled to dividends.

      The exchangeable shares are exchangeable on a one-for-one basis for shares of our common stock at any time after the filing of a registration statement with the Securities and Exchange Commission pursuant to a Registration Rights Agreement. The Registration Rights Agreement by and between us and the holders of all of the issued and outstanding shares of Logicorp Data Systems and Logicorp Service Group requiring us to file a registration statement for 2,677,500 shares of our common stock within 6 months after the effective date and for a further 2,677,500 shares of its common stock within 1 year after the effective date.

      The issuance of shares of our common stock issuable upon the conversion of the 5,355,000 exchangeable shares of our wholly-owned subsidiary Chell Merchant Capital Group pursuant to the Logicorp transaction is subject to the approval by a majority of votes cast at our shareholders' annual meeting.

      Private Placement.

      a) Pursuant to a Private Placement Memorandum, dated December 1, 2001, we conducted an offering to raise a maximum of US$8,000,000, consisting of 8% promissory notes which were convertible into shares of common stock. The 8% convertible promissory notes offering has closed. Pursuant to such offering, we raised $4,154,880 in convertible debt. All of the investors in the 8% promissory notes offering have voluntarily converted their promissory notes, including accrued interest, into shares of our common stock, to be issued upon shareholder approval. Such conversion will result in the issuance of 4,373,558 shares of our common stock, which represents approximately 19.46% of our issued and outstanding shares of common stock as of May 31, 2002. Such percentage assumes the approval by the shareholders of the issuance of shares of our common stock pursuant to the Logicorp transaction, the issuance of shares of our common stock pursuant to the conversion of the 8% convertible promissory notes and the issuance of shares of our common stock pursuant to the conversion of two promissory notes issued by us.

      We financed the acquisition of Logicorp in part by using the proceeds which were obtained from the 8% convertible promissory notes offering. The net proceeds from such offering were also used for debt repayment, a merger fee to the placement agent of such offering, and will be used for working capital and expenses.

      b) Pursuant to a Private Placement Memorandum, dated April 15, 2002, we conducted a private offering of shares of our common stock at a price of $1 per share. As of the date of this Prospectus, we have received and accepted $890,000 pursuant to such offering.

      Shaar Fund Transaction. We entered into a Securities Exchange Agreement with The Shaar Fund Ltd. Pursuant to the Securities Exchange Agreement, we and Shaar have exchanged 389,610 shares of Series A 6% Convertible Preferred Stock of Wareforce.com, Inc., par value $0.01 per share for 389,610 shares of our Series B Convertible Preferred Stock, par value $.01 per share having the designations, preferences and rights set forth in our Certificate of Designation of Series B Convertible Preferred Stock in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. We entered into the Shaar Fund Securities Exchange Agreement partly for the purpose to induce The Shaar Fund to invest in the 8% convertible promissory notes offering. In addition, the Securities Exchange Agreement furthers our potential interest and further involvement in an equity interest in Wareforce.com, Inc. The Shaar Fund has invested an aggregate of $660,000 in the 8% convertible promissory notes offering.

      The shares of the Wareforce.com, Inc. Series A 6% Convertible Preferred Stock are convertible at the option of the holder into shares of Wareforce common stock. Pursuant to the Series A 6% Convertible Preferred Stock Certificate of Designation, the convertible shares are convertible into 3,896,100 shares of common stock of Wareforce.com, Inc.

      In consideration for the Wareforce.com, Inc. Preferred Stock, we have issued 389,610 shares of the our Series B Convertible Preferred Stock, which is convertible into shares of our common stock at the option of the holders at any time at a conversion price per share of US$1.00 and provides for mandatory conversion of the preferred stock into shares of our common stock on January 22, 2005. Pursuant to the certificate of designation, the convertible shares are convertible into 3,896,100 shares of our common stock.

      Wareforce.com, Inc. provides computer-related technical services, support, hardware and software that clients need to design, develop, manage and maintain their data processing and information systems. The company believes that its approach to the market for information technology is to be a diversified information technology organization and to develop a complete single-source solution for all information technology requirements. Wareforce.com, Inc.'s address is 2361 Rosecrans Ave., Suite 155, El Segundo, CA 90245.

      We entered into a non-binding expression of interest, dated October 25, 2001, concerning this proposed merger. We are in the process of negotiating a definitive agreement with Wareforce.com, Inc. but the terms of the transaction have yet to be finalized. The terms of the definitive agreement to purchase the business and assets of Wareforce.com, Inc. are currently being negotiated with a purchase price in the range of $1.5 million to $3 million, consisting of cash and stock. There can be no assurance when or if we will consummate such a transaction, what the terms of such transaction will be or if any such transaction is consummated, that it will be successful.

      Triton Private Equities Fund Transaction. Triton Private Equities Fund, L.P. was the beneficial owner of 64,395 shares of Series "A" 6% Convertible Preferred Stock of Wareforce.com, Inc., a Nevada corporation, par value $0.001 per share. Pursuant to a Securities Exchange Agreement, Triton Private Equities Fund exchanged the Wareforce.com, Inc. Preferred Stock for shares of our Series B Preferred Stock upon the terms and conditions set forth in the Triton Securities Exchange Agreement. We entered into the Triton Securities Exchange Agreement partly for the purpose to induce Triton Private Equities Fund to invest in the 8% convertible promissory notes offering. In addition, the Securities Exchange Agreement furthers our potential interest and further involvement in an equity interest in Wareforce.com, Inc. Triton Private Equities Fund has invested an aggregate of $140,000 in the 8% convertible promissory notes offering.

      Pursuant to the Securities Exchange Agreement, we and Triton Private Equities Fund have agreed to exchange all of the Wareforce.com, Inc. Preferred Stock owned by Triton Private Equities Fund for 64,395 shares of our Series B Convertible Preferred Stock, par value $.01 per share having the designations, preferences and rights set forth in our Certificate of Designation of Series B Convertible Preferred Stock, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. We and Triton Private Equities Fund have agreed to this share exchange upon substantially the same terms and conditions as set forth in the above discussion of the share exchange between us and The Shaar Fund.

      The shares of the Wareforce.com, Inc. Series A 6% Convertible Preferred Stock which we acquired from Triton Private Equities Fund are convertible at the option of the holder into shares of Wareforce.com, Inc. common stock. Pursuant to the Series A 6% Convertible Preferred Stock Certificate of Designation, the convertible shares are convertible into 643,950 shares of common stock of Wareforce.com, Inc. The Wareforce.com, Inc. Certificate of Designation has a conversion limitation with respect to the Wareforce.com, Inc. Preferred Stock such that the holder does not have the right to convert all or any portion of the Series A Preferred Stock if such conversion would result in the holder being deemed a "beneficial owner" of more than 5% of the then outstanding common shares of Wareforce.com, Inc.

      In consideration for the Wareforce.com, Inc. Preferred Stock which we acquired from Triton Private Equities Fund, we have issued 64,395 shares of our Series B Convertible Preferred Stock, which is convertible into shares of our common stock at the option of the holders at any time at a conversion price per share of US$1.00 and provides for mandatory conversion of the preferred stock into shares of our common stock on January 22, 2005. Pursuant to the certificate of designation, the convertible shares are convertible into 643,950 shares of our common stock.

      Pursuant to the Shaar Securities Exchange Agreement and the Triton Securities Exchange Agreement, we have acquired all of the issued and outstanding shares of Wareforce.com, Inc. preferred stock. In consideration for all of the issued and outstanding shares of the Wareforce.com, Inc. Preferred Stock, we issued a total of 454,005 shares of our Series B Preferred Stock. The value of the consideration of such stock is approximately $109,000.

      Such shares are convertible into an aggregate of 4,540,050 shares of Wareforce.com, Inc. common stock. However, the Wareforce.com, Inc. Certificate of Designation has a conversion limitation with respect to the Wareforce.com, Inc. Preferred Stock such that the holder does not have the right to convert all or any portion of the Series A Preferred Stock if such conversion would result in the holder being deemed a "beneficial owner" of more than 5% of the then outstanding common shares of Wareforce.com, Inc. Accordingly, based upon the conversion of such number of shares that would result in us being a 4.99% owner of the issued and outstanding common stock of Wareforce.com, Inc., we may convert such number of shares of Preferred Stock which will result in the ownership of 672,483 shares of common stock of Wareforce.com, Inc. Such ownership represents 26.2% beneficial ownership of the Wareforce issued and outstanding common stock.

      VC Advantage Limited Transaction. On October 12, 2000, we issued a convertible debenture in the amount of US$3,000,000 to VC Advantage Limited Partnership. On November 30, 2000, VC Advantage Limited Partnership assigned the convertible debenture to Canadian

Advantage Limited Partnership. A total of US$1,700,000 had been advanced to us in 2000. Effective September 2001, the convertible debenture was converted into the following:

      (i) we issued a promissory note in the principal amount of $1,365,100 to Canadian Advantage Limited Partnership; and

      (ii) we issued a promissory note in the principal amount of $504,900 to Advantage Bermuda Fund Ltd.

Conversion of the Canadian Advantage Limited Partnership Promissory Note

      Pursuant to a conversion agreement, as of March 28, 2002, in full satisfaction of the Canadian Advantage Limited Partnership promissory note, we agreed to issue 1,314,000 shares of our common stock immediately and 442,145 shares of our common stock upon the approval of our shareholders at our annual shareholders' meeting.

Conversion of the Advantage Bermuda Fund Ltd. Partnership Promissory Note

      Pursuant to a conversion agreement, as of March 28, 2002, in full satisfaction of the Advantage Bermuda Fund Ltd. promissory note, we agreed to issue 486,000 shares of our common stock immediately and 163,533 shares of our common stock upon the approval of our shareholders at our annual shareholders' meeting.

Planned Future Activities

      Going forward, we intend to focus upon continuing to grow our systems integration business and our interactive entertainment operations.

Partially Owned Subsidiaries

Engyro

      Engyro is the surviving legal entity resulting from the merger of R Home Funding Co. Ltd., a Nevada corporation and its wholly owned Delaware subsidiary, Engyro, Inc. Its headquarters are located in Shelton, Connecticut. We own approximately 8% of the stock of Engyro and the remaining equity of the company is owned by private venture capitalists and Engyro's management. Revenues began in Engyro's third quarter of its last fiscal year.

      Engyro is a financial transaction engine designed to support the high demands created by rapid growth in the Application Service Provider industry. Engyro is focusing on providing the critical back end administrative services for the Application Service Provider industry. Our management believes that this will allow integration of the billing, payment, disbursement, and settlement functions for Application Service Provider companies. Engyro has custom designed its system to enable simplification of the complex economic variables of delivery, measurement and payment, with full reconciliation and posting directly to the accounting systems of all parties in the Application Service Provider transaction. Engyro intends to strategically deploy its service offering to give efficient and flexible local service to the Application Service Providers', Independent Software Vendors and Network Service Providers. Engyro's platform is flexible enough to allow it to grow into other market areas such as business-to-business and e-commerce.

      Engyro's primary market is the Application Service Provider marketplace. Most Application Service Providers have yet to develop sophisticated and integrated accounting systems and backroom capabilities, and typically outsource non-core operations. Engyro proposes to approach potential customers and work with them to design creative solutions for their billing and payment needs. Engyro also intends to approach Independent Software Vendors to market Engyro's ability to enable them to transition to an e-commerce platform to take advantage of new distribution channels in the Application Service Providers. Engyro intends to approach Independent Software Vendors and Network Service Providers and seek to assist them in their provision of Application Service Provider value-added services to their core offering. Engyro intends to reach its target market in the following ways:

      1. Indirectly by offering Independent Software Vendors a secure method to enable Application Service Providers alternative subscription software rental-models through the remote management of the payment process; and

      2. Through strategic partnerships/marketing relationships with software metering/monitoring companies, billing companies, accounting software providers, Data Centers, and other components of the community of Application Service Provider elements.

cDemo

      cDemo is a start up company that was incorporated in the State of Delaware in February 2000. The head office is located at 236B Broadway, Chico, California, 95926 and there is a satellite office located at 114, 1215 - 13th Street SE, Calgary, Alberta. We own 14.3% of the stock of cDemo and the remainder of the company's stock is distributed as follows: private venture capitalists (22.32%); cDemo's management and employees (59.82%), none of whom are affiliated with us. Allan Chell, Cameron Chell's brother, is a Director and principal shareholder of cDemo and its Vice-President of Strategic Development. cDemo has not commenced operations yet.

      cDemo plans to position itself as a trusted and unbiased electronic assessment and listing service. To perform a standardized electronic assessment and listing, cDemo has researched and developed an assessment methodology that is capable of "commoditizing" products, and displaying them in a format that is easy to both read and view. cDemo's unique consortium of technology partners are producing a technological system that our management believes will be capable of tailoring the cDemo electronic assessment to industry and partner requirements. The assessment software will be loaded into a rugged, handheld tablet. cDemo plans to use this tablet device to collect and transmit an electronic demonstration based on an Internet connection to the cDemo backend database.

      cDemo's first target industry is used vehicle sales. In order for the automotive industry and Internet-based automotive companies to access the multi-billion dollar used vehicle industry, cDemo intends to provide the nationwide electronic assessment and listing infrastructure necessary for this to occur and intends to generate revenue from service providers, trade-ins, on-site volume assessments, lease returns, advertising, and data mining.

      The cDemo electronic assessment service will include:

o     An unbiased and detailed 100 plus point assessment.

o     Multiple digital photographs of the vehicle.

o A computer generated assessment report, book value, and rating of the vehicle.

o A one-stop upload listing service to automotive and classified advertisement websites.

      cDemo's third party information will enable consumers to buy, sell, trade-in, and complete finance, insurance, and extended warranty contracts online, not all of which is possible today.

      In order to establish the nationwide assessment and listing infrastructure, cDemo plans to foster business alliances with nationwide quick lube chains and other service stations; newspapers, photo buy publications, and Internet based classifieds; automobile finance, insurance and extended warranty companies; and automotive dot-com businesses. cDemo has no current business operations and as at the date hereof, cDemo has not entered into any agreement with third parties and there can be no assurance that cDemo will be able to do so in the future.

      Competition

      The market for merchant capital services, interactive entertainment services and electronic/online products and services is rapidly evolving and highly competitive. Although we believe that the diverse segments of the interactive entertainment and venture capital services markets will provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments. Competitors include a wide variety of companies and organizations, including venture capitalists, interactive entertainment providers, Internet software, content, service and technology companies, telecommunication companies, cable companies and equipment/technology suppliers.

      Our Merchant Capital Group subsidiary operates in the venture capital market and competes with several similar organizations. Despite having different business models and strategic outlooks than our Merchant Capital Group subsidiary, our management believes that the following companies represent our Merchant Capital Group subsidiary's primary competition:

1. CMGI: Based in Andover, Massachusetts, CMGI creates and manages the most diverse network of Internet companies in the world. It is a company constructed of various companies in the following industries:
      Advertising/Marketing, Content & Community, E-commerce and Enabling Technologies. CMGI's portfolio consists of more than 60 companies, most of which are market or segment leaders;

2. Internet Capital Group: Based in San Francisco, Internet Capital Group, which we refer to as

      ICG, is an Internet holding company actively engaged in business-to-business e-commerce through a network of partner companies. ICG has a network of over 60 companies. The strategy of the company is to integrate its holdings and interests into a collaborative network that leverages knowledge and resources; and

3. Softbank: Based in Tokyo and California, Softbank is perhaps the largest Internet market force in the world. Softbank has a global presence and powerful global strategic partnerships. The company has established a worldwide presence by leveraging strategic alliances with subsidiaries such as Softbank Capital Partners (US$1.35 billion), and Softbank Technology Group. Softbank has ownership positions in over 120 Internet companies.

      Our NTN Interactive Network subsidiary operates in the interactive entertainment services industry. In 1996, we became aware of a new entertainment system, Sports Active, attempting to enter the hospitality market. Sports Active offers only two programs, a football game and a trivia game. While it is visually entertaining, it requires audio and we believe this is a significant drawback in the restaurant environment in which it is being marketed. We have not found this to be a significant competitive entry.

      With the entrance of motion picture, cable and TV companies, competition in the interactive entertainment and multimedia industries will likely intensify in the future.

      GalaVu's competition includes other interactive in-room entertainment providers. With the development of new satellite technologies, and the increasing speed of network connections, GaluVu expects the competition to develop new services. These new services may include digital programming on demand, enhanced hotel concierge services, billing presentment and settlement, and others. GaluVu expects that new technologies will lead to intensifying competition in the future.

      Engyro's competition includes financial institutions that are pursuing online settlement, disbursement, and clearing services. While there are numerous online financial institutions, most are focused on the consumer end of the market, offering products and services aimed at allowing consumers to complete banking activities online. In addition, many competitors exist within the Application Service Provider financial supply chain, each offering a different set of services that in conjunction allow Application Service Provider services to be offered. We believe that there is currently no direct competition to Engyro as no other financial transaction company is focused exclusively on the Application Service Provider market.

      cDemo's competition includes assessment services, newspaper classified advertisement and related services, photo buy and sell publications, Internet-based automobile description and search organizations, and Internet-based automobile sales organizations. We believe that these organizations exist within a highly fragmented market each playing a role in the overall assessment and vehicle transaction process. We believe that cDemo is unique within the marketplace in that it acts as an independent and unbiased collector of information that is presented for the benefit of all participants in the used vehicle marketplace.

Employees

      We have 182 employees in the nine operating subsidiaries, consisting of 8 executives, 3 general managers, 46 salespersons, 41 persons involved in technical services, 5 involved in graphic development, 6 in marketing, 23 individuals involved in administration, 16 individuals involved in finance and accounting, 2 individuals involved in research and development, 31 individuals involved in information services and 1 individual involved in investor relations. We believe that our staff is adequate for our anticipated needs.

Description of Property

      We own an approximately 25,000 square foot parcel of land, located at 14 Meteor Drive in Toronto, Ontario, on which stands a 12,500 square foot, one story building. Our NTN Interactive Network subsidiary presently utilizes this building as our principal place of business.

      We also own an approximately 29,000 square foot parcel of land, located at 10 Meteor Drive, Toronto, Ontario, on which stands a 14,000 square foot, two story building.

      The property located at 10 Meteor Drive in Toronto, Ontario, as well as the property located at 775 Pacific Road, Oakville, Ontario, has been financed through a Matched Fund Term Loan, with the Royal Bank of Canada, dated April 24, 1998. The principal balance outstanding regarding these two properties, as at August 31, 2001 was Cdn$1,206,478. Our former subsidiary, Magic Lantern, is entitled to lease the space which it currently occupies at this property for rent in the amount of $7,300 per month for a period of 6 months following the March 18, 2002 closing of the sale of Magic Lantern.

      GalaVu leases 8,619 square feet of office space in a building located at 3790 - 3820 Victoria Park Avenue, North York, Ontario, which lease expires on October 31, 2002 ($77,729 annually). GalaVu is also a guarantor of a lease dated September 22, 1999 between 151516 Canada Inc. and XON Digital Communications Limited for a 3,500 square foot premises located in Halifax, Nova Scotia ($39,130 annually).

      Our Merchant Capital Group subsidiary leases 12,043 square feet of office space in Suites 301, 500 and 700 in a building located at 630 - 8th Avenue S.W. Calgary, Alberta, T2P 1G6. The combined annual rent of the three suites is Cdn$202,087.

      We believe that our facilities and those of our subsidiaries are adequate for their present requirements.

Legal Proceedings

      Set forth below is a description of material pending litigation to which we are a party.

      1. (a) On June 12, 1992, we, together with NTN Communications, Inc. and NTN Interactive Network, commenced a lawsuit against Interactive Network, Inc. and its president,

David Lockton, in the Federal Court of Canada, Trial Division, in Montreal, Quebec, under the title NTN Communications, Inc., NTN Sports, Inc. and NTN Canada, Inc. v. David Lockton and Interactive Network, Inc.

      We are seeking a declaration of non-infringement with respect to Canadian Patent No. 1,274,903 held by Interactive Network, and to establish that we, NTN Communications, Inc. and NTN Interactive Network have properly done business in Canada since the fall of 1986.

      The basis for our claim is that the systems we used to produce interactive programming are not within the scope of the claims of Interactive Network's Patent. We thereafter amended our complaint to include a claim of invalidity of the Patent based upon untrue and materially misleading claims made by Interactive in its petition for the Patent. Except for the aforementioned pleadings, no proceedings or discovery have been undertaken in our action.

      (b) Subsequent to the commencement of our action, and on June 18, 1992, Interactive Networks commenced a lawsuit against us, NTN Communications, Inc and NTN Interactive Network in the Federal Court of Canada, Trial Division, Montreal, Quebec, under the titled Interactive Network, Inc. v. NTN Communications, Inc., NTN Sports, Inc. and NTN Canada, Inc. This action alleges that Interactive Networks granted NTN Communications, Inc. the right to use Interactive Network's Patent, which right NTN Communications then improperly licensed to us and NTN Interactive Network. Interactive Networks alleges that the license agreement between NTN Communications, Inc. and us and NTN Interactive Network infringes upon Interactive Network's Patent. The action seeks a declaration of the validity of Interactive Network's Patent, an injunction restraining us from further infringement, and either damages (in an unspecified amount) or an accounting of profits derived from certain games used in Canada. Except for the aforementioned pleadings, no proceedings or discovery have been undertaken in the this action.

      We believe that the licenses granted to us by NTN Communications, Inc. are valid and that the patent infringement claims underlying the Interactive action will ultimately be proven to be unfounded. We intend to vigorously defend our position in the Interactive action and to prosecute our position in our action; however, there can be no assurance that any or all of these actions will be decided in our favor. We believe, based in part upon the advice of outside, independent counsel, that the costs of defending and prosecuting these actions will not have a material adverse effect upon our financial position.

      In its Quarterly Report on Form 10-Q, for the quarter ended September 30, 1996, NTN Communications, Inc. stated that "[w]ith the courts [sic] assistance, [NTN Communications, Inc.] and [Interactive] have been able to reach a resolution of all pending disputes in the United States and have agreed to private arbitration regarding any future licensing, copyright or infringement issues which may arise between the parties." The disputes referred to in the NTN Communications, Inc. Form 10-Q involved litigation in the United States involving allegations similar to the allegations underlying our action and the Interactive action. In the NTN Communications, Inc. Form 10-Q, NTN Communications, Inc. also noted that "no substantive action has been taken in the furtherance of our action or the Interactive action".

      2. Canada Customs and Revenue Agency is currently in discussions with us regarding a potential liability with respect to withholding tax on certain amounts paid to NTN Communications, Inc.. No assessment has been made to date by Canada Customs and Revenue Agency. Management believes that it has valid defenses with respect to these matters and accordingly, no amount has been recorded in these financial statements. In the event that such matters are settled in favour of Canada Customs and Revenue Agency, the amounts could be material and would be recorded in the period in which they become determinable.

      We and our property are not a party or subject to any other material pending legal proceedings, other than ordinary routine litigation incidental to our business.

      To our knowledge no other proceedings of a material nature have been or are contemplated against us.

Market Price & Dividends on the Registrant's Common Equity & Related Stockholder Matters

      Our common stock, par value US$.0467 per share, is traded in the over-the-counter market and is quoted on the NASDAQ Small Cap Market under the symbol "CHEL". Set forth below is the range of high and low bid prices (US$) for shares of common stock for each full quarterly period within our three most recent fiscal years and our first and second quarters of the current year. The information reflects inter-dealer prices, without retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions. We have never declared dividends on our stock in our history.

--------------------------------------------------------------------------------
                                            High          Low     Trading Volume
                                           -------------------------------------
                                            (US$)        (US$)
================================================================================
1999 Fiscal Year
           First Quarter                    4.750        1.125       1,385,390
           Second Quarter                   5.375        2.000       4,131,407
           Third Quarter                    3.500        1.375       1,000,982
           Fourth Quarter                   3.000        1.500         874,184
2000 Fiscal Year
           First Quarter                    2.500        1.500         585,270
           Second Quarter                   3.625        1.375       2,109,781
           Third Quarter                    7.875        2.250       3,825,607
           Fourth Quarter                  11.438        3.000       3,323,447
2001 Fiscal Year
           First Quarter                    7.219        3.000         581,689
           Second Quarter                   4.813        1.813         502,712
           Third Quarter                    2.313        0.938       1,811,151
           Fourth Quarter                   1.600        0.870       2,816,087
2002 Fiscal Year
           First Quarter                    1.240        0.550          26,684
           Second Quarter                   1.900        0.530          66,115
           Third Quarter                    2.160        1.320          64,369

      On May 31, 2002, the closing price of the Common Shares on Nasdaq was US$1.32.

      As of the close of business on May 31, 2002, there were 214 holders of record of our Common Stock. We believe that there are approximately 1,100 beneficial holders of Common Stock.

Financial Information

Set forth below is a list of our financial information being furnished in this Registration Statement on Form S-1 pursuant to the instructions to Item 11 (e) to Form S-1 and their respective locations herein.

Financial Statement                                                    Location*

Report of Independent Auditors
     Current .......................................................     F - 1
     Predecessor ...................................................     F - 2
Consolidated Balance Sheets ........................................     F - 3
Consolidated Statements of Operations and Retained Earnings ........     F - 4
Consolidated Statements of Cash Flows ..............................     F - 5
Notes to Consolidated Financial Statements .........................     F - 6
Audited Financial Statements of Logicorp Service Group, Ltd. .......     F - 44
Audited Financial Statements of Logicorp Data Systems, Ltd. ........     F - 62
Audited Financial Statements of 591360 Alberta Ltd. ................     F - 85
Audited Financial Statements of 123557 Alberta Ltd. ................     F - 94
Audited Financial Statements of Engyro .............................     F - 105


*     Page F-1 follows page 76 to this Registration Statement on Form S-1.

Selected Financial Data

      The following table sets forth a summary of selected financial information regarding us and our subsidiaries, consolidated, for each of the five fiscal years ended August 31, 2001 and the six-months ended February 28, 2002 and 2001. The earnings per share amounts, prior to 1998, have been restated as required to comply with Statement of Financial Accounting Standards No. 128 Earnings Per Share ("SFAS 128"). For further discussion of earnings per share and the impact of SFAS 128, see Note 13 to the consolidated financial statements.

          Statement of Operations Data (expressed in Canadian Dollars):

-------------------------------------------------------------------------------------------------------
                                                           Year Ended August 31,
                                   2001            2000            1999           1998*         1997*
                                   Cdn$            Cdn$            Cdn$           Cdn$          Cdn$
=======================================================================================================
Operating revenues              18,222,374      19,107,290      12,823,691     13,404,542    10,351,689
Cost of sales                    6,818,111       7,204,919       4,874,768      5,030,602     3,395,898
Gross profit                    11,404,263      11,902,371       7,948,923      8,373,940     6,955,791
Income (loss) from continuing
operations                      (9,622,841)     (1,466,205)       (744,240)       358,492       609,387
Income (loss) from continuing
operations per share                 (1.15)           (.51)           (.28)           .14          0.25
Weighted average number of
Shares outstanding               8,393,589       2,873,042       2,635,050      2,550,805     2,441,992
=======================================================================================================

* The 1998 and 1997 comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 2001 consolidated financial statements.

                                     Six-month period ending   Six-month period ending
                                     February 28, 2002         February 28, 2001

--------------------------------------------------------------------------------------
Operating Revenue                         $ 15,640,889              $ 6,915,927
--------------------------------------------------------------------------------------
Cost of Sales                               11,312,447                2,599,049
--------------------------------------------------------------------------------------
Gross Profit                                 4,328,442                4,316,878
--------------------------------------------------------------------------------------
Income (loss) from continuing
operations                                  (2,865,603)              (6,193,521)
--------------------------------------------------------------------------------------
Income (loss) from continuing
operations per share                              (.26)                    (.74)
--------------------------------------------------------------------------------------
Weighted average number of shares           10,976,487                8,356,045
outstanding
--------------------------------------------------------------------------------------

Balance sheet data

      As at August 31:

                            2001          2000          1999          1998          1997
-------------------------------------------------------------------------------------------
Total assets             16,225,003    17,220,211    14,546,003    15,802,359    14,287,602
-------------------------------------------------------------------------------------------
Long-term obligations     5,943,512     4,436,213     2,216,675     2,840,218     2,185,249
-------------------------------------------------------------------------------------------
Shareholders' equity      2,248,128     9,383,419    10,792,767    11,033,178     9,488,648
-------------------------------------------------------------------------------------------

      As at February 28, 2002

--------------------------------------------------------------------------------
Total assets                                                          38,870,764
--------------------------------------------------------------------------------
Long-term obligations                                                 28,813,124
--------------------------------------------------------------------------------
Shareholders' equity                                                  10,057,640
--------------------------------------------------------------------------------

           Management's Discussion & Analysis of Financial Condition &
                             Results of Operations

Introduction

      Our consolidated financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the U.S. ("U.S. GAAP"). The information contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations is expressed in Canadian dollars. The following discussion should be read in conjunction with the consolidated financial statements, and notes thereto, included in this document.

Results of Operations

      Year Ended August 31, 2001 Compared to Year Ended August 31, 2000

      Revenues. Revenues from network services for the 2001 Fiscal Year were $6,300,891, compared to $6,345,552 for our fiscal year ended August 31, 2000 (the "2000 Fiscal Year"), a decrease of $44,661 or 0.7%. The number of hospitality sites decreased slightly between the 2001 and 2000 fiscal years.

      Revenues from Pay-tv for the 2001 Fiscal Year were $6,651,913, compared to $6,517,940 for our 2000 Fiscal Year, an increase of $133,973 or 2.1%. The increase is the result an increase in the buy-rate experienced in the rooms, due to more "blockbuster" movie titles.

      Revenues from event programming for the 2001 Fiscal Year were $403,993, compared to $500,168 for the 2000 Fiscal Year, a decrease of $96,175 or 19.2%. The decrease was due to a decreased number of corporate events hosted, both in Canada and abroad, in 2001 when compared to the number of events hosted in 2000.

      Revenues from ad sponsorship were $231,991 for the 2001 Fiscal Year, compared to $675,532 for the 2000 Fiscal Year, a decrease of $443,541 or 65.7%. The decrease was the result of a decrease in the number and size of corporate sponsors over the level experienced in the previous period.

      Revenues from video and software sales were $3,113,725 for the 2001 Fiscal Year, compared to $3,702,801 for the 2000 Fiscal Year, a decrease of $589,076 or 15.9%. Decreased levels of funding by all levels of government have resulted in tighter budget constraints placed upon educational bodies, and as a result, sales of educational material have fallen. In addition, the demand for analog or VHS formats is decreasing, yet the demand for the digital formats has not increased at the same rate.

      Revenues from video dubbing were $682,870 for the 2001 Fiscal Year compared to $717,596 for the 2000 Fiscal Year, a decrease of $34,726 or 4.8%. The decrease can be attributed to stabilization in the local customer base after our former Magic Lantern subsidiary and its subsidiaries' relocation in late fiscal 1998 and the focus towards more internal production, thus resulting in a lesser push towards external revenue sources.

      Revenues from digital encoding were $820,396 for the 2001 Fiscal Year, compared to $539,815 for the 2000 Fiscal Year, an increase of $280,581 or 52.0%. The increase can be attributed to increased demand for digital services and the increased capacity in the production lab.

      Other revenues were $16,595, compared to $107,886 for the 2000 Fiscal Year, a decrease of $91,291 or 84.6%.

      As a result of the foregoing, our total revenues in the aggregate were $18,222,374, compared to $19,107,290 for the 2000 Fiscal Year, a decrease of $884,916 or 4.6%.

      Cost of Sales. Cost of Sales for network services for the 2001 Fiscal Year were $2,384,303, compared to $2,160,351 for the 2000 Fiscal Year, an increase of $223,952 or 10.4%. The number of hospitality sites outstanding in 2001 compared to the number outstanding in 2000 decreased, however we are billed by NTN Communications, Inc. in United States dollars and the increase in cost of sales resulted from a weaker Canadian dollar in the 2001 Fiscal year ($1.5284 for the 2001 Fiscal Year compared to $1.4714 for the 2000 Fiscal Year). As a percentage of our total revenues, such costs increased to 13.1% for the 2001 Fiscal Year from 11.3% for the 2000 Fiscal Year.

      Pay-tv costs were $2,937,189 for the 2001 Fiscal Year, compared to $2,919,417 for the 2000 Fiscal Year, an increase of $17,772 or 0.6%. Even though revenue increased, we are receiving lower cable costs than experienced in the 2000 Fiscal Year, thus offsetting increased promotion and royalty costs. As a percentage of our total revenues, such costs increased to 16.1% for the 2001 Fiscal Year from 15.3% for the 2000 Fiscal Year.

      Event programming costs were $255, compared to $23,819 for the 2000 Fiscal Year, a decrease of $23,564 or 98.9%. The decrease was commensurate with the decrease in the number of events hosted in event programming revenues and decreased costs resulting from the events being client run and not performed by us.

      Advertising sponsorship costs were nil, compared to $93,496 for the 2000 Fiscal Year. The decrease was the result of decreased costs associated with restructuring of the department.

      Video and software costs in aggregate were $1,249,851, compared to $1,625,885 for the 2000 Fiscal Year, an decrease of $376,034 or 23.1%. The decrease corresponds to the decrease in revenue as discussed above. As a percentage of our total revenues, these costs have fallen to 6.9% in the 2001 Fiscal Year from 8.5% in the 2000 Fiscal Year.

      Video dubbing costs were $244,670, compared to $157,289 for the 2000 Fiscal Year, an increase of $87,381 or 55.6%. The increase can be attributed to a higher cost of tape and case. As a percentage of our total revenues, these costs have risen to 1.3% in the 2001 Fiscal Year from 0.8% in the 2000 Fiscal Year.

      Digital encoding costs were $1,843 for the 2001 Fiscal Year, compared to $111,657 for the 2000 Fiscal Year, a decrease of $109,814 or 98.3%. The decrease is the result of digital encoding materials being supplied by customers.

      As a result of the foregoing, our total cost of sales was $6,818,111, compared to $7,204,919 for the 2000 Fiscal Year, a decrease of $386,808 or 5.4%. Total gross margins increased to 62.6% in the 2001 Fiscal Year from 62.3% in the 2000 Fiscal Year.

      Expenses. Selling, general and administrative expenses for the 2001 Fiscal Year were $16,250,171, compared to $10,726,556 for the 2000 Fiscal Year, an increase of $5,523,615 or 51.5%. The increase was caused by the addition of the Chell Merchant Capital Group and Chell.com (USA). Chell Merchant Capital Group's and Chell.com (USA)'s selling, general and administration expenses for the 2001 Fiscal Year were $5,452,378 and $121,715 respectively (There are no comparative figures for the 2000 Fiscal Year). There were increased consulting, legal and accounting fees of $298,556, $819,215 and $302,739 respectively. These increased due to the acquisition and the increased reporting requirements for the Quarterly reviews. There were also increased operating costs due to the addition of the two new companies, such as; communications ($202,531), rent and utilities ($117,649), travel ($992,595), office supplies ($100,023). Also there was increased advertising and promotion ($418,557) and investor and public relations ($492,846) associated with the two new companies. In addition there was an increase in salaries and benefits of $1,762,128. These staffing levels have been reduced and these costs should not be incurred in the next fiscal year. As a whole, Chell Merchant Capital Group and Chell.com (USA) attributed for the increase in selling, general and administrative expenses, however these costs have been dramatically decreased and should not occur with our current company structure in the next fiscal year. As a percentage of our total revenues, total selling, general and administrative expenses increased to 89.2% for the 2001 Fiscal Year from 56.1% for the 2000 Fiscal Year.

      Write-off of leaseholds was $355,560 for the 2000 Fiscal Year. Chell Merchant Capital Group experienced the one-time write-offs.

      Bad debts expense was $171,407, compared to $140,090 for the 2000 Fiscal Year, an increase of $31,317 or 22.4%. The increase resulted from an increase in the allowance for doubtful accounts. As a percentage of our total revenues, such costs increased to 0.9% for the 2001 Fiscal Year from 0.7% for the 2000 Fiscal Year.

      Interest and bank charges for the 2001 Fiscal Year were $881,398, compared to $282,085 for the 2000 Fiscal Year, an increase of $599,313 or 212.5%. The increase was the result of the increased debt levels associated with the purchase of Richard Wolff Enterprises, and the increased debt for the promissory note and convertible debenture. As a percentage of our total revenues, such costs increased to 4.8% for the 2001 Fiscal Year from 1.5% for the 2000 Fiscal Year.

      Depreciation and amortization for the 2001 Fiscal Year were $3,040,407, compared to $2,249,321 for the 2000 Fiscal Year, an increase of $791,086 or 35.2%. This increase is the result of depreciation on the capital asset additions in 2001, and the addition of our Chell Merchant Capital Group subsidiary ($431,697). As a percentage of our total revenues, such costs increased to 16.7% for the 2001 Fiscal Year from 11.8% for the 2000 Fiscal Year.

      Net Income/Loss. As a result of all of the above, our net loss for the 2001 Fiscal Year was $11,226,225 compared to net loss of $2,323,621 for the 2000 Fiscal Year, a change of $8,902,604. This represents a decrease in net income as a percentage of total revenues to (61.6%) in the 2000 Fiscal Year from (12.2%) in the 2000 Fiscal Year.

Year Ended August 31, 2000 Compared to Year Ended August 31, 1999

      Revenues. Revenues from network services for the 2000 Fiscal Year were $6,345,552, compared to $6,607,915 for our fiscal year ended August 31, 1999 (the "1999 Fiscal Year"), a decrease of $262,363 or 4.0%. The revenue earned from playmaker repairs and maintenance performed by us for NTN Communications during the 2000 Fiscal Year was $57,387 compared to $184,356 for the 1999 Fiscal Year, a decrease of $126,969. In addition the 1999 Fiscal Year included a one time sale that resulted in a variance of $134,630. The remaining revenues are relatively constant between years due to the number of hospitality sites remaining at the same level between the 2000 and 1999 fiscal years.

      Revenues from Pay-tv for the 2000 Fiscal Year were $6,517,940. There is no comparative revenue for the 1999 Fiscal Year as the revenue comes from our GalaVu subsidiary, which was acquired in Fiscal 2000.

      Revenues from event programming for the 2000 Fiscal Year were $500,168, compared to $527,740 for the 1999 Fiscal Year, a decrease of $27,572 or 5.2%. The decrease was due to a decreased number of corporate events hosted, both in Canada and abroad, in 2000 when compared to the number of events hosted in 1999.

      Revenues from ad sponsorship were $675,532 for the 2000 Fiscal Year, compared to $308,602 for the 1999 Fiscal Year, an increase of $366,930 or 119.0%. The increase was the result of an increase in the number and size of corporate sponsors over the level experienced in the previous period.

      Revenues from video and software sales were $3,702,801 for the 2000 Fiscal Year, compared to $4,033,980 for the 1999 Fiscal Year, a decrease of $331,179 or 8.2%. Decreased levels of funding by all levels of government have resulted in tighter budget constraints placed upon educational bodies, and as a result, sales of educational material have fallen. In addition, the demand for analog or VHS formats is decreasing, yet the demand for the digital formats has not increased at the same rate.

      Revenues from video dubbing were $717,596 for the 2000 Fiscal Year compared to $691,156 for the 1999 Fiscal Year, an increase of $26,440 or 3.8%. The increase can be attributed to stabilization in the local customer base after our former Magic Lantern subsidiary and its subsidiaries' relocation in late fiscal 1998.

      Revenues from digital encoding were $539,815 for the 2000 Fiscal Year, compared to $462,742 for the 1999 Fiscal Year, an increase of $77,073 or 16.7%. The increase can be attributed to increased demand for digital services and the increased size in the production lab.

      Other revenues, which consisted primarily of revenue from installation services, Internet services and interest income, were $107,886, compared to $191,556 for the 1999 Fiscal Year, a decrease of $83,670 or 43.7%. Installation services revenue was constant due to a constant number of sites and interest income was constant due to the short-term investments remaining at a consistent level. The change in other revenues arose primarily from Internet services; $2,301 for the 2000 Fiscal Year compared to $98,959 for the 1999 Fiscal Year, a decrease of $96,658. Internet services are no longer being provided.

      As a result of the foregoing, our total revenues in the aggregate were $19,107,290, compared to $12,823,691 for the 1999 Fiscal Year, an increase of $6,283,599 or 49.0%.

      Cost of Sales. Cost of Sales for network services for the 2000 Fiscal Year were $2,160,351, compared to $2,353,705 for the 1999 Fiscal Year, a decrease of $193,354 or 8.2%. The number of hospitality sites outstanding in 2000 compared to the number outstanding in 1999 was constant, however we are billed by NTN Communications, Inc. in United States dollars and a $29,850 decrease in cost of sales resulted from a stronger Canadian dollar in the 2000 Fiscal year ($1.4714 for the 2000 Fiscal Year compared to $1.4949 for the 1999 Fiscal Year). As a result of the decreased revenue from playmaker repairs, the associated cost of sales decreased by $82,654. As a percentage of our total revenues, such costs decreased to 11.3% for the 2000 Fiscal Year from 18.4% for the 1999 Fiscal Year.

      Pay-tv costs were $2,919,417 for the 2000 Fiscal Year. There are no comparative figures for the 1999 Fiscal Year. The Pay-tv costs as a percentage of our total revenues were 15.3%.

      Event programming costs were $23,819, compared to $24,650 for the 1999 Fiscal Year, a decrease of $831 or 3.4%. The decrease was commensurate with the decrease in the number of events hosted in event programming revenues. As a percentage of our total revenues, such costs decreased to 0.1% for the 2000 Fiscal Year from 0.2% for the 1999 Fiscal Year.

      Advertising sponsorship costs were $93,496, compared to $61,255 for the 1999 Fiscal Year, an increase of $32,241 or 52.6%. The increase was the result of increased marketing campaigns and its associated costs. As a percentage of our total revenue such costs remained constant at 0.5% for the 2000 Fiscal Year compared to the 1999 Fiscal Year.

      Video and software costs in aggregate were $1,625,885, compared to $1,709,626 for the 1999 Fiscal Year, a decrease of $83,741 or 4.9%. The decrease corresponds to the decrease in revenue as discussed above. As a percentage of our total revenues, these costs have fallen to 8.5% in the 2000 Fiscal Year from 13.3% in the 1999 Fiscal Year.

      Video dubbing costs were $157,289, compared to $353,983 for the 1999 Fiscal Year, a decrease of $196,694 or 55.6%. The decrease also can be attributed to the decrease in customer base and more efficient operations since the acquisition of Image Media Ltd. As a percentage of our total revenues, these have fallen to 0.8% in the 2000 Fiscal Year from 2.7% in the 1999 Fiscal Year.

      Digital encoding costs were $111,657 for the 2000 Fiscal Year, compared to $11,738 for the 1999 Fiscal Year, an increase of $99,919 or 851.2%. The increase is associated with the increased level of production and costs associated with the additional production facilities.

      Other costs, were $113,005, compared to $359,811 for the 1999 Fiscal Year, a decrease of $246,806 or 68.6%. As a percentage of our total revenues, such costs decreased to 0.6% for the 2000 Fiscal Year from 2.8% for the 1999 Fiscal Year. The decrease relates primarily to Viewer Services ($222,751), which became a wholly-owned subsidiary on June 16, 1999.

      As a result of the foregoing, our total cost of sales was $7,204,919, compared to $4,874,768 for the 1999 Fiscal Year, an increase of $2,330,151 or 47.8%. Total gross margins increased to 62.3% in the 2000 Fiscal Year from 61.9% in the 1999 Fiscal Year.

      Expenses. Selling, general and administrative expenses for the 2000 Fiscal Year were $10,726,556, compared to $6,830,575 for the 1999 Fiscal Year, an increase of $3,895,981 or 57.0%. The increase was caused by the following factors; firstly, GalaVu's selling, general and administration expenses for the 2000 Fiscal Year were $2,761,254 or 70.9% of the total increase (There are no comparative figures for the 1999 Fiscal Year); secondly, severance packages associated with executive restructuring; thirdly, a provision for certain investments; fourthly, there were increased legal and accounting fees associated with operations and items pertaining towards our future; fifthly, there was a one-time compensation charge of $337,779 resulting from the change in the preferred share conversion rate and finally, costs associated with the purchase of the remaining 49% of Interlynx. As a percentage of our total revenues, total selling, general and administrative expenses increased to 56.1% for the 2000 Fiscal Year from 53.3% for the 1999 Fiscal Year.

      Bad debts expense was $140,090, compared to $126,170 for the 1999 Fiscal Year, an increase of $13,920 or 11.0%. The increase resulted from an increase in the allowance for doubtful accounts. As a percentage of our total revenues, such costs decreased to 0.7% for the 2000 Fiscal Year from 1.0% for the 1999 Fiscal Year.

      Interest and bank charges for the 2000 Fiscal Year were $282,085, compared to $59,312 for the 1999 Fiscal Year, an increase of $222,773 or 375.6%. The increase was the result of the increased debt levels associated with the purchase of our GalaVu subsidiary. Our GalaVu subsidiary had interest charges of $176,325 or 79.1% of the total increase. As a percentage of our total revenues, such costs increased to 1.5% for the 2000 Fiscal Year from 0.5% for the 1999 Fiscal Year.

      Depreciation and amortization for the 2000 Fiscal Year were $2,249,321, compared to

$1,429,219 for the 1999 Fiscal Year, an increase of $820,102 or 57.4%. This increase is the result of depreciation on the capital asset additions in 2000, primarily the addition of our GalaVu subsidiary. Our GalaVu subsidiary had depreciation and amortization for the 2000 Fiscal Year of $936,400. As a percentage of our total revenues, such costs increased to 11.8% for the 2000 Fiscal Year from 11.1% for the 1999 Fiscal Year.

      Income Taxes. There was no provision for income taxes for the 2000 Fiscal Year, compared to $150,000 for the 1999 Fiscal Year, a decrease of $150,000 or 100%. The provision for taxes is lower in 2000 when compared to the 1999 provision due to no individual operating unit experiencing a taxable income.

      Net Income/Loss. As a result of all of the above, our net loss for the 2000 Fiscal Year was $2,323,621 compared to net loss $971,497 for the 1999 Fiscal Year, a change of $1,352,124. This represents a decrease in net income as a percentage of total revenues to (12.2%) in the 1999 Fiscal Year from (7.6%) in the 1999 Fiscal Year.

Liquidity and Capital Resources

      At August 31, 2001, we had a working capital deficit of $4,432,000 a decrease of $6,849,551 from working capital of $2,417,551 at August 31, 2000.

      Accounts receivable were $2,308,790 at August 31, 2001, compared to $3,098,808 at August 31, 2000, a decrease of $790,018. The decrease can be attributed to a decrease in the advertising and sponsorship sales, event programming and software revenue and as well as a decrease in the average number days outstanding in the receivables of Interactive. Property and equipment was $8,260,282 at August 31, 2001 compared to $7,689,620 at August 31, 2000, an increase of $570,662. This increase can be attributed to the following: the new corporate wide financial and accounting package purchased and implemented in the 2001 Fiscal Year for which the approximate cost was $200,000. There was an increase of approximately $150,000 of digital masters, that are required for the production of digital media as well as the additional assets associated with the acquisition of Richard Wolff Enterprises, Inc. Long-term debt was $9,658,997 in the 2001 Fiscal Year compared to $4,774,672, an increase of $4,884,325. The increase can be attributed to the $US1,700,000 convertible debenture associated with the Chell acquisition and the US$1,500,000 promissory note. Accounts payable were $2,469,663 in the 2001 Fiscal Year compared to $1,379,727 in the 2000 Fiscal Year, an increase of $1,089,936. The increase can be attributed the increase in accounting and legal fees as a result of additional SEC reporting and as well as the payables associated with the new entity, CMCG.

      For the 2001 Fiscal Year, we had a net cash outflow of $999,192, versus a cash outflow of $662,509 for the 2000 Fiscal Year. The net cash inflow for the 1999 Fiscal Year was $1,017,007. The decrease in net cash flow for the 2001 Fiscal Year was primarily due to cash used in investing activities and cash used in operating activities.

      Cash used in operating activities for the 2001 Fiscal Year was $2,858,451. The major factors contributing to the cash used in operations for the 2001 Fiscal Year include: net loss with non-cash expenses added back of $5,506,554; increases in accounts payable and accrued liabilities of

$1,072,245, a decrease in accounts receivable, short-term investments and other assets of $790,018, $250,051 and $111,072 respectively. The major factors contributing to the cash provided from operations for the 2000 Fiscal Year include: net loss with non-cash expenses added back of $436,555, an increase in accounts payable and accrued liabilities of $919,707 and a decrease in inventory of $119,616; cash used in operations were: increases in accounts receivable, income taxes receivable and an increase in the net assets from discontinued operations of $614,830, $143,227, $202,799 and $267,046 respectively. Cash provided by operating activities for the 1999 Fiscal Year was $1,640,659. The major factor contributing to the cash provided by operations during the 1999 Fiscal Year was net loss with non-cash expenses added back of $460,230 and a decrease in short-term investments of $1,780,407 reduced by the use of cash resulting from the increase in prepaid expenses, other receivables and decrease in accounts payable of $103,356, $153,020 and $304,370 respectively.

      Cash used in investing activities in the 2001 Fiscal Year was $3,070,672. This amount resulted from the purchase of property and equipment of $1,537,749,and the deposit on purchase of $1,430,962 Cash used in investing activities in the 2000 Fiscal Year was $1,162,146. This amount resulted from the purchase of capital assets totaling $1,162,146. Cash used in investing activities in the 1999 Fiscal Year was $614,130. This amount was primarily made up of purchases of capital assets totaling $601,633

      Cash provided by financing in the 2001 Fiscal Year was $4,929,930. The increase is primarily due to the sale of the convertible debenture and the bridge financing. Cash provided by financing in the 2000 Fiscal Year was $235,606 resulting primarily from the $281,134 proceeds of exercised employee stock options. Cash used in financing activities in the 1999 Fiscal Year totaled $9,521. This mainly resulted from $48,007 repayment of debt offset by a $38,486 increase in loans payable.

      We purchased a minority interest in Engyro and cDemo, both of which are in the Application Service Provider segment. We have no obligation to fund these investments and we do not manage these businesses. Each of these companies is attempting to raise capital. On June 4, 2001, Engyro announced that it signed a Letter of Intent for significant interim funding and that funds have been advanced based on this Letter of Intent. Revenues began in Engyro's third quarter of its last fiscal year. As of the date hereof, cDemo has not begun operations.

      At the 2001 Fiscal Year end, we did have the requisite working capital to fund our ongoing business operations based upon the losses that had been incurred during the previous two fiscal years. Pursuant to two Private Placement Memorandums, dated December 1, 2001 and April 15, 2002, we conducted two private offerings for purposes of generating requisite working capital. We were successful in generating sufficient working capital to continue our ongoing business operations. In addition, our business plan for 2002 contemplates obtaining additional working capital through refinancings or restructurings of our existing loan agreements, reducing operating overhead (which has already begun through workforce consolidation), and the possible sale of some of our existing subsidiaries. Our management is of the opinion that they will be able to obtain enough working capital and that together with funds provided by operations, there will be sufficient working capital for our requirements.

      Our NTN Interactive Network subsidiary is dependent upon NTN Communications as its sole supplier for the transmission of program content to our suppliers. Although NTN Communications reported a net loss for its quarters ended September, June and March, 2001 and its year ended December 31, 2001, the Company believes that as of the date hereof, the financial performance of NTN Communications, Inc. has improved and therefore is in a more stable financial condition. In addition, the Company intends to diversify its business and ultimately will be less dependent upon NTN Communications, Inc.

      Inflation

      The rate of inflation has had little impact on our operations or financial position during the year ended August 31, 2001 and August 31, 2000 and inflation is not expected to have a significant impact on our operations or financial position during the 2002 Fiscal Year.

      We pay a number of our suppliers, including our licensor and principal supplier, NTN Communications, Inc., in US dollars. Therefore, fluctuations in the value of the Canadian dollar against the US dollar will have an impact on our gross profit as well as our net income. If the value of the Canadian dollar falls against the US dollar, our cost of sales will increase thereby reducing our gross profit and net income. Conversely, if the value of the Canadian dollar rises against the US dollar, our gross profit and net income will increase.

Results of Operations for the Three Months ended February 28, 2002

      Revenues. Our total revenues for the 2002 Second Fiscal Quarter were $12,386,011, compared to $3,359,465 for the 2001 Second Fiscal Quarter, an increase of $9,026,546 or 268.7%.

      Revenues from product sales for the 2002 Second Fiscal Quarter were $9,062,129. There are no comparative figures for the 2001 Second Fiscal Quarter as the revenues arose from the purchase of Logicorp as of January 2002.

      Revenues from service sales for the 2002 Second Fiscal Quarter were $558,243. There are no comparative figures for the 2001 Second Fiscal Quarter as the revenues arose from the purchase of Logicorp as of January 2002.

      Revenues from network services for the 2002 Second Fiscal Quarter were $1,564,091, compared to $1,798,207 for the 2001 Second Fiscal Quarter, a decrease of $234,116 or 13.0%. The decrease can be attributed to a decrease in event programming of $90,855 offset by an increase of $30,553 in advertising sponsorship. The revenues are decreasing due to a slight decrease in the number of Hospitality sites between the 2002 and 2001 Second Fiscal Quarters.

      Revenues from Pay-tv for the 2002 Second Fiscal Quarter were $1,204,140 compared to $1,511,369 for the 2001 Second Fiscal Quarter, a decrease of $307,229 or 20.3%. This decrease can be attributed to travel levels still being depressed as a result of September 11th.

      Cost of Sales. Total cost of sales for the 2002 Second Fiscal Quarter were $10,058,507, compared to $1,290,969 for the 2001 Second Fiscal Quarter, an increase of $8,767,538 or 679.1%. The increase is primarily the result of the addition of Logicorp's product and service cost of sales to the company. Product ($8,290,472) and service ($497,354) resulted in a total addition of $8,787,826 or almost 100% of the increase. Since Logicorp was added in January 2002, there are no comparative figures for the 2001 Second Fiscal Quarter. Network services cost of sales were $633,988 in the 2002 Second Fiscal Quarter, compared to $625,717 in the 2001 Second Fiscal Quarter, an increase of $8,271 or 1.3%.

      Pay-TV cost of sales were $636,693 in the 2002 Second Fiscal Quarter, compared to $665,252 in the 2001 Second Fiscal Quarter, a decrease of $28,559 or 4.3%. As a percentage of revenues, cost of sales increased in the 2002 Second Fiscal Quarter to 81.2% from 38.4% in the 2001 Second Fiscal Quarter.

      Expenses. Total selling, general and administrative expenses for the 2002 Second Fiscal Quarter were $3,232,791, compared to $4,471,381 for the 2001 Second Fiscal Quarter, a decrease of $1,238,590 or 27.7%. The decrease can be attributed to a couple of items: there was a decrease in the merchant services segment of $2,000,999 resulting from decreased staffing costs and associated cost reductions; offset by an increase resulting from the addition of Logicorp $823,331 which purchased during January 2002, thus resulting in no comparative figures.

      Total selling, general and administrative expenses for the 2002 Second Fiscal Quarter for Logicorp comprised the following major items salaries of $521,847 and supplies and materials of $197,697.

      As a percentage of the Company's total revenues, selling, general and administration expenses decreased to 26.1% for the 2002 Second Fiscal Quarter from 133.1% for the 2001 Second Fiscal Quarter.

      Interest and bank charges for the 2002 Second Fiscal Quarter were $918,818, compared to $198,812 for the 2001 Second Fiscal Quarter, an increase of $720,006 or 362.2%. The increase results from an increase in debt related to the sale of the convertible debenture and bridge financing. We are now experiencing a full quarter of the expense for Second Fiscal 2002 as compared to partial months in 2001 Second Fiscal Quarter. In addition, a $542,567 deemed interest expense was incurred on the financing raised. As a percentage of the Company's total revenues, interest and bank charges increased to 7.4% for the 2002 Second Fiscal Quarter from 5.9% for the 2001 Second Fiscal Quarter.

      Total depreciation and amortization expense for the 2002 Second Fiscal Quarter was $530,571, compared to $631,948 for the 2001 Second Fiscal Quarter, a decrease of $101,377 or 16.0%. This decrease is primarily the result of some assets becoming fully depreciated.

      The net loss from continuing operations for the 2002 Second Fiscal Quarter was $2,354,676, compared to net loss of $3,233,645 for the 2001 Second Fiscal Quarter, a decrease of $878,969. The decrease primarily resulted from the cost savings in the Merchant Services sector, offset by the increased cost from the addition of Logicorp and increased costs associated with the raising of financing.

      As a result of all of the above, the net loss for the 2002 Second Fiscal Quarter was $2,740,556, compared to net loss of $3,421,973 for the 2001 Second Fiscal Quarter, a decrease of $681,417. The decrease primarily resulted from the cost savings in the Merchant Services sector, offset by the increased cost from the addition of Logicorp. The 2002 Second Fiscal Quarter loss resulted primarily from the corporate costs associated with running and growing the organization and the decrease in profits from the operating companies due the economic downturn experienced since September 11th.

Results of Operations for the Six Months ended February 28, 2002

      Revenues. Our total revenues for the 2002 First Fiscal Half were $15,640,889, compared to $6,915,927 for the 2001 First Fiscal Half, an increase of $8,724,962 or 126.2%.

      Revenues from product sales for the 2002 First Fiscal Half were $9,062,129. There are no comparative figures for the 2001 First Fiscal Half as the revenues arose from the purchase of Logicorp in January 2002.

      Revenues from service sales for the 2002 First Fiscal Half were $558,243. There are no comparative figures for the 2001 First Fiscal Half as the revenues arose from the purchase of Logicorp in January 2002.

      Revenues from network services for the 2002 First Fiscal Half were $3,274,309, compared to $3,544,330 for the 2001 First Fiscal Half, a decrease of $270,021 or 7.6%. The decrease can be attributed to a decrease in event programming of $81,075 offset by an increase of $63,064 in advertising sponsorship. The revenues are decreasing due to a slight decrease in the number of Hospitality sites between the 2002 and 2001 First Fiscal Half.

      Revenues from Pay-tv for the 2002 First Fiscal Half were $2,736,561 compared to $3,296,475 for the 2001 First Fiscal Half, a decrease of $559,914 or 17.0%. This decrease can be attributed to travel levels still being depressed as a result of September 11th.

      Cost of Sales. Total cost of sales for the 2002 First Fiscal Half were $11,312,447, compared to $2,599,049 for the 2001 First Fiscal Half, an increase of $8,713,398 or 335.3%. The increase is primarily the result of the addition of Logicorp's product and service cost of sales to the company. Product ($8,290,472) and service ($497,354) resulted in a total addition of $8,787,826 or almost 100% of the increase. Since Logicorp was added in January 2002, there are no comparative figures for the 2001 First Fiscal Half. Network services cost of sales were $1,223,105 in the 2002 First Fiscal Half, compared to $1,205,529 in the 2001 First Fiscal Half, an increase of $17,576 or 1.5%. Pay-TV cost of sales were $1,301,516 in the 2002 First Fiscal Half, compared to $1,393,520 in the 2001 First Fiscal Half, a decrease of $92,004 or 6.6%. As a percentage of revenues, cost of sales increased in the 2002 First Fiscal Half to 72.3% from 37.6% in the 2001 First Fiscal Half.

      Expenses. Total selling, general and administrative expenses for the 2002 First Fiscal Half were $4,819,575, compared to $8,578,934 for the 2001 First Fiscal Half, a decrease of $3,759,359 or 43.8%. The decrease can be attributed to a couple of items: there was a decrease in the merchant services segment of $4,025,433 resulting from decreased staffing costs and associated cost reductions; offset by an increase resulting from the addition of Logicorp $823,331 which purchased during January 2002, thus resulting in no comparative figures.

      Total selling, general and administrative expenses for the 2002 First Fiscal Half for

Logicorp comprised the following major items; salaries of $521,847 and supplies and materials of $197,697.

      As a percentage of our total revenues, selling, general and administration expenses decreased to 30.8% for the 2002 First Fiscal Half from 124.0% for the 2001 First Fiscal Half.

      During the 2001 First Fiscal Half, Chell Merchant Capital Group Inc. vacated certain leased space and as a result the Company wrote off the net book value of the related leasehold improvements in the amount of $355,560. There were no similar transactions in the 2002 First Fiscal Half.

      Interest and bank charges for the 2002 First Fiscal Half were $1,236,522, compared to $280,115 for the 2001 First Fiscal Half, an increase of $956,407 or 341.4%. The increase results from an increase in debt related to the sale of the convertible debenture and the bridge financing and the deemed interest expense of $542,567 incurred on the funds raised. These items were not present for the entire 2001 First Fiscal Half. As a percentage of the Company's total revenues, interest and bank charges increased to 7.9% for the 2002 First Fiscal Half from 4.1% for the 2001 First Fiscal Half.

      Total depreciation and amortization expense for the 2002 First Fiscal Half was $1,137,948, compared to $1,295,790 for the 2001 First Fiscal Half, a decrease of $157,842 or 12.2%. This decrease is primarily the result of some assets becoming fully depreciated.

      Net Income/Loss. The net loss from continuing operations for the 2002 First Fiscal Half was $2,865,603, compared to net loss of $6,193,521 for the 2001 First Fiscal Half, a decrease of $3,327,918. The decrease primarily resulted from the cost savings in the Merchant Services sector, offset by the increased cost from the addition of Logicorp.

      As a result of all of the above, the net loss for the 2002 First Fiscal Half was $3,720,347, compared to net loss of $6,712,542 for the 2001 First Fiscal Half, a decrease of $2,992,195. The decrease primarily resulted from the cost savings in the Merchant Services sector, offset by the increased cost from the addition of Logicorp. The 2002 First Fiscal Half loss resulted primarily from the corporate costs associated with running and growing the organization and the decrease in profits from the operating companies due the economic downturn experienced since September 11th.

Liquidity and Capital Resources

      At February 28, 2002, we had a working capital deficit of $11,460,063, a decrease of $6,431,638 from working deficit of $5,028,425 at August 31, 2001.

      For the 2002 First Fiscal Half, we had a net decrease in cash of $259,040 compared to a net decrease of $1,133,938 in the 2001 First Fiscal Half.

      Cash used in operating activities for the 2002 First Fiscal Half was $19,078, compared to $3,649,405 used in operating activities in the 2001 First Fiscal Half. In 2002, the major items that contributed to cash being used in operating activities were as follows: the net loss with non-cash expenses added back of $1,788,650, the increase in accounts receivable of $627,929, the increase in income taxes receivable of $22,962, the increase in inventory of $281,717, the increase in other accounts receivable of $375,154, the increase in other assets of $317,190 and the increase in net assets from discontinued operations of $222,103. The major item that contributed to cash being provided by operating activities was the increase in accounts payable and accrued liabilities of $3,553,740. In 2001, the major items that contributed to cash being used in operating activities were as follows: net loss with non-cash expenses added back of $4,024,951, increases in income taxes receivable and prepaids of $98,475 and $94,275 respectively, and a decrease in accounts payable and accrued liabilities of $75,301. The major sources of operating funds included decreases in short-term investments of $250,195 and accounts receivable of $101,969, a decrease in other accounts receivable of $122,035 and a decrease in net assets from discontinued operations of $188,265.

      Cash used in investing activities in the 2002 First Fiscal Half was $1,812,750 compared to the $2,644,750 used in investing activities in the 2001 First Fiscal Half, a decrease of $832,000. In the 2002 First Fiscal Half, $312,750 of property and equipment was purchased compared to $653,940 in the 2001 First Fiscal Half, a decrease of $341,190. In the 2002 First Fiscal Half, $1,500,000 was used in the purchase of Logicorp (note 5), where in the 2001 First Fiscal Half; a $1,689,710 deposit on purchase occurred, a decrease of $189,710. In addition, a $301,000 increase in notes receivable occurred in the 2001 First Fiscal Half. There was no similar change in the 2002 First Fiscal Half.

      Cash provided by financing activities in the 2002 First Fiscal Half was $1,572,788, compared to the $5,160,217 provided in the 2001 First Fiscal Half. This decrease is primarily due to increases in debt repaid and a lower level of new debt incurred in the 2002 First Fiscal Half.

      During the 2002 Second Fiscal Quarter we issued promissory notes in the amount of $3,191,568 under a private placement memorandum. The net proceeds of approximately $2,900,000 were used as follows: to repay debt of approximately $790,000; $1,400,000 was used in the acquisition of Logicorp; and approximately $710,000 was used for working capital and expenses. We are in the process of raising additional capital under our private placement memorandum. It is anticipated that such funds raised will be converted to equity. These funds will allow us to realize our acquisition strategy and to repay our loan obligations. In addition, in the 2002 Third Fiscal Quarter we have negotiated the conversion of approximately $2,954,600 owing to CALP and ABFL to equity. Our subsidiaries operating in the entertainment and systems integration segments create liquidity sufficient to fund our operations. Our management believes that the current negotiations for terms and financing will be successful and that we will have the required liquidity for its planned operating activities in the current year.

Inflation

      The rate of inflation has had little impact on our operations or financial position during the six months ended February 28, 2002 and February 28, 2001 and inflation is not expected to have a significant impact on our operations or financial position during the 2002 Fiscal Year.

We pay a number of its suppliers, including its licensor and principal supplier, NTN Communications, Inc., in US dollars. Therefore, fluctuations in the value of the Canadian dollar against the US dollar will have an impact on our gross profit as well as our net income. If the value of the Canadian dollar falls against the US dollar, our cost of sales will increase thereby reducing its gross profit and net income. Conversely, if the value of the Canadian dollar rises against the US dollar, our gross profit and net income will increase.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks from changes in foreign currency exchange rates and interest rates. We and our wholly-owned subsidiaries are located in Canada and its functional currency is the Canadian dollar.

Interest rate risks.

We also had various loans outstanding at August 31, 2001 (approximately $9,659,000), which bear interest at a fixed rate. A hypothetical 10% adverse change in the interest rate on this debt would negatively affect net income and cash flow by approximately $40,000.

We did not use any derivative financial investments to manage this exposure.

Exchange rate risks.

We are subject to foreign currency exchange rate fluctuations in the Canadian dollar value of foreign currency-denominated transactions. Based on our average annual net currency positions in fiscal 2001 and 2000, a 10% adverse change in average annual foreign currency exchange rates would not have been material to our consolidated financial statements for the years ended August 31, 2001 or 2000.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

      On October 12, 2000, Ernst & Young LLP ("E&Y"), the independent accountants who were engaged as the principal accountants to audit our financial statements resigned as our certifying accountants. E&Y's report on our financial statements as at August 31, 1999 and for the two years then ended contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended August 31, 1999 and during the subsequent interim period preceding E&Y's resignation we had no disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The facts and circumstances that relate to E&Y's resignation, as far as they are known to us, are as follows:

      E&Y served as our certifying accountants since 1995. E&Y orally informed us that pursuant to E&Y's internal rules, E&Y would resign as our certifying accountants since it was unwilling and therefore unable to rely upon the representations of Mr. Cameron Chell, our President and Chief Executive Officer, due to the existence of a Settlement Agreement dated November 6, 1998, between Cameron Chell, and the Alberta Stock Exchange. On April 3, 2000, our board of directors appointed Mr. Chell as a director and elected him as our Chair; on April 3, 2000, Chell.com. Ltd., an Alberta corporation wholly-owned by Mr. Chell, purchased approximately 16% of our issued and outstanding common stock; and on April 7, 2000, we advised E&Y of the existence of the Settlement Agreement. Pursuant to this Settlement Agreement with the Alberta Stock Exchange, Mr. Chell acknowledged the existence of certain facts that occurred during 1996 and 1997 while Mr. Chell was a registered representative in Alberta, Canada, licensed by the Alberta Securities Commission, and he agreed to certain restrictions imposed by the Alberta Stock Exchange and to pay a Cdn$25,000 civil fine. Specifically, Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, and compliance of the Alberta Stock Exchange in connection with various offers and sales of securities. Those restrictions included Mr. Chell's loss of Alberta Stock Exchange approval for a five-year period and enhanced supervision for a three-year period.

      E&Y's unwillingness to rely upon Mr. Cameron Chell's representations were based upon the existence of the Settlement Agreement with the Alberta Stock Exchange and not based upon any representations made by Cameron Chell.

      On November 1, 2000, our Board of Directors ratified the engagement of Lazar, Levine & Felix, LLP as our auditors for the year ending August 31, 2000. In addition, Lazar, Levine acted as our auditors for the year ending August 31, 2001. We have authorized E&Y to fully respond to any and all inquiries of Lazar, Levine & Felix, LLP concerning E&Y's resignation.

Directors and Executive Officers

                                                                        Director
Name                Age     Principal Positions with the Company           Since
----                ---     ------------------------------------           -----

Cameron Chell       33      President and Chief Executive Officer            N/A
Don Pagnutti        51      Director, Vice President-Finance, and
                            Chief Financial Officer                         2000
David Bolink        33      Director                                        2000
Gordon Herman       43      Director                                        2000
Adrian P. Towning   57      Director                                        1994
Robert Stone        58      Director                                        2000
Shelley Singhal     34      Director                                        2001
Michael J. Rice     35      Director                                        2002
Mark Truman         47      Secretary                                        N/A

      We anticipate that all our Directors will be re-elected at our annual shareholders' meeting which is scheduled for June 28, 2002 and will hold office until the next succeeding annual meeting of shareholders or until their successors are duly elected and qualified.

      Cameron Chell is our President and Chief Executive Officer and is the Chairman and Chief Executive Officer of Chell.com Ltd. Mr. Chell was a director on our board from October

2000 until April 2002. Mr. Chell is a founder of the ASP Consortium and FutureLink Corp. He served as FutureLink's President, CEO and Chairman from 1997 to 1999. In April 2001, FutureLink filed for the protections of Chapter 11 bankruptcy reorganization. Mr. Chell is also a former Director and Shareholder of VC Advantage Limited, the general partner of VC Advantage Fund Limited Partnership. Mr. Chell is a Director and founder of C MeRun Corp. and is a cofounder of JAWS Technologies Inc., a company which is quoted on the "Pink Sheets" and a provider of information security consulting services and software solutions. Mr. Chell is also the Chairman of the Board of Directors of cDemo. Previously, Mr. Chell worked in corporate finance in the private sector. Mr. Chell worked as a stockbroker at McDermid St. Lawrence Securities Ltd. from 1994 to 1997. On November 6, 1998, Mr. Chell entered into a Settlement Agreement with the Alberta Stock Exchange to resolve a pending investigation into alleged breaches by Mr. Chell of Alberta Stock Exchange rules and bylaws. As part of the Settlement Agreement, (i) Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, or compliance in connection with various offers and sales of securities and (ii) Mr. Chell was prohibited from receiving Alberta Stock Exchange approval for a five year period, subjected to a Cdn$25,000 fine and a three year period of enhanced supervision.

      Gordon Herman was a Senior Managing Director of Chell Merchant Capital Group from September 2000 to January 19, 2001 and currently has oversight of our acquisition team operations. He is also currently the Chairman/President of Madison Companies Ltd., a company listed on the Canadian Venture Exchange Inc., which focuses on acquiring small to medium sized facilities management companies since 1997. From 1992 to 1998, Mr. Herman was the President/owner of various publicly held Canadian insurance companies. From 1988 to 1992, Mr. Herman was the President of General Electric Capital Canada Leasing Inc., Canadian Operations (Canadian Subsidiary of General Electric).

      Don Pagnutti was appointed our Vice President of Finance on September 19, 2000. Mr. Pagnutti has been our Chief Financial Officer since September 1998, and has been our Executive Vice President and Chief Operations Officer since September 1997. From 1996 to 1997, he worked for Sullivan Entertainment Inc., as Executive Vice President and Chief Financial Officer. From 1980 to 1996, he worked for Telemedia Communications Ltd., a large Canadian media company as Vice President, Radio. Mr. Pagnutti is a Chartered Accountant and has a Masters Degree in Business Administration and a Bachelor of Commerce Degree from the University of Toronto.

      David Bolink was a Managing Director of Chell Merchant Capital Group from September 2000 to January 19, 2001 and served as Chell.com. Ltd.'s first President from December 1999 to July 2000. Mr. Bolink is currently Vice-President of Business Development at Engyro, Inc. Mr. Bolink served as Director of Business Management of FutureLink Distribution Corp., an application service provider and a provider of server-based computing services, from May 1998 to December 1999. Mr. Bolink also served as Business Manager of Edmonton Society for Christian Education from May 1996 to May 1998. From February 1989 to May 1996, Mr. Bolink served as Asset Manager of Wilson Holdings, a property and financial management company.

      Adrian Towning is a private, independent investor in several companies involved in the communications industry. As a result of his investments, he has served as a director of some of these companies, including Medical Communications Corporation, which we refer to as MCC, from 1994 to July 1996. On May 14, 1996, MCC filed a petition under Chapter 7 of the United States Bankruptcy Code and the Bankruptcy Court appointed a Trustee of MCC on July 11, 1996. On July 16, 1996, MCC was dissolved. From 1983 to 1989, he established and managed Anglo-Massachusetts Investments Incorporated, with offices in Boston and London, which was involved in providing financial advice to Europeans.

      Robert Stone graduated with the degree of Bachelor of Science from the University of Toronto in 1964. From 1973 until 1997 Mr. Stone served in various capacities with Cominco Ltd., a company listed on the Toronto Stock Exchange, which we refer to as TSE, and the American Stock Exchange, which we refer to as AMEX, being the Vice-President, Finance and Chief Financial Officer of that company from 1980 until 1997. From 1969 until 1973 Mr. Stone was the Director of Finance of Great Northern Capital Corporation. From 1964 until 1969 Mr. Stone worked with Clarkson Gordon, Chartered Accountants, receiving his Chartered Accountant designation in 1967. Mr. Stone currently serves as a director of a number of companies including: Boliden Limited, a company listed on the TSE ; Golden Star Resources Ltd., a company listed on the TSE and listed on AMEX; Mainsborne Communications International Inc.; Manhatten Minerals Corp., a company listed on the TSE; Mr. Stone is also a former director of Agrium Inc., a company listed on the New York Stock Exchange and the TSE ; Cominco Ltd.; Global Stone Corporation; Pine Point Mines Ltd.; TVI Pacific Inc., a company listed on the TSE and Canadian Venture Exchange Inc.; and United Bolero Development Corp., a company listed on the Canadian Venture Exchange Inc.; Union Bank of Switzerland and West Kootenay Power & Light Company.

      Shelly Singhal has been a director on our board of directors since 2001. Since December 2001, Mr. Singhal has been the President of vFinance Capital, a private merchant banking concern providing investment opportunities to corporations and high net worth individuals through equity investments in emerging companies. From June 2001 until November of 2001, Mr. Singhal was Managing Director of Technology Investment Banking for SBI E2-Capital (USA) Inc. From November 2000 until May 2001 he was Managing Director of Technology Investment Banking for BlueStone Capital Securities, Inc. From July of 1995 until August 2000, Mr. Singhal was Managing Director of Corporate Finance at Roth Capital Partners where he was head of the E-Commerce Group and Manager of the Roth Capital Partners Bridge Fund.

      Michael J. Rice has been a Director since March 2002. Mr. Rice is the Executive Director of the Retail Branch System within Prudential Securities' Private Client Group, serving in this position since November 2000. In his current role, Mr. Rice also sits on several of Prudential Securities' Leadership and Business Review Committees that include the New Product Group, Investments, Investment Management, and Public Finance. Mr. Rice joined Prudential Securities in October 1997 as Senior Vice President and Director of Strategic Business Initiatives. Prior to joining Prudential Securities, Mr. Rice was a Vice President and Branch Manager for Smith Barney in New York City. He is an Advisory Board member of NYC2012, the nonprofit group leading the initiative to bring the 2012 Olympic Games to New York City. He is also a member of the Financial Management Division of the Securities Industry Association. Mr. Rice holds an undergraduate degree from Georgetown University and an

M.B.A. from The Wharton School at The University of Pennsylvania.

      Mark Truman has been our Controller since December of 1994.

Executive Compensation

Summary Compensation Table

      The following table sets forth information concerning the compensation paid or accrued by us during the two years ended August 31, 2001 to those individuals who served as our Chief Executive Officer during the 2001 Fiscal Year and all our other executive officers or any of our subsidiaries at August 31, 2001 who received total annual salary and bonuses in excess of US$100,000 (Cdn$147,140) during the 2001 Fiscal Year.

                                                                      Long-term
                                         Annual Compensation          Compensation
                                 =====================================================================
                                 Other Annual                         Securities Under     All Other
Name and Principal               Salary(1)                Bonus       Compensation(1)   Options/Granted
Compensation
Position                         Year          (Cdn$)    (Cdn$)       ($)       (#)           ($)
------------------               ----          ------    ------       ---       ---           ---
Cameron Chell (2)                2001               0        --        --          --         --
President and
Chief Executive Officer

Donald Pagnutti (3)              2001         160,000        --        --          --         --
Vice-President, Finance          2000         156,249        --        --      22,500         --
and Chief Financial Officer

Notes:

(1) Perquisites and other personal benefits received in 2000 and 2001 did not exceed the lesser of US$50,000 or 10% of the total annual salary and bonuses for any of the executive officers set forth above.

(2) Mr. Chell did not receive monetary compensation in fiscal years 2000 or 2001. He did receive health benefits pursuant to our employee benefit plan and was reimbursed for certain expenses he incurred in connection with his position as our President and Chief Executive Officer.

(3) Mr. Pagnutti's title was changed to Vice President of Finance and Chief Financial Officer on September 19, 2000.

      During the three year period ended August 31, 2001, we did not grant any restricted stock awards or stock appreciation rights. Additionally, all of our group life, health, hospitalization, medical reimbursement or relocation plans, if any, do not discriminate in scope, terms or operation, in favor of the named executive officers and are generally available to all salaried employees. Further, no named executive officer received, in any of the periods specified in the Summary Compensation Table, perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of US$50,000 or 10% of the total salary and bonus reported for the named executive officer in the fiscal years in which such benefits were received, and no single type of perquisite or other personal benefits exceeded 25% of the total perquisites and other benefits reported for the named executive officer in the applicable fiscal year.

Option Grants Table

      The following table sets forth (a) the number of shares underlying options granted to each named executive officer during the 2001 Fiscal Year, (b) the percentage the grant represents of the total number of options granted to all of our employees during the 2001 Fiscal Year, (c) the per share exercise price of each option, (d) the expiration date of each option, and (e) the potential realized value of each option based on: (i) the assumption of a five (5%) percent annualized compounded appreciation of the market price of the common stock from the date of the grant of the subject option to the end of the option term, and (ii) the assumption of a ten (10%) percent annualized compounded appreciation of the market price of the common stock from the date of the grant of the subject option to the end of the option term.

                       Number of     Percentage of                                   Potential Realizable Value at
                         Shares      Total Options                                   Assumed Rates of Stock Price
                       Underlying     Granted to                                     Appreciation for Option Term
                        Options      Employees in    Exercise       Expiration       -----------------------------
Name                    Granted       Fiscal Year      Price           Date               5%              10%
----                    -------       -----------      -----           ----               --              ---
Donald Pagnutti (1)       Nil             Nil           Nil             Nil              Nil              Nil
Vice-President,
Finance and Chief
Financial Officer

Notes:

      (1) Mr. Pagnutti's title was changed to Vice President of Finance and Chief Financial Officer on September 19, 2000.

Options Exercised and Remaining Outstanding

      Set forth in the table below is information, with respect to each of the named executive officers, as to the (a) number of shares acquired during the 2001 Fiscal Year upon each exercise of options granted to such individuals, (b) the aggregate value realized upon each such exercise (i.e., the difference between the market value of the shares at exercise and their exercise price),
(iii) the total number of unexercised options held on August 31, 2001, separately identified between those exercisable and those not exercisable, and
(iv) the aggregate value of in-the-money, unexercised options held on August 31, 2001, separately identified between those exercisable and those not exercisable.

                     Securities      Aggregate                                      Value of Unexercised in the
                     Acquired on       Value        Unexercised Options at          Money Options at August 31,
                      Exercise       Realized          August 31, 2000                         2001
                         (#)            ($)            (#)            1                         ($)
                     ------------ ------------    ---------------------------   ----------------------------------
                                                  Exercisable   Unexercisable   Exercisable(1)    Unexercisable(1)
                                                  -----------   -------------   --------------    ----------------
Donald Pagnutti          Nil            Nil          31,875        20,625             Nil                Nil

Note:

(1) The value of the unexercised "in-the-money" options has been determined by subtracting the exercise price of the options from the closing Common Share price of US$1.33 on August 31, 2001, and multiplying by the number of Common Shares that may be acquired upon the exercise of the options. The current exercise price of the options was higher than the closing Common Share price of US$1.430, therefore the Value of the options is nil.

(2) As of October 31, 2001, the options were repriced at $1.00 per share. The vesting for these options are one-third per year on each anniversary of the grant date.

Compensation of Directors

      Prior to September 8, 2000, each director, not otherwise our full-time employee, was eligible to receive $500 for each meeting of the Board of Directors or committee thereof which they attended, along with the reimbursement of their reasonable expenses incurred on our behalf. In addition, each director, not otherwise our full-time employee, was eligible to receive 1,500 stock options annually.

      As of December 11, 2000, the Board of Directors formally adopted a standard arrangement pursuant to which only our outside directors are compensated by us for their services in their capacity as directors. This compensation arrangement is retroactive to September 19, 2000 (the date of the closing of the Agreement of Purchase and Sale between Networks North Inc., Networks North Acquisition Corp., Chell.com Ltd. and Cameron Chell).

   Outside Director's Compensation Schedule                 Cash        Options
                                                            (US$)
1. Directorship Acceptance Options (one time                            45,000
   grant with a 3 year vesting schedule)
2. Annual Retainer-Chairman                                 20,000      10,000
3. Annual Retainer-Director                                  6,000
4. Annual Retainer-Committee Member (over                    3,000
   and above directorship retainer)
5. Annual Retainer-Committee Chair (over and                 2,000
   above directorship retainer and committee retainer)
6. Board Meeting Attendance Fee                            750/mtg.
7. Committee Attendance Fee                                500/mtg

Employment Contracts with Named Executive Officers

      In November 2001, we renewed Donald Pagnutti's employment agreement originally dated November 1, 1999, pursuant to which Mr. Pagnutti serves as our Executive Vice President, Chief Financial Officer and Chief Operating Officer. Effective September 19, 2000, Mr. Pagnutti's title was changed to Vice President of Finance and Chief Financial Officer. The agreement provides for an initial base compensation of Cdn$160,000 with annual reviews, together with automobile expenses of Cdn $9,000. In addition to the fixed remuneration, we shall pay Mr. Pagnutti a bonus at the end of each year of the term in the event that during the said year our actual net income before taxes as audited using the generally accepted accounting principles applied on a basis consistent with those previous years, equaled or exceeded our projected net income before taxes as determined by our Board of Directors at the commencement of the said year. The agreement further provided that we grant to Mr. Pagnutti options to purchase a minimum of 15,000 of our common shares.

      On September 19, 2000, we entered into an employment agreement with Cameron Chell, pursuant to which Mr. Chell serves as our President and Chief Executive Officer. The agreement provides for an initial base compensation of Cdn$360,000, together with automobile expenses of Cdn$8400. In addition to the fixed remuneration, we shall provide Mr. Chell with the services of an Executive Assistant on an ongoing basis and an Accountant for a reasonable period of time to allow for the completion of outstanding accounting work related to existing companies in which Mr. Chell is involved. It was the understanding of the parties that this agreement was to be replaced by a definitive employment agreement before October 10, 2000, however, such agreement has not been entered into at this time. Since the signing of this agreement, Mr. Chell has eliminated both his salary and automobile allowance in an effort to reduce our cash requirements. These were eliminated with the understanding that the compensation of Mr. Chell will be mutually agreed upon between the parties.

      We do not have any other employment agreements in effect with any other executive employee.

Compensation Committee Interlocks and Insider Participation

      Our Audit and Compensation Committees currently consist of Robert Stone and Adrian P. Towning. Messrs. Stone and Towning are not officers or our employees, and have not served in such capacities in the past. None of our executive officers served as a director or member of the compensation committee (or group performing similar functions) of another entity, one of whose executive officers served on our Audit and Compensation Committee or as one of our directors.

      Although we have had transactions with companies and firms with which certain members of our compensation committee are, or at some point during fiscal year 2001 were, affiliated as an officer and/or director, there are no such relationships in which members of our compensation committee have a direct or indirect material interest. In addition, there are no interlocking relationships of the nature described above involving members of our compensation committee.

Security Ownership of Certain Beneficial Owners and Management [need to update]

      Set forth in the table below is information concerning the ownership, as of the close of business on May 31, 2002, of the common stock by each person who is known to us to be the beneficial owner of more than five (5%) percent of the common stock, our directors and named executive officers, and all directors and executive officers as a group.

                                                            Amount and Nature of   Percent of
Name and Address (1)                                        Beneficial Ownership    Class (2)
--------------------                                        --------------------    ---------
Chell.com Ltd. (3) ......................................          3,147,271          14.0%
Cameron Chell (President & Chief Executive Officer) (4) .          3,230,971          14.4%
Canadian Advantage Limited Partnership ..................          2,086,009           9.3%
Gordon Herman (Director) (5) ............................            332,236           1.5%
David Bolink (Director) (6) .............................            311,411           1.4%
Don Pagnutti (Director, Vice-President-Finance,
 and Chief Financial Officer) (7) .......................            187,500           0.8%
Michael J. Rice (Director) ..............................          1,700,000           7.6%
Adrian Towning (Director) (8) ...........................            150,000           0.7%
Robert Stone (Director) (9) .............................            150,000           0.7%
Shelley Singhal (Director) ..............................                  0             0%
All directors and executive officers as a group
  (8 persons) (10) ......................................          6,062,118            27%

(1) Unless otherwise stated, the address of the directors and executive officers of the corporation is c/o Chell Group Corporation, 14 Meteor Drive, Toronto, Ontario, Canada M9W 1A4.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60-day period, have been exercised. The percentages reflected in this table assume the approval of the issuance of shares of our common stock pursuant to the Logicorp transaction, the issuance of shares of our common stock pursuant to the conversion of the 8% convertible promissory notes and the issuance of shares of our common stock pursuant to the conversion of two promissory notes issued by us.

(3)   Cameron Chell is the sole director and shareholder of Chell.com Ltd.

(4) Includes 3,147,271 shares of our common stock held by Chell.com Ltd. Does not include 5,000,000 options to purchase shares of our common stock, the granting of which is subject to conditions which have not yet been met as of the date hereof.

(5) Represents the vested portion of an option in Chell.com Ltd. held by Mr. Herman, for the purchase of our shares which are owned by Chell.com Ltd.

(6) Represents the vested portion of an option in Chell.com Ltd. held by Mr. Bolink, for the purchase of our shares which are owned by Chell.com Ltd.

(7)   Represents options, which have vested and are available for exercise.

(8)   Represents options, which have vested and are available for exercise.

(9) Includes 100,000 options, which have vested and are available for exercise.

(10) This percentage of stock ownership by directors and executive officers was calculated as a percentage of our total outstanding common stock, which was 22,477,698 on May 31, 2002 and the applicable outstanding options held by certain Officers and Directors in the aggregate of 487,500, which for purposes of this footnote does not include options held by Messrs. Bolink and Herman which are described in footnotes 5 and 6 above. Our total outstanding common stock includes 5,355,000 shares of our wholly-owned subsidiary, Chell Merchant Capital Group, which are exchangeable into shares of our common stock which will be held in escrow until shareholder approval of the issuance of such shares with respect to the Logicorp transaction. Such shares do not have voting power while held in escrow.

Certain Relationships and Related Transactions

      Set forth below is a description of certain transactions between us and our directors, executive officers, beneficial owners of five percent or more of the outstanding common stock, or member of the immediate family of any of the foregoing persons, as well as certain business relationships between us and our directors, which occurred or existed during the 2001 Fiscal Year and subsequent thereto. Our management believes that the transactions described in this section were made on terms no less favorable than those which could have been obtained from third parties.

      A) Cameron Chell is Chairman of the Board and a director of cDemo. Chell.com., which is owned by Mr. Chell. Mr. Chell holds 120,000 warrants to purchase common shares of cDemo at $5.00 per share and 85,000 warrants to purchase Class A Voting Shares of eSupplies at $7.00 per share and 500,000 options at $7.00 per share. Chell.com holds 200,000 options to purchase 200,000 shares of common stock of Engyro for $5.00 per share and warrants to purchase 97,500 shares of common stock of Engyro at $5.00 per share.

      B) Gordon Herman holds an option from Chell.com to acquire 332,236 shares of our common stock, which are held by Chell.com, at a price of $1.00 (which may be adjusted up or downward based upon certain contingencies).

      C) David Bolink holds an option from Chell.com to acquire 311,411 shares of our common stock, which are held by Chell.com, at a price of $1.00 (which may be adjusted up or downward based upon certain contingencies).

      D) License Agreement between us, Cameron Chell, and Chell Merchant Capital Group dated August 31, 2000 whereby Mr. Chell grants us and Chell Merchant Capital Group the right to use the trademarks "Chell.com", "Chell Merchant Capital Group" and "Chell Corporation" in exchange for the fee of $1.00 per year.

      E) Securities Purchase Agreement with VC Advantage Fund on October 3, 2000, for up to US$3,000,000 loan to us. VC Advantage Fund received a Convertible Debenture, which was convertible into our common stock, based upon an agreed conversion price of $3.00 per share. As of November 30, 2000, VC Advantage Fund had assigned its rights in this Agreement to Canadian Advantage Limited Partnership and a total of US$1,700,000 has been advanced to us. The US$1,700,000 advance is convertible into 566,667 Common shares. Cameron Chell is a Director and shareholder of VC Advantage Limited, the general partner of VC. Pursuant to the assignment of this agreement to Canadian Advantage Limited Partnership, our loan is no longer a related transaction because Mr. Chell has no interests in Canadian Advantage Limited Partnership. The Securities Purchase Agreements entered into with The Shaar Fund and Triton include a provision stating that on or before March 31, 2002, we would convert our outstanding debt to VC Advantage Limited Partnership in the amount of $1,500,000 into long term debt with a maturity date for all of the principal after the third anniversary of the date hereof. On November 30, 2000, VC Advantage Limited Partnership assigned the convertible debenture to Canadian Advantage Limited Partnership. A total of US$1,700,000 had been advanced to us in 2000. Effective September 2001, the convertible debenture was converted into the following: (i) we issued a Promissory Note in the principal amount of $1,365,100 to CALP (the "CALP Promissory Note") and (ii) we issued a Promissory Note in the principal amount of $504,900 to ABFL (the "ABFL Promissory Note"). Pursuant to a Conversion Agreement, as of March 28, 2002, in full satisfaction of the CALP Promissory Note, we agreed to issue 1,314,000 shares of our common stock immediately and 442,145 shares of our common stock upon the approval of our Shareholders at our shareholders' annual meeting. In addition, pursuant to a Conversion Agreement, as of March 28, 2002, in full satisfaction of the ABFL Promissory Note, we agreed to issue 486,000 shares of our Common Stock immediately and 163,533 shares of our common stock upon the approval of our shareholders at the shareholders' annual meeting.

Disclosure of Commission Position on Indemnification for Securities Act

Liabilities

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

      No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Shareholders. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                               7,400,385 Shares of

                                  Common Stock

                             CHELL GROUP CORPORATION

                                   PROSPECTUS

                                ___________, 2002

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                  Other Expenses of Issuance and Distribution.

      Expenses payable in connection with the issuance and distribution of the securities being registered (estimated except in the case of the registration fee) are as follows:

Registration Fee                                                 US$     967.06

Legal and Accounting
Fees and Expenses                                                     90,000.00*

Offering commissions
and fees                                                             100,000.00*

Miscellaneous                                                          9,032.94*

Total                                                            US$ 200,000.00

The above fees will be paid by us.

*     Estimate

Indemnification of Directors and Officers.

      Article Tenth of our Amended Certificate of Incorporation provides for the elimination of personal liabilities of directors of the registrant for breaches of certain of their fiduciary duties to the full extent permitted by Sections 717 and 719 of the New York Business Corporation Law ("BCL"). Specifically, it states that no director of the Registrant shall be personally liable to the corporation or any of its shareholders for damages of any breach of duty in any such capacity except if a judgment or other final adjudication adverse to them establishes that their acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, or that they personally gained in fact a financial profit or other advantage to which they were not legally entitled or that their acts violated Section 719 of the BCL.

      Section 801(b)(14) of the BCL enables a corporation in its certificate of incorporation to strike out, change or add any provision not inconsistent with the BCL or any other statute, relating to the business of the corporation, its affairs, its rights or powers or the rights or powers of its shareholders, or directors or officers. Section 717 provides for the elimination of personal liabilities of directors provided they act in good faith and with the degree of care used by an ordinary prudent person under like circumstances. Thus, no such provision may eliminate or limit the liability of a director for breaching their duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend, approving an illegal stock repurchase or obtaining an improper personal benefit.

Recent Sales of Unregistered Securities

The following sets forth certain information regarding sales of, and other transactions with respect to, securities of our company issued within the past three years, which sales and other transactions were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All of such sales and transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or as otherwise indicated herein. The basis for such exemption was belief that the investors were either accredited or sophisticated. For those investors deemed sophisticated, they had access to information on the Registrant necessary to make an informed decision.

      1. The convertible preferred shares were converted, resulting in the issuance of 300,000 shares of our common stock.

      2. 5,426,772 common shares were issued for the asset purchase from Cameron Chell and Chell.com Ltd.

      3. 145,000 common shares were issued as payment for consulting fees rendered.

      4. We issued 131,974 common shares in lieu of salary.

      5. We also issued 36,602 common shares for the settlement of debt.

      6. We issued approximately 1,249,396 shares of our common stock as repayment of several promissory notes.

      7. We issued 40,000 shares of our common stock for services rendered.

Exhibits and Financial Statement Schedules

(a)   Financial Statements of the Registrant

      Balance sheet and statements of income and cash flows of the Registrant for the fiscal year ended August 31, 2001 and for the fiscal quarter ended February 28, 2002.

(b) Financial Statements of the businesses in which the Registrant acquired securities.

      Balance sheet and statements of income and cash flows of Logicorp Data Systems, Ltd., Logicorp Service Group, Ltd. and 591360 Alberta Ltd. for the fiscal years ended June 30, 2001 and 2000 and 123557 Alberta Ltd for the fiscal years ended October 31, 2001 and 2000.

(c) Financial Statements of the businesses in which the Registrant acquired securities.

      Balance sheet and statements of income and cash flows of Engyro Period from Inception (November 4, 1999) through August 31, 2000

(d) The following list sets forth the applicable exhibits (numbered in accordance with Item 601 of Regulation S-K) required to be filed with this Registration Statement on Form S-1:

    Exhibit
     Number                                  Title
     ------                                  -----

       2.1 Stock Purchase Agreement, dated October 1, 1996, among Connolly-Daw Holdings Inc., 1199846 Ontario Ltd., Douglas Connolly, Wendy Connolly and NTN Interactive Network Inc., minus Schedules thereto.*

       3.1        Certificate of Incorporation, as amended to date.*

       3.2        By-Laws, as amended to date.*

       4.1        Specimen Stock Certificate.*

       5.1        Opinion of Mintz & Fraade, P.C.

      10.1 License Agreement, dated March 23, 1990, between NTN Communications, Inc. and NTN Interactive Network Inc.*

      10.2 Stock Purchase Agreement, dated as of October 4, 1994, between NTN Canada and NetStar Enterprises Inc. (formerly, Labatt Communications Inc.).*

      10.3 Option, dated as of October 4, 1994, registered in the name of NetStar Enterprises Inc. (formerly, Labatt Communications
                  Inc).*

      10.4 Designation Agreement dated as of October 4, 1994, among NTN Canada, Inc., NTN Interactive Network Inc. and NetStar Enterprises Inc. (formerly Labatt Communications Inc.).*

      10.5 Registration Rights Agreement, dated as of October 4, 1994, between NTN Canada and NetStar Enterprises Inc. (formerly, Labatt Communications Inc.).*

      10.6 Promissory Note of NTN Interactive Network Inc. registered in the name of Connolly-Daw Holdings, Inc.*

      10.7 Promissory Note of NTN Interactive Network Inc., registered in the name of 1199846 Ontario Ltd.*

      10.8 Option Agreement, dated October 1, 1996, among Connolly-Daw Holdings Inc., NTN Interactive Network Inc. and NTN Canada, Inc.*

      10.9 Option Agreement, dated October 1, 1996, among 1199846 Ontario Ltd., NTN Interactive Network Inc. and NTN Canada, Inc.*

      10.10 Registration Rights Agreement, dated October 1, 1996, among NTN Canada, Inc., Connolly-Daw Holdings Inc. and 1199846 Ontario Ltd.*

      10.11 Employment Agreement dated as of August 31, 1994, between NTN Interactive Network Inc. and Peter Rona.*

      10.12 Management Agreement, dated October 1, 1996, between Magic Lantern Communications Ltd. and Connolly-Daw Holdings Inc.*

      10.13 Employment Agreement dated October 1, 1996, between Magic Lantern Communications Ltd. and Douglas Connolly.*

      10.14 Employment Agreement dated October 1, 1996, between Magic Lantern Communications Ltd. and Wendy Connolly.*

      10.15 Asset Purchase Agreement, dated September 10, 1999, by and between 1373224 Ontario Limited, Networks North Inc. and Arthur Andersen Inc., to acquire the property and assets of GalaVu Entertainment Inc., from the person appointed by the court of competent jurisdiction as the receiver or receiver and manager of the property, assets and undertaking of GalaVu.*

      10.16 Promissory Note, dated September 10, 1999, by and between 1373224 Ontario Limited, as Debtor, and the Holder, as Creditor.*

      10.17 General Security Agreement, dated September 10, 1999, by and between 1373224 Ontario Limited, to acquire the property and assets of GalaVu Entertainment Inc., from the person appointed by the court of competent jurisdiction as the receiver or receiver and manager of the property, assets and undertaking of GalaVu.*

      10.18 Securities Pledge Agreement, dated September 10, 1999, by and between 1373224 Ontario Limited to acquire the property and assets of GalaVu Entertainment Inc., from the person appointed by the court of competent jurisdiction as the receiver or receiver and manager of the property, assets and undertaking of GalaVu.*

      10.19 Certificate to the Escrow Agent certifying that the conditions of Closing have been satisfied or waived.*

      10.20 Certificate to the Escrow Agent certifying that the conditions of Closing have not been satisfied or waived.*

      10.21 Occupancy and Indemnity Agreement, dated September 10, 1999, by and between 1373224 Ontario Limited to acquire the property and assets of GalaVu Entertainment Inc., from the person appointed by the court of competent jurisdiction as the receiver or receiver and manager of the property, assets and undertaking of GalaVu.*

      10.22 Order of the Ontario Superior Court of Justice, dated September, 1999, approving the transaction contemplated herein, and vesting in the Purchaser the right, title and interest of GalaVu and the Receiver, if any, in and to the Purchased Assets, free and clear of the right, title and interest of any other person other than Permitted Encumbrances.*

      10.23 Bill of Sale, dated September 13, 1999, by and between 1373224 Ontario Limited to acquire the property and assets of GalaVu Entertainment Inc., from the person appointed by the court of competent jurisdiction as the receiver or receiver and manager of the property, assets and undertaking of GalaVu.*

      10.24 Covenant of Networks North Inc., dated September 13, 1999, to allot and issue and pay to the Bank in writing 100,000 Common Shares of NETN.*

      10.25 Agreement of Purchase and Sale dated August 4, 2000 by and among Networks North Inc., Networks North Acquisition Corp., Chell.com Ltd. and Cameron Chell.*

      10.26 Valuation of Chell.com Ltd. and investments as of May 31, 2000 by Stanford Keene.*

      10.27 Asset Purchase Agreement, dated September 1, 2000, by and among Magic Lantern Communications Ltd. and Richard Wolff Enterprises, Inc.

      10.28 Stock Purchase Agreement, dated January 17, 2001, by and among Chell Group Corporation and ApplicationStation.com Inc.

      10.29 Securities Purchase Agreement dated October 3, 2000 by and between Chell Group Corporation and VC Advantage Limited Partnership.**

      10.30 License Agreement dated August 31, 200 by and among Cameron Chell and Networks North Acquisition Corp. **

      10.31 Consulting Agreement dated November 26, 1999 by and between Chell.com Inc. and R Home Funding Co. Ltd.**

      10.32 Consulting Agreement dated January 15, 2000 by and between Chell.com Ltd. and Buyersangel.com, Inc.**

      10.33 Share Purchase Agreement dated as of December 13, 2001 by and among Chell Group Corporation, Chell Merchant Capital Group, Inc., a wholly-owned subsidiary of the

                  Company, Melanie Johannesen, Randy Baxandall, Morris Chynoweth, Elaine Chynoweth, the Johannesen Family Trust, the Baxandall Family Trust, the Merc Family Trust, Logicorp Data Systems Ltd., 123557 Alberta Ltd., Logicorp Service Group Ltd. and 591360 Alberta Ltd.***

      10.34 Securities Exchange Agreement dated February 6, 2002 by and between the Company and The Shaar Fund Ltd***

      10.35 Securities Exchange Agreement dated February 6, 2002 by and between the Company and Triton Private Equities Fund, L.P.***

      10.36 Share Purchase Agreement as of March 18, 2002 by and among Magicvision Media inc., NTN Interactive Network inc., and Magic Lantern Communications Ltd ****

      22          List of Subsidiaries*

      23.3        Consent of Lazar, Levine & Felix, LLP

      23.4        Consent of Ernst & Young LLP

      99.1        Business Sector Data*

* All exhibits so indicated are incorporated herein by reference to the exhibit listed above in the Company's Annual Report on Form 10-K (Date of
      Report: December 14,2000) (File No. 000-18066)

** All exhibits so indicated are incorporated herein by reference to the exhibit listed above in the Company's Second Amendment to Form S1 (Date of
      Report: May 16, 2001)(File No. 333-55844).

*** All exhibits so indicated are incorporated herein by reference to the exhibit listed above in the Company's Preliminary Proxy on Schedule 14A (Date of Report: February 26,2001) (File No. 000-18066)

**** All exhibits so indicated are incorporated herein by reference to the exhibit listed above in the Company's Third Amendment to Form S1 (Date of
      Report: July 12, 2001)(File No. 333-55844).

***** All exhibits so indicated are incorporated herein by reference to the exhibit listed above in the Company's Current Report on Form 8-K (Date of
      Report: April 3, 2002) (File No. 000-18066)

Undertakings

      The undersigned registrant hereby undertakes:

      (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement;

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange of Act of 1934 that are incorporated by reference in the registration statement.

      (2) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      (3) to remove by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) that for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S1-A and authorize this registration statement to be signed on our behalf by the undersigned, in the City of Toronto, Province of Ontario, on this 10th day of June 2002.

                                        Chell Group Corporation


                                        By: /s/ Don Pagnutti*
                                            ------------------------------
                                        Don Pagnutti, Director, Vice
                                        President-Finance, Chief Financial
                                        Officer

                                POWER OF ATTORNEY

      I, the undersigned director of Chell Group Corporation, hereby constitute and appoint Don Pagnutti, my true and lawful attorney-in-fact and agent, with full power of substitution, for me and in my stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates stated.

Signature                      Title(s)                           Date
---------                      --------                           ----


/s/ Michael J. Rice            Director                           June 10, 2002
------------------------
Michael J. Rice

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                     Title(s)                            Date
---------                     --------                            ----


/s/ Don Pagnutti*             Director                            June 10, 2002
------------------------
David Bolink


/s/ Don Pagnutti*             President & Chief
------------------------      Executive Officer                   June 10, 2002
Cameron Chell


/s/ Don Pagnutti*             Director                            June 10, 2002
------------------------
Gordon Herman


/s/ Don Pagnutti*             Director, Vice President-Finance,   June 10, 2002
------------------------      Chief Financial Officer
Don Pagnutti


/s/ Don Pagnutti*             Director                            June 10, 2002
------------------------
Shelly Singhal


/s/ Don Pagnutti*             Director                            June 10, 2002
------------------------
Robert Stone


/s/ Don Pagnutti*             Director                            June 10, 2002
------------------------
Adrian P. Towning

*     Signed by Don Pagnutti, attorney-in-fact pursuant to power of attorney.

                           INDEPENDENT AUDITORS REPORT

The Board of Directors
Chell Group Corporation
Toronto, Ontario

We have audited the accompanying consolidated balance sheets of Chell Group Corporation and subsidiaries as of August 31, 2001 and 2000 and the related consolidated statements of operations and shareholders' equity and cash flows for each of the two years in the period ended August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chell Group Corporation and subsidiaries as of August 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                        /S/ LAZAR LEVINE & FELIX LLP
                                        ----------------------------------------

New York, New York
November 16, 2001

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Chell Group Corporation

      We have audited the accompanying consolidated statements of operations, shareholders' equity and cash flows of Chell Group Corporation and subsidiaries for the year ended August 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Chell Group Corporation and subsidiaries for the year ended August 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                        /S/ Ernst & Young LLP
                                        ----------------------------------------
Toronto, Canada                         Chartered Accountants
November 12, 1999

                             CHELL GROUP CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 AS AT AUGUST 31
                         (Expressed in Canadian dollars)

================================================================================================
                                                                   2001             2000
                                                                            (Restated - note 17)
                                                                     $                $
================================================================================================
ASSETS
Current
Cash and cash equivalents                                          356,421        1,355,613
Short-term investments (note 4)                                     19,676          269,727
Accounts receivable, trade - net of allowance for doubtful
   accounts of $227,000; [2000 - $178,000]                       2,308,790        3,098,808
Other receivables (note 16)                                         84,814          216,990
Income taxes receivable                                            155,204          143,227
Inventory                                                          105,590          206,216
Prepaid expenses                                                   570,868          527,549
------------------------------------------------------------------------------------------------
Total current assets                                             3,601,363        5,818,130
------------------------------------------------------------------------------------------------
Property and equipment, net (notes 6 & 8)                        8,260,282        7,689,620
Licenses, net of accumulated amortization                          247,321          250,248
Goodwill, net of accumulated amortization                        1,795,737        1,938,480
Notes receivable (note 5)                                          160,000          160,000
Deposit on purchase (note 14)                                    1,689,710               --
Other assets, net of amortization                                  388,032          202,799
Net assets from discontinued operations (note 13 [a])               82,558        1,160,934
------------------------------------------------------------------------------------------------
                                                                16,225,003       17,220,211
================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable - trade (note 16)                               2,469,663        1,379,727
Accrued liabilities                                              1,789,042        1,623,220
Current portion of long-term debt (note 8)                       3,774,658          397,632
------------------------------------------------------------------------------------------------
Total current liabilities                                        8,033,363        3,400,579
------------------------------------------------------------------------------------------------
Long-term debt, net of current portion(note 8)                   5,884,339        4,377,040
Deferred income taxes payable (note 7)                              59,173           59,173
------------------------------------------------------------------------------------------------
Total liabilities                                               13,976,875        7,836,792
------------------------------------------------------------------------------------------------
Commitments and Contingent liabilities (notes 9 & 12)
Shareholders' equity
Share capital (note 10)
   0 Preferred shares [2000 - 900,000]                                  --           10,917
   9,028,239 common shares [2000 - 2,925,141]                      604,109          191,122
   Capital in excess of par value                               14,143,533       10,454,669
   Deficit                                                     (12,499,514)      (1,273,289)
------------------------------------------------------------------------------------------------
Total shareholders' equity                                       2,248,128        9,383,419
------------------------------------------------------------------------------------------------
                                                                16,225,003       17,220,211
================================================================================================

The accompanying notes are an integral part of these statements

                             CHELL GROUP CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          FOR THE YEARS ENDED AUGUST 31
                         [Expressed in Canadian dollars]

                                                                           2001             2000             1999
                                                                                        (Restated -
                                                                                           Note 17)
--------------------------------------------------------------------------------------------------------------------
                                                                             $                $                $
--------------------------------------------------------------------------------------------------------------------
REVENUE
Network services                                                         6,300,891        6,345,552        6,607,915
Pay-tv                                                                   6,651,913        6,517,940               --
Event programming                                                          403,993          500,168          527,740
Advertising sponsorship                                                    231,991          675,532          308,602
Video and software sales                                                 3,113,725        3,702,801        4,033,980
Video dubbing                                                              682,870          717,596          691,156
Digital encoding                                                           820,396          539,815          462,742
Other                                                                       16,595          107,886          191,556
--------------------------------------------------------------------------------------------------------------------
                                                                        18,222,374       19,107,290       12,823,691
--------------------------------------------------------------------------------------------------------------------

COST OF SALES
Network services [note 9]                                                2,384,303        2,160,351        2,353,705
Pay-tv                                                                   2,937,189        2,919,417               --
Event programming                                                              255           23,819           24,650
Advertising sponsorship                                                         --           93,496           61,255
Video and software sales                                                 1,249,851        1,625,885        1,709,626
Video dubbing                                                              244,670          157,289          353,983
Digital encoding                                                             1,843          111,657           11,738
Other                                                                           --          113,005          359,811
--------------------------------------------------------------------------------------------------------------------
                                                                         6,818,111        7,204,919        4,874,768
--------------------------------------------------------------------------------------------------------------------

EXPENSES
Selling, general and administrative                                     16,250,171       10,726,556        6,830,575
Write-off of leaseholds                                                    355,560               --               --
Bad debts                                                                  171,407          140,090          126,170
Interest and bank charges                                                  881,398          282,085           59,312
Depreciation and amortization                                            3,040,407        2,249,321        1,429,219
--------------------------------------------------------------------------------------------------------------------
                                                                        20,698,943       13,398,052        8,445,276
--------------------------------------------------------------------------------------------------------------------
Loss before the undernoted items                                        (9,294,680)      (1,495,681)        (496,353)
Loss on sale of subsidiary [note 10]                                            --               --         (130,000)
Loss from equity investment in Engyro [note 18]                           (301,100)              --               --
Income  from investment in Viewer Services [note13[b]]                          --               --           28,576
Minority interest                                                          (27,061)          29,476            3,537
Provision for income taxes [note 7]                                             --               --         (150,000)
--------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                         (9,622,841)      (1,466,205)        (744,240)
Loss from discontinued operations (net of income tax) [note 13[a]]      (1,603,384)        (857,416)        (227,257)
--------------------------------------------------------------------------------------------------------------------
Net loss and comprehensive loss for the year                           (11,226,225)      (2,323,621)        (971,497)
====================================================================================================================
Earnings (loss) per share [note 11]

Basic                                                                       $(1.34)          $(0.81)          $(0.36)
Diluted                                                                     $(1.34)          $(0.81)          $(0.36)
====================================================================================================================

The accompanying notes are an integral part of these statements

                             CHELL GROUP CORPORATION
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED AUGUST 31, 2001, 2000 AND 1999
                        (Expressed in Canadian dollars)

                                                                                      Capital in       Accumulated        Total
                                                                                     excess of par  retained earnings  Shareholders'
                                          Preferred Shares       Common shares           value           (deficit)        Equity
                                        ------------------------------------------
                                         Shares      Amount     Shares     Amount
------------------------------------------------------------------------------------------------------------------------------------
Balance, August 31, 1998                 900,000     10,917    2,625,170   162,484     8,837,948         2,021,829      11,033,178
 Payment for services rendered                --         --        5,500       387        26,557                --          26,944
 Interlynx acquisition (note 13[a])           --         --       27,778     1,920        93,171                --          95,091
 Conversion of promissory notes               --         --       98,193     6,844       602,207                --         609,051
 Net loss                                     --         --           --        --            --          (971,497)       (971,497)
------------------------------------------------------------------------------------------------------------------------------------
Balance, August 31, 1999                 900,000     10,917    2,756,641   171,635     9,559,883         1,050,332      10,792,767
 GalaVu acquisition (note 13[e])              --         --      100,000     6,897       288,463                --         295,360
 Change in preferred share conversion
   rate                                       --         --           --     7,887       329,892                           337,779
 Exercise of 68,500 stock options             --         --       68,500     4,703       276,431                --         281,134
 Net loss                                     --         --           --        --            --        (2,323,621)     (2,323,621)
------------------------------------------------------------------------------------------------------------------------------------
Balance, August 31, 2000                 900,000     10,917    2,925,141   191,122    10,454,669        (1,273,289)      9,383,419
 Purchase of assets and shares
   (note 13[f])                               --         --    5,426,772   372,923     2,229,291                --       2,602,214
 Issued in lieu of salary                     --         --      131,974     9,484       315,577                --         325,061
 Settlement of debt                           --         --       36,602     2,694       109,085                --         111,779
 Preferred shares converted             (900,000)   (10,917)     300,000    13,065            (9)               --           2,139
 Warrants                                     --         --           --        --       370,065                --         370,065
 Consulting services rendered                 --         --      145,000    10,405       456,218                --         466,623
 Exercise of 62,750 stock options             --         --       62,750     4,416       208,637                --         213,053
 Net loss                                     --         --           --        --            --       (11,226,225)    (11,226,225)
------------------------------------------------------------------------------------------------------------------------------------
Balance, August 31, 2001                      --         --    9,028,239   604,109    14,143,533       (12,499,514)     (2,248,128)
====================================================================================================================================

The accompanying notes are an integral part of these statements

                             CHELL GROUP CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                          FOR THE YEARS ENDED AUGUST 31
                         (Expressed in Canadian dollars)

===============================================================================================================================
                                                                                2001                2000                1999
                                                                                           (Restated - Note 17)
                                                                                 $                   $                    $
===============================================================================================================================
OPERATING ACTIVITIES
Net loss for the year                                                       (11,226,225)         (2,323,621)           (971,497)
Adjustments to reconcile net loss to net cash
     Provided by (used in) operating activities:
     Compensation costs related to the change in the conversion rate of
       preferred shares                                                              --             337,779                  --
     Depreciation and amortization                                            3,040,407           2,249,321           1,429,219
     Accretion of interest on non-interest bearing promissory notes             183,513             173,076              31,084
     Loss from investment in Viewer Services                                         --                  --             (28,576)
     Write-off of leasehold improvements                                        355,560                  --                  --
     Services rendered for shares                                               659,359                  --                  --
     Warrants issued                                                            174,084                  --                  --
     Write-off of prepaids arising from Chell asset purchase                    367,235                  --                  --
     Write-off of assets arising from discontinued operations                   939,513                  --                  --
Changes in assets and liabilities:
     Decrease (increase) in short-term investments                              250,051              (7,801)          1,780,407
     Decrease (increase) in accounts receivable, trade                          790,018            (614,830)             (8,275)
     Decrease (increase) in income taxes receivable                             (11,977)           (143,227)                 --
     Decrease in inventory                                                      100,626              54,652              47,220
     Decrease (increase) in prepaid expenses                                     98,779             119,616            (103,356)
     Decrease (increase) in other accounts receivable                           133,580             (30,796)           (153,020)
     Decrease (increase) in other assets                                        111,072            (202,799)                 --
     Decrease (increase) in assets from discontinued operations                 103,710            (267,046)            (78,177)
     Increase (decrease)in accounts payable and accrued liabilities           1,072,245             919,707            (304,370)
-------------------------------------------------------------------------------------------------------------------------------
Cash (used in) provided by operating activities                               2,858,450             264,031           1,640,659
-------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of property and equipment                                           (1,430,962)         (1,162,146)           (601,633)
Proceeds from disposal of property and equipment                                     --                  --              23,557
Proceeds from sale of Interlynx [Note 13[a]]                                     50,000                  --                  --
Investment in Viewer Services                                                        --                  --             (36,054)
Increase in deposit on purchase                                              (1,689,710)                 --                  --
-------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                            (3,070,672)         (1,162,146)           (614,130)
-------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Increase in notes and loans payable                                           5,006,134              21,908              38,485
Repayment of notes and loans payable                                           (102,447)            (67,436)            (48,007)
Proceeds from exercise of options                                                26,243             281,134                  --
-------------------------------------------------------------------------------------------------------------------------------
Cash (used in) provided by financing activities                               4,929,930             235,606              (9,522)
-------------------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents during the period         (999,192)           (662,509)          1,017,007
Cash and cash equivalents, beginning of period                                1,355,613           2,018,122           1,001,115
-------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                        356,421           1,355,613           2,018,122
===============================================================================================================================

Income taxes paid                                                                98,491              59,956             265,771
Interest paid                                                                   146,781             121,579              67,356

      2001 Fiscal Year - Non cash items arose from the purchase of Chell.com assets during the 2001 Fiscal Year. They are $1,936,272 of property & equipment, $107,589 of goodwill, $45,044 of prepaids, $1,404 in other accounts receivable and in addition shares were issued (Note 13f). Other assets of $174,084 arose from the issue of warrants, shares were issued for consulting fees and salaries in the amount of $659,359, shares were issued for a debt payment on the GalaVu purchase in the amount of $115,165, write-off of leaseholds of $355,560 and write-off of prepaids from Chell purchase of $367,235.

      2000 Fiscal Year - Non cash items arose from the purchase of GalaVu Entertainment Network Inc. during the 2000 Fiscal Year. They are: $3,300,000 of long-term debt, and the associated unamortized discount of ($637,302), accretion of interest of $173,076 in accrued liabilities; assumption of liabilities of $529,440, $337,779 one-time compensation charge arising from the change in the preferred share conversion rate and the issuance of shares amounting to $295,360.

The accompanying notes are an integral part of these statement

1. DESCRIPTION OF BUSINESS AND OPERATIONS

Chell Group Corporation [the "Company"] was incorporated under the laws of the State of New York on May 12, 1986. The Company is the holding company for NTN Interactive Network Inc. ["Interactive"], GalaVu Entertainment Network Inc. ["GalaVu"] and Chell Merchant Capital Group ["CMCG"], all of which are wholly-owned operating companies. The Company also owns all of the outstanding stock of 3484751 Canada Inc., a corporation the Company established and incorporated under the Canada Business Corporations Act on April 20, 1998. Interactive owns all of the outstanding stock of Magic Lantern Communications Ltd. ["Magic"]. Magic and its subsidiaries are involved in the marketing and distribution of educational video and media resources. 3484751 Canada Inc. was incorporated for the sole purpose of owning a property, purchased in 1998, on behalf of the Company, which provides Magic and GalaVu with operating facilities.

CMCG is incorporated under the Ontario Business Corporations Act and is a technology buyout/operating company applying private equity principles and capital market expertise to consolidate earnings and strategically grow the solid, but undervalued public and private companies it acquires. CMCG's acquisitions are strategically designed to support its long-term vision of the technology market.

Interactive is incorporated under the Canada Business Corporations Act and has signed a license agreement [the "NTNC license"] with NTN Communications, Inc., an unrelated Delaware company, for exclusive representation of their interactive communications for all industry sectors in Canada. This interactive entertainment network allows viewers to participate actively with a variety of television programs, trivia and sports games. Present subscribers to the Company's networks are hotels, restaurants, bars and university clubs. Each subscriber either purchases the system hardware directly or rents the system from Interactive. Interactive purchases the subscriber system from NTN Communications, Inc. and various other suppliers. Following the installation, each subscriber pays a monthly fee to Interactive for the program content and maintenance services, which range from $650 to $750. The monthly fees for rental systems range from approximately $255 to $290.

GalaVu is incorporated under the Ontario Business Corporations Act and is a technology-based entertainment provider of interactive in-room entertainment systems for small and mid-sized hotels. GalaVu's interactive system is based upon proprietary technology and provides a suite of products including movies on demand, premium television programming and other information and entertainment services.

The Company's primary market to date has been Canada.

As shown in the financial statements, the Company incurred a net loss from continuing operations of $9,622,841 during the year ended August 31, 2001 and, as of that date, had a working capital deficiency of $4,432,000. The Company's business plans for 2002 contemplates obtaining additional working capital through refinancings or restructurings of its existing loan agreements, reducing operating overhead (which has already begun through workforce consolidation), and the possible sale of some of its existing subsidiaries. Management is of the opinion that they will be able to obtain enough working capital and that, together with funds provided by operations, there will be sufficient working capital for the Company's requirements in the future.

2. ECONOMIC DEPENDENCE

Interactive is dependent upon NTN Communications, Inc. as its sole supplier for the transmission of program content to the Company's subscribers. In the event that NTN Communications, Inc., which operates under the going-concern assumption, terminates the transmission of program content, the Company believes, but cannot assure, that such services are likely to be continued by others. As of September 30, 2001, NTN Communications, Inc. had shareholders' equity of $1,142,000 and a working capital deficit of $3,098,000 according to its unaudited balance sheet included in its quarterly report. NTN Communications, Inc. has reported a quarterly net loss for September 2001 of $732,000, a quarterly net loss for June 2001 of $949,000 and a quarterly net loss for March 2001 of $1,578,000. It reported a net loss for the year ended December 31, 2000 of $9,589,000. All such amounts are quoted in U. S. dollars [note 9].

3. SIGNIFICANT ACCOUNTING POLICIES

                              Basis of presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. They are expressed in Canadian dollars which is the currency of the primary economic environment in which operations are conducted.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                             Basis of consolidation

These consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries Interactive, Magic, GalaVu, 3484751 Canada Inc., Interlynx, CMCG and Chell.com USA Inc. Magic conducts its operations directly and through its wholly-owned subsidiaries, 1113659 Ontario Ltd. ["Viewer Services"] and Tutorbuddy Inc. ["Tutorbuddy"], and its 75% ownership of Sonoptic Technologies Inc. ["STI"]. Effective June 16, 1999, Magic acquired an additional 50% of the shares of Viewer Services, thereby making Viewer Services a wholly-owned subsidiary of Magic. On September 10, 1997, effective September 1, 1997, Interactive acquired 51% of the outstanding shares of Interlynx. On June 1, 1999, Interactive acquired the remaining 49% of the outstanding shares of Interlynx. Effective June 30th 2001, the Company signed an agreement to sell Interlynx, a wholly-owned subsidiary of NTN for $50,000 and a promissory note of $45,000. The Company's financial statements have been restated to reflect Interlynx as a discontinued operation for all periods presented. The Company uses the equity method for investments in which it owns less than 51%.

The 25% minority interest liability in STI has been reflected at zero due to operating losses.

All significant intercompany transactions have been eliminated.

                          Foreign exchange translation

U.S. dollar accounts in these consolidated financial statements are translated into Canadian dollars on the following bases:

[a] The assets and liabilities denominated in foreign currencies are translated at the exchange rate in effect at the consolidated balance sheet dates.

[b] Revenue and expenses are translated at a rate approximating the rates of exchange prevailing on the dates of the transactions.

[c] Any gains and losses on foreign currency transactions are recorded in operations as incurred.

                                    Revenues

Revenue from network services is recognized on a monthly basis beginning when the systems are installed on the purchasers' premises. The payment terms are on a monthly basis.

Revenue from Pay-tv is recognized at the time of viewing.

Revenue from event programming is recognized upon completion of the contract.

Revenue from advertising sponsorship is recognized on a monthly basis over the term of the contract.

Revenue from video sales and video dubbing is recognized upon shipment.

Software sales are recognized in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, "Software Revenue Recognition." Pursuant to SOP 97-2, software sales are recognized on sales contracts when all of the following conditions are met: a signed contract is obtained, delivery has occurred, the total sales price is fixed and determinable, collectibility is probable, and any uncertainties with regard to customer acceptance are insignificant. For those contracts that include a combination of software and services, sales are allocated among the different elements based on company-specific evidence of fair value of each element. Sales allocated to software are recognized as the above criteria are met. Sales allocated to services are recognized as services are performed and accepted by the customer or, for maintenance agreements, ratably over the life of the related contract.

                            Cash and cash equivalents

Cash and cash equivalents include cash and term deposits, which mature in less than three months from the date of issue. The carrying value of term deposits approximates their fair values.

                             Short-term investments

Investments at August 31, 2001 and 2000 consist of debt securities and marketable equity securities. The Company has classified its portfolio as "trading". Trading securities are bought and held principally for the purpose of selling them in the near term and are recorded at fair value. Unrealized gains and losses on trading securities are included in the determination of net income
(loss) for the year. The fair value of these securities represents current quoted market offer prices.

                                    Inventory

Inventory consists of finished goods held for sale or rent, which are valued at the lower of cost, using the first-in, first-out method, and net realizable value.

                             Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Equipment is depreciated using a declining balance rate of 20%. Computer equipment as well as masters and libraries are depreciated using a declining balance rate of 30%. Automobiles are depreciated on a straight-line basis over 3 years, buildings on a straight-line basis over 25 years, software on a straight-line basis over 3 years and rental equipment and leasehold improvements both on a straight-line basis over 5 years.

On an ongoing basis, management reviews the valuation and depreciation of property and equipment, taking into consideration any events and circumstances which might have impaired the carrying value. The Company assumes there is an impairment if the carrying amount is greater than the expected net future cash flows. The amount of impairment, if any, is measured based on projected discounted future cash flows, using a discount rate that reflects the Company's average cost of funds.

                           Software development costs

The Company capitalizes the costs of software development when technological feasibility of the computer software product is established. Capitalization of software ceases when the product is available for release to customers. Capitalized costs are amortized on the basis of products sold.

                              Licenses and goodwill

Licenses are stated at cost less accumulated amortization. Amortization for the NTNC license is provided over a 25-year period using the straight-line basis to December 31, 2015. Accumulated amortization amounted to $137,512 [2000- $125,010].

On August 28, 1998, the Company entered into an agreement [the "Players license"] for $78,401 [U.S.$50,000] with Players Network Inc. ["Players"], whereby the Company was appointed by Players as the exclusive Canadian distributor of its products. The Company was also granted the irrevocable option, by Players, to purchase from treasury up to 50,000 common shares in the capital stock of Players, at a purchase price of $1.75 per share (U.S.). This option expired on August 28, 2000 and was not exercised. The agreement provided the Company the right to terminate the agreement for the 30-day period immediately following the end of the first year of the term of the agreement. In the event the agreement is so terminated, the Company would receive, from treasury, 50,000 common shares in the capital stock of Players. The agreement was not terminated. Amortization of this license is provided over a 10-year period using the straight-line basis to 2009. Accumulated amortization amounted to $23,539 [2000 - $15,693].

Goodwill is stated at cost less accumulated amortization. Amortization is provided using the straight-line basis over a period varying from 10 to 20 years, depending on the transaction that generated the goodwill. Accumulated amortization amounted to $831,944 [2000 - $691,120], net of amounts included in discontinued operations.

On an ongoing basis, management reviews the valuation and amortization of the licenses and goodwill, taking into consideration any events and circumstances which might have impaired the fair value. The Company assumes there is an impairment if the carrying amount is greater than the expected net future cash flows. The amount of impairment, if any, is measured based on projected discounted future cash flows, using a discount rate that reflects the Company's average cost of funds. (See "Recent Pronouncements" below)

                                  Other assets

Other assets are stated at cost net of amortization. Amortization is provided using a straight-line basis over the estimated life of the assets.

                                  Income taxes

The Company accounts for deferred income tax assets and liabilities based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in accordance with SFAS No. 109. [see note 7].

                               Earnings per share

Basic earnings per share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period excluding contingent shares issued in accordance with SFAS No. 128. Diluted earnings per share are calculated in accordance with the treasury stock method and are based on the weighted average number of common shares and dilutive common share equivalents outstanding.

                             Employee stock options

The Company accounts for its stock option plans and its employee stock purchase plan in accordance with the provisions of the Accounting Principles Board's Opinion No. 25, "Accounting for Stock Issued to Employees"

["APB 25"]. [see "Recent Pronouncements" below and note 10[c]].

                              Recent pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards, No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, the pooling of interests method of accounting for business combinations is no longer allowed and goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

In March 2000, FASB issued Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB No. 25 for certain issues, including the definition of an employee, the treatment of the acceleration of stock options and the accounting treatment for options assumed in business combinations. FIN 44 became effective on July 1, 2000, but is applicable for certain transactions dating back to December 1998. The adoption of FIN 44 did not have a material impact on the Company's financial position or results of operations.

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." (SAB No. 101). SAB No. 101 expresses the views of the SEC staff in applying generally accepted accounting principles to certain revenue recognition issues. The Company has adopted the provisions of SAB No. 101 in the first quarter of fiscal 2001 and its adoption had no material impact on its financial position or its results of operations.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."(SFAS No. 133). SFAS No. 133, as amended by SFAS No. 138, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 requires the recognition of all derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. The Company was required to adopt this standard in the first quarter of fiscal year 2001 pursuant to SFAS No. 137 (issued in June
1999), which delayed the adoption of SFAS No. 133 until that time. The Company's adoption of SFAS No. 133 did not have a material impact on the its financial position or its results of operations.

4. SHORT-TERM INVESTMENTS

Short-term investments consist of the following:

                                                      2001           2000
                                                       $              $
      --------------------------------------------------------------------
      Shares                                         19,676             --
      Money market funds                                 --        166,175
      Debt securities
         U.S. treasury securities                        --        103,552
      --------------------------------------------------------------------
                                                     19,676        269,727
      ====================================================================

5. NOTE RECEIVABLE

The details of the note receivable are as follows:

                                                      2001           2000
                                                       $              $
      --------------------------------------------------------------------
      Long-term
      Connolly-Daw Holdings Inc.                   160,000         160,000
      --------------------------------------------------------------------
                                                   160,000         160,000
      ====================================================================

The unsecured note receivable from Connolly-Daw Holdings Inc. ["Connolly-Daw"] bears interest at the bank's prime rate, calculated and payable monthly, not in advance. The note is payable on demand, however, the Company does not intend to call the note within the next fiscal year. The President and Secretary of Connolly-Daw are the Controller and Chief Executive Officer of Magic. The bank's prime rate was 5.75% at August 31, 2001 [2000 - 7.5%].

6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                       2001                                             2000
                                   ===========================================       ==========================================
                                                    Accumulated      Net book                       Accumulated       Net book
                                       Cost        depreciation       value             Cost        depreciation        value
                                        $               $               $                 $               $               $
      -------------------------------------------------------------------------------------------------------------------------
      Land                            785,500              --          785,500          785,500              --         785,500
      Buildings                     1,480,401         260,489        1,219,912        1,480,401         227,505       1,252,896
      Rental Equipment              3,911,487       3,574,523          336,964        3,880,304       2,886,104         994,200
      Equipment                     6,233,095       2,663,991        3,569,104        5,357,321       1,585,572       3,771,749
      Software                        810,166         301,571          508,595          591,253         151,069         440,184
      Automobiles                      13,383          12,559              824           13,383           8,829           4,554
      Computer Equipment            1,088,304         474,908          613,396          370,084         246,661         123,423
      Masters and Libraries           937,056         467,547          469,509          545,949         281,560         264,389
      Leasehold improvements        1,020,353         263,875          756,478          113,301          60,576          52,725
      -------------------------------------------------------------------------------------------------------------------------
                                   16,279,745       8,019,463        8,260,282       13,137,496       5,447,876       7,689,620
      =========================================================================================================================

During the year, depreciation of property and equipment was $2,667,248 [2000 - $2,035,985; 1999 - $1,212,038].

7. INCOME TAXES AND DEFERRED INCOME TAXES

The provision for income taxes consists of the following:

                                         2001           2000         1999
                                          $              $             $
      --------------------------------------------------------------------
      Current
         Federal                          --             --         98,000
         Provincial                       --             --         52,000
      --------------------------------------------------------------------
                                          --             --        150,000
      ====================================================================

The difference between the provision for income taxes and the amount computed by applying the combined basic federal and provincial income tax rate of 42.1% [2000 - 43.9%; 1999 - 44.6%] to income before income taxes is as set out below:

                                                            2001          2000         1999
      Taxes on continuing operations                          $             $            $
      ---------------------------------------------------------------------------------------
      Statutory rate applied to pre-tax loss             (4,051,216)    (509,125)    (285,001)
      Benefit of current year's losses not recognized     3,734,669      405,563      344,782
      Expenses not deductible for tax purposes              316,547      117,745      167,333
      Non-taxable accounting income                              --           --      (42,482)
      Other                                                      --      (14,183)     (34,632)
      ---------------------------------------------------------------------------------------
                                                                 --           --      150,000
      =======================================================================================

                                                                        2001          2000         1999
      Taxes on discontinued operations                                    $             $            $
      ---------------------------------------------------------------------------------------------------
      Statutory rate applied to loss from discontinued operations      (675,025)    (376,406)    (101,357)
      Loss of subsidiary sold during the year                          (539,922)          --           --
      Capital loss on sale of subsidiary                              1,064,133           --           --
      Benefit of current year's losses not recognized                   150,814      376,406      101,357
      ---------------------------------------------------------------------------------------------------
                                                                             --           --           --
      ===================================================================================================

As at August 31, 2001, the Company's deferred tax assets primarily relating to the benefit of realizing losses available for carry forward and the timing difference of the write-off of property and equipment, net of a valuation allowance of $5,600,000, were nil (2000 - nil after a valuation allowance of $1,600,000).

At October 1, 1996, Magic and its subsidiaries had aggregate operating losses of $676,000. The purchase price of Magic has not been allocated to the operating losses since a valuation allowance has been charged against the entire amount. During 1999, $152,000 of these losses were applied to reduce taxable income. In 2000 and 2001 Magic did not have taxable income.

Accordingly, when realized, the tax benefit of the unrecognized loss carryforwards will be applied to reduce goodwill related to the acquisitions of Magic. The goodwill related to Magic was reduced by $51,687 as a result of utilizing pre-acquisition losses during 1999.

At August 31, 2001, the Company and certain subsidiaries have non-capital loss carryforwards of approximately $12,000,000 that can be carried forward against future taxable income and capital losses of approximately $2,500,000 that can be carried forward indefinitely against capital gains realized in future years. The non-capital losses begin to expire in 2002.

8. LOANS AND NOTES PAYABLE

Loans and notes payable consists of the following:

                                                               2001          2000
                                                                $              $
      -----------------------------------------------------------------------------
      Loans Payable
      Provincial Holdings Ltd. ["PHL"] [i]                     750,000      750,000
      Province of New Brunswick ["PNB"] [ii]                        --       19,381
      Atlantic Canada Opportunities Agency ["ACOA"] [iii]       27,700       36,930
      ACOA [iv]                                                 32,985       38,485
      ACOA [v]                                                  18,608       21,908
      Royal Bank of Canada [vi]                              1,206,478    1,243,151
      -----------------------------------------------------------------------------
                                                             2,035,771    2,109,855
      -----------------------------------------------------------------------------

      Notes Payable
      Richard Wolfe                                             69,778           --
      Debenture & Note Payable [vii & viii]                  4,890,750           --
      Promissory notes - GalaVu [note 13[e]]                 2,662,698    2,662,698
      -----------------------------------------------------------------------------
                                                             7,623,226    2,662,698
      -----------------------------------------------------------------------------
      Liens notes                                                   --        2,119
      -----------------------------------------------------------------------------
                                                             9,658,997    4,774,672
      =============================================================================

[i] In June 1995, PHL advanced $750,000 to STI. This loan is collateralized by a demand promissory note signed by STI and bears interest at 6% per annum, compounded annually, commencing October 1995. Interest was forgiven by PHL for the period from October 1, 1995 to September 30, 2000. The carrying value of the loan approximates its fair value. Subsequent to September 2000, the loan bears interest at 6.75% compounded annually.

       The loan is subject to an agreement dated March 15, 1995 which, inter alia, provides for repayment in full of principal plus interest at the earlier of [a] the commencement of redemption of shares pursuant to a redemption agreement [note 9[d]] or [b] September 30, 2002 subject to any extension agreed to, or [c] on any breach of STI's obligations under the loan agreement or any other agreement with PHL.

[ii] In June 1995, PNB advanced $100,000 to STI. The loan was subject to a loan agreement dated May 25, 1995 and was secured by a demand promissory note which bears interest at 9.7% per annum, calculated half-yearly, not in advance. Subject to a forgiveness agreement outlined below, the principal plus interest was repayable at the earlier of [a] January 31, 1998 or earlier at the option of STI or [b] any breach of STI's obligations under the loan agreement.

       A forgiveness agreement dated May 24, 1995 provides that the principal plus interest may be forgiven in whole or in part, the amount dependent upon STI's number of full-time employees during the 1997 calendar year. The loan was fully forgiven during the year ended August 31, 2001.

[iii] ACOA advanced this unsecured non-interest bearing loan to STI in April 1995. The loan is repayable in five equal quarterly installments of $7,040 commencing May 1, 2000 and one final installment of $1,730. The fair value of the loan approximates its carrying value.

[iv] ACOA advanced this unsecured non-interest bearing loan to STI in May 1999. The loan can be increased to a maximum of $108,356. The balance drawn on this loan at August 31, 2001 is $32,985. Commencing on October 1, 2000, the loan was repayable as follows: six consecutive monthly installments of $500, followed by; six consecutive monthly installments of $1,000, followed by; six consecutive monthly installments of $1,500, followed by; six consecutive monthly installments of $2,000, followed by; three consecutive monthly installments of $2,500, followed by; one final installment of $985.

The fair value of the loan approximates its carrying value.

[v] ACOA advanced this unsecured non-interest bearing loan to STI in September 2000. The loan can be increased to a maximum of $23,038. The balance drawn on this loan at August 31, 2001 is $18,608. If the loan is increased to the maximum, the loan would be repayable in seventy-nine equal consecutive, monthly installments of $275, followed by one final installment of $183. The fair value of the loan approximates its carrying value.

[vi] In April 1998, the Royal Bank of Canada made available a Matched Fund Term Loan in the amount of $1,319,000 in order to finance the purchase of 10 Meteor Drive, including leaseholds, and to refinance the demand installment loan on 775 Pacific Road, a property owned by Magic. Borrowings are repayable by blended monthly payments of principal and interest based on a 20-year amortization period with the balance due and payable at the end of the 5-year term on April 27, 2003. The interest rate in effect for the first 5-year term of the loan is 6.98%. The fair value of the loan approximates its carrying value.

       The loan is collateralized by a fixed debenture of $1,000,000, hypothecated to Magic's land and buildings, a guarantee and postponement of claim of $650,000 signed by Magic, a collateral first mortgage in the amount of $490,000 covering the property at 10 Meteor Drive, and a general security agreement covering all the assets of Interactive, other than real property.

[vii] On January 15, 2001, the Company received US$1,500,000 in return for a promissory note. The note bears interest at 2% per month and US$1,000,000 of the principal and accrued interest is due and payable on December 5, 2001. The remaining balance will be paid in seven monthly payments of $100,000 commencing January 15th, 2001 with a final payment of $8,750 due on August 5, 2002.

[viii] On October 3, 2000, the Company closed the sale of a US$3,000,000
       Convertible 10% Debenture to the VC Advantage Limited Partnership ("VCALP"). As at August 31, 2001, US$1,700,000 has been advanced. This unsecured convertible debenture is due three years from issue. The Convertible Debenture bears interest at 10% per annum, payable upon conversion, redemption or maturity. The unpaid principal of the debenture bears interest from the date that it is actually advanced until paid. Interest is payable in cash or stock at our option. The Convertible Debenture is convertible into common stock, at US$3.00 per share, in amounts specified by the VCALP. The maximum number of common shares VCALP will receive is one million. On the close date, the Company also issued 50,000 warrants to purchase 50,000 common shares at US$3.00 per share to VCALP. The warrants have a term of four years. On November 30, 2000 the convertible debenture was assigned by VCALP to CALP II Limited Partnership.

Approximate future annual principal payments for long-term debt, exclusive of the above lien notes, are as follows:

                                                               $
                ----------------------------------------------------
                2002                                       3,774,658
                2003                                       2,615,493
                2004                                       3,243,653
                2005                                           8,800
                2006                                           8,800
                2007 and thereafter                            7,593
                ----------------------------------------------------
                                                           9,658,997
                ====================================================

9. COMMITMENTS

[a]   Commissions expense to NTN Communications, Inc.

      Pursuant to an agreement dated March 23, 1990, Interactive pays commissions to NTN Communications, Inc. when the related revenues are earned at the rate of U.S. $2,205 per year per subscriber. Interactive also pays NTN Communications, Inc. a royalty fee equal to 25% of the net revenues as defined in the agreement derived from all services except for certain hospitality and special projects that existed at March 23, 1990; a royalty fee equal to the production quotation submitted by NTN Communications, Inc. plus 10% of the gross profit of special projects [special broadcasts for a non-continuous selective event]; and a one-time royalty fee equal to NTN Communications, Inc.'s production costs for any new programming developed by Interactive to be added to the existing programming schedule. The agreement expires on December 31, 2015.

Total amounts expensed in the year under this agreement were $1,865,674 [2000 - $1,822,684; 1999 - $2,011,202].

[b]   Commissions expense - other

Commissions expense to sub-licensees is recognized when the related revenues are earned and are calculated as follows:

      [i] 30% of all fees received by Interactive under any Commercial User Agreement as then in effect if such agreement is executed through the efforts of the sub-licensee where the establishment subject to the Commercial User Agreement is located within the territory during the first term of any such agreement;

      [ii] 10% of all net fees received by Interactive from National Advertisers [sponsors] based on the number of Commercial User locations within the territory; and

      [iii] 5% of all net fees received by Interactive under any Residential
            User Agreement within the territory, which may only be solicited by Interactive directly.

      All commission payments are made to sub-licensees no later than the 15th of the month immediately following the month in which user fees and sponsor fees, from which said commissions are earned, are received and collected by Interactive.

[c]   Lease commitments

The future minimum annual lease payments under operating leases are as follows:

             Vehicles                                             $
             --------------------------------------------------------
             2002                                              19,915
             2003                                               4,794
             2004                                               9,189
             2005                                                  --
             2006                                                  --
             2007 and thereafter                                   --
             --------------------------------------------------------
                                                               33,898
             ========================================================

              Office Equipment                                   $
              -------------------------------------------------------
              2002                                            150,578
              2003                                             76,327
              2004                                             54,197
              2005                                                 --
              2006                                                 --
              2007 and thereafter
              -------------------------------------------------------
                                                              281,102
              =======================================================

              Premises                                          $
              -------------------------------------------------------
              2002                                            493,190
              2003                                            380,564
              2004                                            380,564
              2005                                             71,086
              2006                                                 --
              2007 and thereafter                                  --
              -------------------------------------------------------
                                                            1,325,404
              =======================================================

Operating lease expenses were $570,616 for 2001, $382,610 for 2000, and $201,366 for 1999.

[d]   Redemption of shares of subsidiary

STI, a subsidiary, has entered into a redemption agreement dated March 15, 1995 with its minority shareholder [25% of common shares held], PHL. Shares held by PHL may be redeemed by STI in minimum numbers of five after December 31, 1997 provided STI has repaid all indebtedness to PHL and PNB, or the PNB indebtedness has been forgiven, and must be redeemed in full on or before September 20, 2002.

The redemption price is calculated at the higher of [i] the purchase price per share [$0.04], or [ii] the purchase price per share plus the increase per share in retained earnings of the corporation to the date of redemption, calculated by adding back to the retained earnings the pro rata share applicable to the number of shares being redeemed, of all interest paid or accrued on the loan by PHL and to the corporation in the amount of $750,000 and deducting therefrom the interest actually paid, pro rata to the number of shares being redeemed. There has been no repayment on the loan as at August 31, 2001.

As at August 31, 2001, the value of the shares, if redeemed, totaled a nominal amount.

[e]   Standby letters of credit

GalaVu has a $100,000 standby letter of credit in favour of one of its suppliers. Any amounts drawn on this facility are charged to our bank account. These facilities have not been used in 2001, 2000 or 1999.

[f]   Employment agreements

The Company and certain subsidiaries have entered into employment agreements with certain executive management employees with terms of between one and two years. These agreements expire in fiscal 2002. The remaining commitment for 2002 is approximately $208,000.

On September 19, 2000, the Company entered into an employment agreement with Cameron Chell, pursuant to which Mr. Chell serves as the Company's President and Chief Executive Officer. The agreement provides for an initial base compensation of $360,000, together with automobile expenses of $8,400. In addition to the fixed remuneration, the Company shall provide Mr. Chell with the services of an Executive Assistant on an ongoing basis and an Accountant for a reasonable period of time to allow for the completion of outstanding accounting work related to existing companies in which Mr. Chell is involved. It was the understanding of the parties that this agreement was to be replaced by a definitive employment agreement before October 10, 2000, however, such agreement has not been entered into at this time. Since the signing of this agreement, Mr. Chell has eliminated both his salary and automobile allowance in an effort to reduce our cash requirements. These were eliminated with the understanding that the compensation of Mr. Chell will be mutually agreed upon between the parties.

10. SHARE CAPITAL

[a]   Authorized shares

The Company's authorized share capital comprises 50,000,000 common shares (increased from 20,000,000 shares on February 28, 2001),with a par value of $0.063 [U.S. $0.0467] per share and 1,500,000 non-cumulative preferred shares with a par value of $0.012 [U.S. $0.010] per share. The preferred shares are voting and convertible, such that 3 preferred shares are exchangeable for 1 common share, at the option of the holders. The conversion rate in 1999 was such that 4.67 preferred shares were exchanged for 1 common share, at the option of the holders.

[b]   Issued and outstanding shares

As at August 31, 2001, there were no preferred shares outstanding [2000 - 900,000 aggregating - $10,917] . On March 30, 2001, these 900,000 preferred shares were converted to 300,000 common shares.

Common shares issued and outstanding for accounting purposes are as follows:

                                                               Common shares
                                                         ------------------------    Capital in excess
                                                           Number          Amount       of par value            Total
                                                             #               $                 $                  $
      =================================================================================================================
      Balance as at August 31, 1998                      2,625,170        162,484          8,837,948          9,000,432
      Payment for services rendered                          5,500            387             26,557             26,944
      Interlynx acquisition [note 13[a]]                    27,778          1,920             93,171             95,091
      Conversion of promissory notes [i]                    98,193          6,844            602,207            609,051
      -----------------------------------------------------------------------------------------------------------------
      Balance as at August 31, 1999                      2,756,641        171,635          9,559,883          9,731,518
      GalaVu acquisition [note 13 [e]]                     100,000          6,897            288,463            295,360
      Exercise of 68,500 stock options                      68,500          4,703            276,431            281,134
      Change in preferred shares conversion rate                --          7,887            329,892            337,779
      -----------------------------------------------------------------------------------------------------------------
      Balance as at August 31, 2000                      2,925,141        191,122         10,454,669         10,645,791
      Purchase of assets and shares from Chel.com
      Ltd. and Cameron Chell [note 13[f]]                5,426,772        372,923          2,229,291          2,602,214
      Issued in lieu of salary                             131,974          9,484            315,577            325,061
      Settlement of debt                                    36,602          2,694            109,085            111,779
      Preferred shares converted                           300,000         13,065                 (9)            13,056
      Warrants                                                  --             --            370,065            370,065
      Consulting fees rendered                             145,000         10,405            456,218            466,623
      Exercise of 62,750 stock options                      62,750          4,416            208,637            213,053
      -----------------------------------------------------------------------------------------------------------------
      Balance as at August 31, 2001                      9,028,239        604,109         14,143,533         14,747,642
      =================================================================================================================

      [i] The consideration for the acquisition of Magic [note 13[c]] included promissory notes with a maturity value of $1,250,000. Under the terms of the purchase agreement, the Company elected to issue common shares as payment against $560,000 of these notes during fiscal 1998. In fiscal 1999, the Company elected to issue shares to pay the remaining $609,051 outstanding on the promissory notes.

[c]   Long-Term Incentive Plan

The Company has adopted a Long-Term Incentive Plan [the "Plan"] designed to compensate key employees of our Company for the performance of their corporate responsibilities. The benefits to employees under the Plan are dependent upon improvement in market value of the Company's common shares. The Plan offers selected key employees the opportunity to purchase common shares through the exercise of a stock option. An option entitles the employee to purchase common shares from the Company at a price determined on the date the option is granted. The option exercise price is the closing trading price of the stock on the day prior to the grant date. The options vest over a four-year period from the grant date, at the rate of 25% per year. Options granted prior to August 31, 1998 vest over a two-year period from the grant date, 50% after one year and 50% at the end of the second year. The options expire five years after the grant date. The Plan also provides that selected key employees may receive common shares as an award of Restricted Stock. Restricted Stock consists of common shares that are awarded subject to certain conditions, such as continued employment with the Company or an affiliate for a specified period. Up to 20% of the outstanding common stock, on a fully diluted basis on the date of the grant, excluding outstanding options may be issued under the plan.

The following is a summary of outstanding stock options:

                                            Weighted average    Total
                                             exercise price
                                                 U.S. $           #
      =================================================================
      Balance as at August 31, 1998                             460,000
      Issued                                      2.30          285,000
      Forfeited                                   2.41          (18,500)
      Expired                                     2.33           (7,500)
      -----------------------------------------------------------------
      Balance as at August 31, 1999                             719,000
      Issued                                      9.42          772,000
      Exercised                                   2.79          (68,500)
      Expired                                     2.92         (125,500)
      -----------------------------------------------------------------
      Balance as at August 31, 2000                           1,297,000
      Issued                                      4.33           94,500
      Exercised                                   2.68          (62,750)
      Expired                                     2.40           (3,750)
      -----------------------------------------------------------------
      Balance as at August 31, 2001                           1,325,000
      =================================================================

      Exercise price                   Expiry date                        Total
      U.S. $                                                                  #
      =========================================================================
      3.00                             November 20, 2001                 47,000
      3.00                             November 25, 2001 [I]             56,750
      3.00                             April 8, 2002 [I]                  1,500
      3.00                             November 17, 2002 [I]            115,500
      3.00                             November 20, 2002                 15,000
      2.00                             November 23, 2003                141,250
      3.50                             February 25, 2004                  1,500
      3.00                             June 11, 2004 [note 13[a]]        80,000
      2.00                             October 14, 2004                  75,000
      1.81                             November 23, 2004                 30,000
      4.375                            April 3, 2005                     25,000
      9.75                             August 11, 2005                  642,000
      9.75                             November 1, 2005                  23,000
      3.50                             December 6, 2005                  71,500
      -------------------------------------------------------------------------
      Balance as at August 31, 2000                                   1,325,000
      =========================================================================

      [i] Repriced options - At a meeting of the Company's Board of Directors on July 10, 1998, the Board determined that it was in the best interests of the Company to offer the holders of options, pursuant to the Company's Long-Term Incentive Plan, a reduction in the exercise price of outstanding options to $3.00 per share if the option holders agreed not to exercise such options for at least six months after the repricing. Option holders were given the choice of keeping their existing option pricing in lieu of agreeing not to exercise such options for six months. All option holders chose to receive repriced options. The repriced option exercise amount is the closing trading price of the Company's stock on July 9, 1998.

The number of stock options that are exercisable at August 31, 2001 is 761,163 [2000 - 363,666].

The weighted average fair value of options granted during 2001 was U.S. $1.17[2000 - U.S $5.51].

The Company accounts for its stock option plans and its employee stock purchase plan in accordance with the provisions of APB 25. Accordingly, because the exercise price of the employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense has been recognized in the consolidated financial statements for these plans.

Pro forma information regarding net income and earnings per share is required by FAS 123, and has been determined as if we had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option valuation model with the following weighted average assumptions for 2001, 2000 and 1999: risk-free interest rate of 5.39% [2000 - 5.84%; 1999 - 5.32%];
dividend yield of 0% [2000 - 0%; 1999 - 0%]; volatility factor of 0.707 [2000 - 0.848; 1999 - 0.819]; and a weighted average expected life of the options of 3 years [2000 - 4 years; 1999 - 4 years].

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The Company's pro forma net loss and loss per share follows:

                                      2001             2000           1999
      -----------------------------------------------------------------------
                                        $               $               $
      Pro forma net loss          (12,479,430)     (2,518,310)     (1,399,105)
      =======================================================================

      Pro forma loss per share
      Basic                             (1.49)          (0.88)          (0.53)
      Diluted                           (1.49)          (0.88)          (0.53)
      =======================================================================

11. EARNINGS (LOSS) PER SHARE

Earnings (loss) per share were calculated in accordance with Statement of Financial Accounting Standards No. 128. The following table sets forth the computation of basic and diluted earnings (loss) per share for the years ended August 31:

      ---------------------------------------------------------------------------------------------------------
                                                                       2001            2000            1999
                                                                         $               $               $
      =========================================================================================================
      Numerator
      Net income (loss) [numerator for basic earnings (loss)
      per share]                                                   $(11,226,225)    $(2,323,621)    $  (971,497)
      Accretion of interest on non-interest bearing convertible
      promissory notes (anti-dilutive)                             $    183,513     $   173,076     $    31,084
      Numerator for diluted earnings (loss) per share              $(11,042,712)    $(2,150,545)    $  (940,413)

      Denominator
      For basic weighted average number of shares                     8,393,589       2,873,042       2,635,050

      Effect of dilutive securities
      Convertible preferred shares                                           --              --              --
      Convertible promissory notes                                           --              --              --
      Employee stock options                                                 --              --              --

      Denominator for diluted earnings (loss) per share -
      adjusted weighted average number of shares and
      assumed conversions                                             8,393,589       2,873,042       2,635,050

      Basic loss per share                                         $      (1.34)    $     (0.81)    $     (0.36)
      Diluted loss per share                                       $      (1.34)    $     (0.81)    $     (0.36)
      =========================================================================================================

During the year ended August 31, 2001, 900,000 preferred shares convertible to 300,000 common shares were exercised and are no longer outstanding. In addition, options to purchase 1,325,000 common shares were outstanding. These securities were not included in the diluted loss per share calculation because the effect would be anti-dilutive.

At August 31, 2000, 900,000 preferred shares convertible to 300,000 common shares were outstanding. In addition, options to purchase 1,297,000 common shares were outstanding. These securities were not included in the diluted loss per share calculation because the effect would be anti-dilutive.

At August 31, 1999, 900,000 preferred shares convertible to 192,857 common shares were outstanding. In addition, options to purchase 719,000 common shares were outstanding. These securities were not included in the diluted loss per share calculation because the effect would be anti-dilutive.

12. CONTINGENT LIABILITIES

On June 12, 1992, the Company filed a lawsuit against an unrelated company, Interactive Network Inc. of Mountainview, California, U.S.A. and its president. The suit seeks a non-infringement declaration with respect to a Canadian patent. This action was discontinued on September 9, 1998.

On June 18, 1992, Interactive Network Inc., a third party, instituted proceedings against Communications, NTN Interactive Network Inc. and the Company in the Federal Court of Canada and in the California Supreme Court claiming patent infringement. It is the opinion of our Company's management and counsel, that this patent infringement claim will be successfully defended.

Canada Customs and Revenue Agency is currently in discussions with the Company regarding a potential liability with respect to withholding tax on certain amounts paid to Communications. An assessment of approximately $600,000 has been made to date by Canada Customs and Revenue Agency and the Company has filed a notice of objection. Management and counsel believe that it has valid defenses with respect to these matters and, accordingly, no amount has been recorded in these consolidated financial statements. In the event that such matters are settled in favour of Canada Customs and Revenue Agency, the amounts could be material and would be recorded in the period in which they became determinable.

The Company and its property are not a party or subject to any other material pending legal proceedings, other than ordinary routine litigation incidental to its business. To the knowledge of management no other proceedings of a material nature have been or are contemplated against the Company.

13. BUSINESS ACQUISITIONS/DISPOSITIONS

[a]   Interlynx Multimedia Inc.

Effective September 1, 1997, the Company acquired 51% of Interlynx and its subsidiary for a purchase price of $622,000. The purchase price was satisfied by $357,000 in cash and the issue of 55,209 shares with a value of $4.80 per share. The acquisition was recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated as set out below:

                                                                        $
      -------------------------------------------------------------------

      Goodwill                                                  1,136,029
      Net liabilities assumed                                    (491,028)
      Acquisition costs capitalized                               (23,001)
      -------------------------------------------------------------------
      Purchase price                                              622,000
      ===================================================================

The excess of cost over net tangible assets (net of liabilities) acquired of $1,136,029 was allocated to goodwill, which is being amortized over twenty years.

The Company's 51% share of the operating results of Interlynx are included in our consolidated statements of operations and retained earnings from the date of acquisition.

Effective June 1, 1999 the Company acquired the remaining 49% of Interlynx. The consideration for the purchase included the issuance of 27,778 common shares of the Company's stock and the issuance of options to purchase 80,000 common shares of our stock at a strike price of U.S. $3.00. These options were issued out of the existing employee stock option plan [note 10[c]]. In addition to the employee stock option plan conditions, entitlement to these options is subject to the achievement of annual operating profit levels [profit before income taxes and minority interest] for the three fiscal years ending August 31, 2000, August 31, 2001 and August 31, 2002. At the end of the fiscal year ending August 31, 2000 if annual operating profits are at least $332,000, 26,666 of the options will be deemed earned. If annual operating profits for the year ending August 31, 2001 are at least $558,000, an additional 26,667 of the options will be deemed earned. This level of operating profit was not achieved during fiscal 2001 or 2000.

The June 1, 1999 acquisition was recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated as set out below:

                                                                         $
      --------------------------------------------------------------------

      Goodwill                                                      95,091
      --------------------------------------------------------------------
      Purchase price                                                95,091
      ====================================================================

The excess of cost over tangible assets acquired of $95,091 was allocated to goodwill, which is being amortized over twenty years.

The Company's additional 49% share of the operating results of Interlynx are included in its consolidated statements of operations and retained earnings from the date of acquisition.

During fiscal 2001, the Company sold Interlynx for cash consideration of $50,000 and a $45,000 promissory note receivable.

The results of Interlynx have been classified as discontinued operations in the accompanying financial statements for all years presented.

Summarized operating results of discontinued operations are as follows:

                                                                           Year Ended
                                                                           August 31,
                                                                2001          2000          1999
                                                             ---------     ---------     ---------
Sales                                                        $ 313,555     $ 586,756     $ 596,951
Loss before income taxes                                      (665,673)     (857,416)     (227,257)
Income tax expense                                                  --            --            --
Net (loss) from discontinued operations, net of tax           (665,673)     (857,416)     (227,257)
(Loss) on disposal of discontinued operations, net of tax    $(937,711)    $      --     $      --

[b]   1113659 Ontario Ltd.

Effective June 16, 1999, the Company acquired through its wholly-owned subsidiary, Magic, an additional 50% of the shares of Viewer Services, thereby making Viewer Services a wholly-owned subsidiary of Magic. This acquisition was recorded using the purchase method of accounting for a consideration of $1 and the assumption of net liabilities of approximately $144,000. Since the Company had decided not to continue with this business, the net assets originally recorded were expensed.

[c]   Magic Lantern Communications Ltd.

Effective October 1, 1996, the Company acquired 100% of Magic and its subsidiaries for a purchase price of $1,553,315 calculated on a discounted basis. Magic is a Canadian corporation that distributes educational videos and provides related services. The acquisition was recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated as set out below:

                                                                        $
      -------------------------------------------------------------------

      Goodwill                                                  2,219,623
      Net liabilities assumed                                    (575,126)
      Acquisition costs capitalized                               (91,182)
      -------------------------------------------------------------------
      Purchase price                                            1,553,315
      ===================================================================

The excess of cost over tangible assets acquired of $2,219,623 was allocated to goodwill, which is being amortized over twenty years.

The purchase price was satisfied by $450,000 in cash and the issue of two non-interest bearing promissory notes with a maturity value of $1,250,000. The first promissory note of $703,133 is repayable by cash payments of $78,133 on August 31, 1998, $312,500 on August 31, 1999 and $312,500 on August 31, 2000.
Notwithstanding the foregoing, the Company has the right to elect up until June 30, 1998 to issue common shares in lieu of the aforesaid payments as follows:
12,276 shares on August 31, 1998, 49,097 shares on August 31, 1999 and 49,096 shares on August 31, 2000. Should the Company not elect to deliver common shares, the noteholder has the right, exercisable between July 1, 1998 and July 31, 1998, to require us to issue the common shares as described. The balance due of $78,133 on August 31, 1998 was satisfied by the issuance of 12,276 common shares. The balances due on August 31, 1999 and 2000 were satisfied by the issuance on August 31, 1999 of 49,097 and 49,096 shares respectively [note 10[b]], thereby fully extinguishing the first promissory note. The fair value of this promissory note at August 31, 1998 approximated its carrying value.

The second promissory note of $546,867 is payable by cash payments of $312,500 on August 31, 1997 and $234,367 on August 31, 1998. Notwithstanding the foregoing, the Company has the right to elect up until June 30, 1997 to issue common shares in lieu of the aforesaid payments as follows: 49,097 shares on August 31, 1997 and 36,821 shares on August 31, 1998. The payment of $65,000 and the issuance of 38,158 common shares satisfied the balance due of $312,500 on August 31, 1997 on September 5, 1997. The balance due of $234,367 on August 31, 1998 was satisfied by the issuance of 36,821 common shares [note 10[b]]. The fair value of this promissory note approximates its carrying value.

The operating results of Magic are included in the Company's consolidated statements of operations and retained earnings from the date of acquisition.

[d]   Image Media Ltd. and Pilot Software

Effective August 18, 1997, the Company acquired certain of the business assets of Image Media Ltd. and 802117 Ontario Inc., operating as Pilot Software, for cash of $590,000. This acquisition was recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated as follows:

                                                                         $
      --------------------------------------------------------------------

      Equipment                                                    481,000
      Goodwill                                                      45,000
      Inventory                                                     37,000
      Sundry receivable                                             27,000
      --------------------------------------------------------------------
      Purchase price                                               590,000
      ====================================================================

The goodwill arising from this acquisition is amortized over 10 years.

[e]   GalaVu Entertainment Network Inc.

On September 13, 1999, pursuant to an Asset Purchase Agreement dated as of the 10th day of September, 1999, the Company, through its wholly-owned subsidiary, GalaVu, acquired, effective as of September 13th, 1999, substantially all of the property and assets [excluding accounts receivable] of GalaVu Entertainment Inc. The purchase price was satisfied by the issuance of 100,000 common shares of the Company's stock and the issuance of a promissory note [the "Note"]. The Note is secured by a general security interest in all of GalaVu's present and after-acquired assets. The Note shall be payable in cash or in common shares of the Company's stock annually, for the term consisting of each of the next five fiscal years in an amount equal to 50% of the earnings before interest, taxes, depreciation and amortization of GalaVu for the immediately preceding annual period. Pursuant to the provisions of the Note, the minimum amount to be received by the holder of the Note is as follows: fiscal 2001 - $300,000, fiscal 2002 - $500,000, fiscal 2003 - $750,000, fiscal 2004 - $875,000 and fiscal
2005 - $875,000.

The present value of the Note, discounted at the Company's average borrowing rate (6.5%) amounted to $2,662,698. The fair value of the Note at August 31, 2001 approximated its carrying value. The interest accretion on the discounted note amounted to $173,076 during fiscal 2001. This acquisition was recorded using the purchase method of accounting and accordingly the purchase price has been allocated as follows:

                                                                        $
      -------------------------------------------------------------------

      Property and equipment                                    3,487,498
      Assumption of liabilities                                  (529,440)
      -------------------------------------------------------------------
      Purchase price                                            2,958,058
      ===================================================================

      For the year ended August 31, 2001, GalaVu's gross revenue and loss before taxes were as follows:

            Gross Revenue                                $6,517,940
            Loss before taxes                             ($441,636)
            Per share data:
             Basic loss                                       (0.15)
             Diluted                                          (0.15)

[f]   Purchase of assets and shares from Chel.com Ltd. and Cameron Chell

On September 19, 2000, pursuant to an Agreement of Purchase and Sale dated as of August 4, 2000, the Company and its subsidiary Chell Merchant Capital Group acquired, certain assets from Chell.com Ltd. ("Chell.com") and the following shares for an aggregate purchase price of US$27,002,086:

      (a) 480,000 shares of cDemo were acquired by the Company which represents approximately 14.3% of cDemo's issued and outstanding stock;

      (b) 875,000 shares of Engyro Inc. were acquired by the Company which represents approximately 34% of Engyro's issued and outstanding stock; and

      (c) 60,000 Common Shares of Chell.com (USA) Inc., a Nevada corporation were acquired by the Company which represents 100% of Chell.com
            (USA)'s outstanding stock.

      (d) 962,500 Common Shares of eSupplies, Inc., which were held in escrow as discussed below, were subsequently released.

      Pursuant to the Purchase and Sale Agreement, the Company acquired the above-referenced shares for an aggregate purchase price of US$25,234,583. The Company also acquired certain assets from Chell.com including office leases, office equipment and computers, insurance contracts, employment contracts and service agreements for a price of US$1,767,503. Accordingly the combined aggregate purchase price for the Chell.com assets, the 480,000 shares of cDemo, the 875,000 shares of Engyro Inc., and the 60,000 Common Shares of Chell.com
(USA) Inc. was US$27,002,086. The sole director and shareholder of Chell.com is Cameron Chell. Chell Merchant Capital Group also assumed a liability owing by Chell.com to Canadian Advantage Limited Partnership II, in the amount of US$1,767,499 on the condition that Canadian Advantage Limited Partnership II accept full settlement of such indebtedness by Chell Merchant Capital Group issuing 451,868 exchangeable shares. The aggregate purchase price payable by the Company under the Purchase and Sale Agreement of US$27,002,086 was paid by the Company issuing a total of 5,396,733 Common Shares at the deemed price of US$3.91155 per share and 1,506,439 shares of CMCG which were exchangeable for the Company's Common Shares on a one-for-one basis. The 1,476,398 exchangeable shares of CMCG that were originally issued for the 962,500 eSupplies shares had been held in escrow pursuant to an escrow agreement dated October 11, 2000 among Cameron Chell, the Company and Wolff Leia Huckell, Barristers and Solicitors. These CMCG exchangeable shares were to be released from escrow after receiving written notice from the Company that the new course of business being taken by eSupplies fit with the Company's business model and provided significant value to the Company. Since the Company has subsequently determined that eSupplies' business profile does not fit with the Company's business profile, the CMCG exchangeable shares have been cancelled and the 962,500 eSupplies shares have been returned to Cameron Chell. Subsequent to the cancellation of the eSupplies transaction, the aggregate purchase price was reduced to US$21,227,081.

This acquisition was not reflected in the financial statements for the year ended August 31, 2000 since shareholder approval to ratify the above purchase transaction was not voted on and approved until September 8, 2000. As a result of the above, Cameron Chell and Chell.com now own approximately 59% of the Company's outstanding common stock, that is the Company has in effect been acquired in a reverse acquisition.

This acquisition of the Company by Cameron Chell and Chell.com and the acquisition by the Company of the equity interests, as described in the first paragraph, are reflected at historical cost in the Company's separate financial statements.

The Company has reflected the minority equity investments using the equity method of accounting (see note 18).

[g]   Purchase of Richard Wolff Enterprises, Inc. assets

Pursuant to an asset purchase agreement dated September 1, 2000, Magic acquired the assets and business operations of Richard Wolff Enterprises, Inc. ("RWE"), a company based in Illinois, for a purchase price of $289,590 calculated on a discounted basis. As a result, Magic has expanded its library of educational titles and now has access to the international distribution infrastructure formerly held by RWE. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to property and equipment. The purchase price was satisfied by $154,825 in cash and the issuance of four promissory notes with maturity values aggregating $147,350. These promissory notes mature over a period of two years. The fair values of these promissory notes approximate their carrying value.

The asset purchase agreement also contains a purchase price adjustment clause whereby the price may be adjusted upwards to a maximum of an additional US$100,000 if certain revenue levels are achieved. Specifically, if gross revenues for the acquired business exceed US$500,000 for the 12 month period ending August 31, 2001, Magic will pay to RWE US$50,000, and if gross revenues exceed US$600,000 for the second 12 month period ending August 31, 2002, Magic will pay to RWE an additional US$50,000. This condition has not currently been met.

The operating results related to the acquisition are included in the Company's consolidated statements of operations and retained earnings from the date of acquisition. Pro-forma information has not been provided for the prior year because it is not material.

Note 14. Deposit on purchase of Applicationstation.com, Inc. shares

      On November 22, 2000, the Company entered into an agreement with Chell.com Ltd. to participate in the purchase of a 51% interest in the shares of ApplicationStation.com, Inc. The Company has provided a deposit of $1,689,710 to Chell.com Ltd. for its 25% share of the 51% interest in the shares of ApplicationStation.com, Inc. In the event that closing of the transaction does not occur and the deposit on purchase is not returned, Chell.com Ltd. has pledged 550,000 shares of Chell Merchant Capital Group as security for such amount. Should the purchase be completed, the Company's investment will be reflected using the equity method of accounting.

15. SEGMENTED INFORMATION

The Company operates in the entertainment, education and merchant services industries. Corporate relates to costs that are not associated with a specific industry segment, but are required for the operations of the company. Business segment information for the years ended August 31, 2001, 2000 and 1999 are as follows:

      =========================================================================
                                        2001            2000            1999
                                          $               $               $
      =========================================================================

      External revenue
         Entertainment               13,588,788      14,121,764       7,569,929
         Education                    4,616,991       4,971,823       5,192,378
         Merchant Service                    --              --              --
         Corporate                       16,595          13,703          61,384
      -------------------------------------------------------------------------
                                     18,222,374      19,107,290      12,823,691
      -------------------------------------------------------------------------
      Inter-segment revenue
         Education                      183,329         275,941              --
         Corporate                           --         128,283         223,435
      -------------------------------------------------------------------------
                                        183,329         404,224         223,435
      -------------------------------------------------------------------------
      Operating profit (loss)
         Entertainment                 (208,371)        515,167         446,681
         Education                   (1,084,531)       (792,665)       (623,400)
         Merchant Service            (5,887,912)             --              --
         Corporate                   (2,113,866)     (1,218,183)       (319,634)
      -------------------------------------------------------------------------
                                     (9,294,680)     (1,495,681)       (496,353)
      -------------------------------------------------------------------------
      Identifiable assets
         Entertainment                5,459,008       7,009,552       4,725,971
         Education                    3,793,863       3,526,317       4,290,025
         Merchant Service             1,489,711              --              --
         Corporate                      654,823         895,894         837,653
      -------------------------------------------------------------------------
                                     11,397,405      11,431,763       9,853,649
      -------------------------------------------------------------------------
      Corporate assets
         Entertainment                3,170,363       4,352,448       3,699,785
         Education                     (666,589)        844,142         (22,367)
         Merchant Service                99,754              --              --
         Corporate                    2,141,512         355,590       1,063,713
      -------------------------------------------------------------------------
                                      4,745,040       5,552,180       4,741,131
      -------------------------------------------------------------------------
      Capital expenditures
         Entertainment                  729,486         842,955         350,836
         Education                      650,576         319,191         250,797
         Merchant Service                50,900              --              --
      -------------------------------------------------------------------------
                                      1,430,962       1,162,146         601,633
      -------------------------------------------------------------------------
      Depreciation & Amortization
         Entertainment                1,960,652       1,808,715         967,188
         Education                      507,218         408,856         428,377
         Merchant Service               431,967              --              --
         Corporate                      140,570          31,750          33,654
      -------------------------------------------------------------------------
                                      3,040,407       2,249,321       1,429,219
      -------------------------------------------------------------------------

Operating profit (loss) is equal to profit (loss) before income taxes and minority interest, and includes deductions for items such as interest and depreciation and amortization. Identifiable assets by industry are those assets used in our operations in each industry. Corporate assets are principally cash and cash equivalents, short-term investments and intangible assets. Net assets from discontinued operations are not included in the schedule.

Our business segments all operate primarily in Canada.

The 2000 and 1999 comparative segmented information has been reclassified from statements previously presented to conform with the presentation of the 2001 segmented information.

16. RELATED PARTY TRANSACTIONS

Included in other receivables is approximately $25,086 [2000 - $155,000] of amounts due from employees and shareholders. The amounts are non-interest bearing and are due on demand. Included in accounts payable is $210,611 owing to Cameron Chell. This balance is non-interest bearing.

CMCG has consulting agreements with two unconsolidated affiliates, namely Engyro, Inc. and cDemo Inc. The agreement with Engyro covers the period from November 26. 1999 to January 15, 2001. The monthly fee was $720,000. The agreement with cDemo covers the period January 22, 2000 to January 21, 2001. The monthly fee was also $720,000 in this agreement. No revenue related to these contracts has been recognized in the consolidated financial statements of Chell Group Corporation due to uncertainty related to the collection of these revenues. Such contracts have now expired and have not been renewed. In addition, we never received any revenue from such contracts. The contracts were cancelled with no outstanding obligations or liabilities.

17. RESTATED FINANCIAL STATEMENTS

      On April 4th, 2000, the ratio at which preferred shares could be converted to common shares was changed from 4.67 to 1 to 3 to 1. The resulting change from 192,857 to 300,000 common shares upon conversion resulted in a one-time compensation charge of $337,779. In order to reflect this change, the fiscal 2000 financial statements have been restated.

      The following table presents the impact of the restatement.

      -------------------------------------------------------------------------
                                                   As Previously    As Restated
                                                     Reported
      =========================================================================
      Year ended August 31, 2000 Balance sheet:
        Share Capital
          Common shares                                183,235         191,122
          Capital in excess of par value            10,124,777      10,454,669
          Deficit                                     (935,510)     (1,273,289)

      Statement of operations:
        Selling, general and admin                  10,726,556      11,064,335
        Net loss                                    (1,985,842)     (2,323,621)
      =========================================================================

18. INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED SUBSIDIARIES:

Investments in unconsolidated subsidiaries purchased during the year ended August 31, 2001 and other investees in which the Company has a 20% to 50% interest or otherwise exercise significant influence are carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or losses.

Investments carried at equity consist of the following at August 31, 2001:

                                       Percent
                                        Owned
      cDemo Inc.                        14.3%
      Engyro Inc.                       22.1%

At August 31, 2001, the Company's proportionate share of undistributed losses exceeded its investment and advances by $301,100. Accordingly, the Company's investment has been reduced to zero and $301,100 has been recorded as an expense in the statement of operations.

19. COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

The 2000 and 1999 comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 2001 consolidated financial statements.

                             CHELL GROUP CORPORATION
                                AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL INFORMATION

                   FOR THE SIX MONTHS ENDED FEBRUARY 28, 2002


Financial Statements:                                                       Page
                                                                            ----

  Consolidated Balance Sheets -
       as at February 28, 2002 (unaudited) and August 31, 2001              F-31

  Consolidated Statements of Operations and Retained Earnings (Deficit) -
       For the Three Months and Six Months Ended February 28, 2002 and
       February 28, 2001 (unaudited)                                        F-32

  Consolidated Statements of Cash Flows -
       For the Six Months Ended February 28, 2002 and
       February 28, 2001 (unaudited)                                        F-33

  Notes to Consolidated Financial Statements                                F-34

                             CHELL GROUP CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                   AS AT FEBRUARY 28, 2002 AND AUGUST 31, 2001
                         (Expressed in Canadian dollars)

====================================================================================================
                                                             February 28, 2002      August 31, 2001
                                                                (unaudited)       [restated Note 10]
                                                                     $                     $
----------------------------------------------------------------------------------------------------
ASSETS
Current
Cash and cash equivalents                                             97,381                 356,421
Short-term investments                                                    --                  19,676
Accounts receivable, trade - net of allowance for doubtful
           accounts of $225,071; August - $150,000                 9,486,825                 996,557
Other receivables                                                    459,968                  84,814
Income taxes receivable                                              165,005                 140,607
Inventory                                                          1,825,015                     957
Prepaid expenses                                                     310,793                 301,470
----------------------------------------------------------------------------------------------------
Total current assets                                              12,344,987               1,900,502
----------------------------------------------------------------------------------------------------
Property and equipment, net                                        7,710,280               6,305,405
Licenses, net of accumulated amortization                            236,524                 229,900
Goodwill, net of accumulated amortization                         13,609,273                  37,421
Investment in Wareforce (note 6)                                     176,518                      --
Deposit on purchase                                                1,689,710               1,689,710
Other assets, net of amortization                                    614,540                 388,032
Net assets from discontinued operations                            2,488,932               3,790,424
----------------------------------------------------------------------------------------------------
                                                                  38,870,764              14,341,393
====================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable - trade                                          11,893,626               2,044,182
Accrued liabilities                                                2,006,124               1,259,158
Current portion of long-term debt                                  9,905,300               3,625,587
----------------------------------------------------------------------------------------------------
Total current liabilities                                         23,805,050               6,928,927
----------------------------------------------------------------------------------------------------
Long-term debt - net of current portion                            4,978,074               5,134,339
Deferred income taxes payable                                         30,000                  30,000
----------------------------------------------------------------------------------------------------
Total liabilities                                                 28,813,124              12,093,266
----------------------------------------------------------------------------------------------------
Commitments and Contingent liabilities
Shareholders' equity
Share capital
    Preferred shares (note 6)                                          7,294                      --
    14,922,540 common shares [August 2001 - 9,028,239]             1,040,524                 604,109
    Capital in excess of par value                                25,366,699              14,143,533
    Deficit                                                      (16,356,877)            (12,499,514)
----------------------------------------------------------------------------------------------------
Total shareholders' equity                                        10,057,640               2,248,128
----------------------------------------------------------------------------------------------------
                                                                  38,870,764              14,341,394
====================================================================================================

         The accompanying notes are an integral part of these statements

                             CHELL GROUP CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (Expressed in Canadian dollars - unaudited)

=============================================================================================================================
                                                           For Three Months Ended                 For Six Months Ended
                                                       February 28,   February 28, 2001     February 28,  February 28, 2001
                                                          2002        (Restated Note 10)        2002      (Restated Note 11)
                                                            $                 $                   $                 $
=============================================================================================================================
REVENUE
Product sales                                            9,062,129                 --          9,062,129                 --
Service sales                                              558,243                 --            558,243                 --
Network services                                         1,564,091          1,798,207          3,274,309          3,544,330
Pay-TV                                                   1,204,140          1,511,369          2,736,561          3,296,475
Other                                                       (2,592)            49,889              9,647             75,122
----------------------------------------------------------------------------------------------------------------------------
                                                        12,386,011          3,359,465         15,640,889          6,915,927
----------------------------------------------------------------------------------------------------------------------------

COST OF SALES
Product sales                                            8,290,472                 --          8,290,472                 --
Service sales                                              497,354                 --            497,354                 --
Network services                                           633,988            625,717          1,223,105          1,205,529
Pay-TV                                                     636,693            665,252          1,301,516          1,393,520
----------------------------------------------------------------------------------------------------------------------------
                                                        10,058,507          1,290,969         11,312,447          2,599,049
----------------------------------------------------------------------------------------------------------------------------

EXPENSES
Selling, general and administrative expenses             3,232,791          4,471,381          4,819,575          8,578,934
Interest and bank charges                                  918,818            198,812          1,236,522            280,115
Write off of leasehold improvements                             --                 --                 --            355,560
Depreciation and amortization                              530,571            631,948          1,137,948          1,295,790
----------------------------------------------------------------------------------------------------------------------------
                                                         4,682,180          5,302,141          7,194,045         10,510,399
----------------------------------------------------------------------------------------------------------------------------
Loss before undernoted                                  (2,354,676)        (3,233,645)        (2,865,603)        (6,193,521)
Provision for income taxes                                      --                 --                 --                 --
----------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                         (2,354,676)        (3,233,645)        (2,865,603)        (6,193,521)
Loss from discontinued operations (net of income          (385,880)          (188,328)          (854,744)          (519,021)
tax)
----------------------------------------------------------------------------------------------------------------------------
Loss and comprehensive loss for the period              (2,740,556)        (3,421,973)        (3,720,347)        (6,712,542)
============================================================================================================================

Earnings (loss) per share: (Note 4)
Basic and diluted from continuing operations                 (0.21)             (0.39)             (0.26)             (0.74)
Basic and diluted from discontinued operations               (0.04)             (0.02)             (0.08)             (0.06)
----------------------------------------------------------------------------------------------------------------------------
Net loss per share                                           (0.25)             (0.41)             (0.34)             (0.80)
============================================================================================================================

         The accompanying notes are an integral part of these statements

                             CHELL GROUP CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE SIX MONTHS ENDED FEBRUARY 28, 2002 AND FEBRUARY 28, 2001
                   (Expressed in Canadian dollars - unaudited)

=============================================================================================================
                                                                       February 28, 2002   February 28, 2001
                                                                                          (restated - Note 11)
                                                                               $                 $
=============================================================================================================
OPERATING ACTIVITIES
Net loss and comprehensive loss for the period                             (3,720,347)       (6,712,542)
Adjustments to reconcile net loss to net cash
   (used in) operating activities:
     Depreciation and amortization                                          1,137,948         1,295,790
     Deemed interest on raised funds                                          542,567                --
     Accretion of interest on non-interest bearing promissory notes            86,538            86,538
     Write-off of leasehold improvements                                           --           355,560
     Services rendered for shares                                              73,962           429,766
     Warrants issued                                                               --           152,702
     Write-off of prepaids arising from Chell asset purchase                   90,682           367,235
Changes in assets and liabilities:
     Decrease in short-term investments                                        19,676           250,195
     (Increase) decrease in accounts receivable, trade                       (627,929)          101,969
     (Increase) in income taxes receivable                                    (22,962)          (98,475)
     (Increase) in inventory                                                 (281,717)          (29,322)
     Decrease (increase) in prepaid expenses                                   43,211           (94,275)
     (Increase) decrease in other accounts receivable                        (375,154)          122,035
     (Increase) decrease in other assets                                     (317,190)          188,285
     (Increase) in net assets from discontinued operations                   (222,103)         (164,055)
     Increase (decrease) in accounts payable and accrued liabilities        3,553,740           (75,301)
-------------------------------------------------------------------------------------------------------------
Cash (used in) provided by operating activities                               (19,078)       (3,649,405)
-------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Purchase of property and equipment                                           (312,750)         (653,940)
Increase in deposit on purchase                                                    --        (1,689,710)
Investment in Logicorp                                                     (1,500,000)               --
Increase in notes receivable                                                       --          (301,100)
-------------------------------------------------------------------------------------------------------------
Cash (used in) investing activities                                        (1,812,750)       (2,644,750)
-------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase in notes and loans payable                                         3,396,080         5,151,986
Repayment of notes and loans payable                                       (1,976,871)          (18,012)
Proceeds from exercise of options                                             153,579            26,243
-------------------------------------------------------------------------------------------------------------
Cash provided by (used in) financing activities                             1,572,788         5,160,217
-------------------------------------------------------------------------------------------------------------

Net (decrease) in cash and cash equivalents during the period                (259,040)       (1,133,938)
Cash and cash equivalents, beginning of period                                356,421         1,355,613
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                       97,381           221,675
=============================================================================================================

-------------------------------------------------------------------------------------------------------------
Income Taxes Paid                                                                  --            98,491
Interest Paid                                                                 206,194            55,508

      During the 2002 second fiscal quarter, Logicorp was purchased for $13,953,080, the non-cash component amount to $2,300,000 in accounts payable, $395,124 in common shares and $9,757,956 in capital in excess of par value. In addition, $500,000 debt related to the purchase of GalaVu was paid with shares.

      Non cash items arose from the purchase of Chell.com assets during the 2001 First Fiscal Quarters. They are $1,936,272 of property & equipment, $107,589 of goodwill, $42,706 of prepaids, $1,404 in other accounts receivable and in addition 5,426,772 shares were issued from the purchase of Cameron Chell and Chell.com assets. In addition, the depreciation from discontinued operations of $352,340.


         The accompanying notes are an integral part of these statements

                             CHELL GROUP CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE SIX MONTHS ENDED FEBRUARY 28, 2002 AND FEBRUARY 28, 2001
                                   (UNAUDITED)

Note 1.    Basis of Presentation

      The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto, together with Management's Discussion and Analysis of Financial Condition and Results of Operations, contained in the Annual Report on Form 10-K of Chell Group Corporation (the "Company") (Commission No.:0-18066), filed with the Securities and Exchange Commission on November 30, 2001. The results of operations for the six months ended February 28, 2002 are not necessarily indicative of the results for the full fiscal year ending August 31, 2002.

Note 2.    General

      The financial statements of the Company for the three and six months ended February 28, 2002 (the "2002 Second Fiscal Quarter" and "2002 First Fiscal Half"), include the operations of the Company's wholly-owned subsidiaries Chell Merchant Capital Group Inc. ("CMCG"), Chell.com (USA) Inc., NTN Interactive Network Inc. ("NTNIN"), 3484751 Canada Inc., GalaVu Entertainment Network Inc. ("GalaVu"), and discontinued operations from NTNIN's wholly-owned subsidiary Magic Lantern Communications Ltd. ("Magic"), which was sold effective in March 2002. The financial statements for the three months ended February 28, 2002 also include the operations of Logicorp Data Systems Ltd. and Logicorp Service Group Ltd., which will be together referred to as "Logicorp". Logicorp was purchased effective in January 2002.

      The financial statements of the Company for the three and six months ended February 28, 2001 (the "2001 First Fiscal Quarter" and "2001 First Fiscal Half"), include the operations of the Company's wholly-owned subsidiaries CMCG, Chell.com (USA), NTNIN, 3484751 Canada Inc., GalaVu and NTNIN's wholly-owned subsidiary Magic. Discontinued operations are the results of NTNIN's wholly-owned subsidiaries Interlynx, which was sold effective in July 2001, and Magic, which was sold effective in March 2002.

      Prior period's figures have been restated (see note 11) and may have been reclassified to be consistent with any reclassifications in the current period.

Note 3. Business Segment Data for the three and six months ended February 28, 2002 and February 28, 2001

=====================================================================================================
                                      For Three Months Ended              For Six Months Ended
                                  February 28,      February 28,      February 28,      February 28,
                                     2002              2001              2002              2001
                                       $                 $                 $                 $
=====================================================================================================
External revenue
   Entertainment                   2,770,321          3,349,190          6,023,574          6,899,442
   Systems Integration             9,620,372                 --          9,620,372                 --
   Merchant Services                      --                 --                 --                 --
   Corporate                          (4,682)            10,275             (3,057)            16,485
-----------------------------------------------------------------------------------------------------
                                  12,386,011          3,559,465         15,640,889          6,915,927
-----------------------------------------------------------------------------------------------------
Inter-segment revenue
   Entertainment                          --                 --                 --                 --
   Systems Integration                    --                 --                 --                 --
   Merchant Services                      --                 --                 --                 --
   Corporate                              --                 --                 --                 --
-----------------------------------------------------------------------------------------------------
                                          --                  -                 --                 --
-----------------------------------------------------------------------------------------------------
Operating profit (loss)
   Entertainment                    (658,599)          (299,654)          (611,728)          (332,113)
   Systems Integration               (65,560)                --            (65,560)                --
   Merchant Services                (269,103)        (2,028,649)          (522,749)        (4,828,305)
   Corporate                      (1,361,414)          (905,342)        (1,665,566)        (1,033,103)
-----------------------------------------------------------------------------------------------------
                                  (2,354,676)        (3,233,645)        (2,865,603)        (6,193,521)
-----------------------------------------------------------------------------------------------------
Net income (loss)
   Entertainment                    (658,599)          (299,654)          (611,728)          (332,113)
   Systems Integration               (65,560)                --            (65,560)                --
   Merchant Services                (269,103)        (2,028,649)          (522,749)        (4,828,305)
   Corporate                      (1,361,414)          (905,342)        (1,665,566)        (1,033,103)
   Discontinued Operations          (385,880)          (188,328)          (854,744)          (519,021)
   --------------------------------------------------------------------------------------------------
                                  (2,740,556)        (3,421,973)        (3,720,347)        (6,712,542)
=====================================================================================================

=====================================================================================================
                                                                                   As at
                                                                       February 28,     February 28,
                                                                           2002             2001
                                                                             $                $
=====================================================================================================
Total assets
   Entertainment                                                         6,162,483          7,549,286
   Systems Integration                                                  25,163,648                 --
   Merchant Services                                                     1,103,300          2,124,984
   Corporate                                                             3,952,401          2,913,200
   Discontinued Operations                                               2,488,932          5,048,067
-----------------------------------------------------------------------------------------------------
                                                                        38,870,764         17,635,536
=====================================================================================================

Note 4.    Earnings per share

      Earnings per share were calculated in accordance with Statement of Financial Accounting Standards No. 128. The following table sets forth the computation of basic and diluted earnings per share for the three months and six months ended February 28, 2002 and February 28, 2001:

=========================================================================================================================
                                                      For Three Months Ended                  For Six Months Ended
                                                  February 28,        February 28,       February 28,      February 28,
                                                     2002                2001               2002               2001
                                                       $                   $                  $                  $
=========================================================================================================================
Numerator:
Net loss (numerator for basic and diluted
loss per share) from continuing operations          (2,354,676)        (3,233,645)        (2,865,603)        (6,193,521)
Net loss (numerator for basic and diluted
loss per share) from discontinued operations          (385,880)          (188,328)          (854,744)          (519,021)
-------------------------------------------------------------------------------------------------------------------------
Net loss (numerator for basic and diluted
loss per share)                                     (2,740,556)        (3,421,973)        (3,720,347)        (6,712,542)
=========================================================================================================================

Denominator for basic and diluted loss per
share -adjusted weighted average number of
shares and assumed conversions                      10,976,487          8,356,045         10,976,487          8,356,045
=========================================================================================================================

Basic and diluted loss per share from
continuing operations                                    (0.21)             (0.39)             (0.26)             (0.74)
Basic and diluted loss per share from
discontinued operations                                  (0.04)             (0.02)             (0.08)             (0.06)
-------------------------------------------------------------------------------------------------------------------------
Net loss per share                                       (0.25)             (0.41)             (0.34)             (0.80)
=========================================================================================================================


Note 5.  Business Acquisition

      Effective January 1, 2002, the Company acquired 100% of Logicorp Data Systems Ltd., Logicorp Service Group Ltd., 123557 Alberta Ltd. and 591360 Alberta Ltd. (collectively " Logicorp") for a purchase price of $13,953,080 calculated on a discounted basis. Logicorp is a Canadian systems integrator handling all aspects of IT systems integration and solutions development, including network integration and management, desktop support, hardware/software procurement, systems architecture design and consulting. The acquisition was recorded using the purchase method of accounting and, accordingly the purchase price has been allocated as set out below:

                                                               $
            ---------------------------------------------------------
            Goodwill                                      13,501,419
            Net tangible assets                              451,661
            ---------------------------------------------------------
                                                          13,953,080
            ---------------------------------------------------------

      The purchase price was satisfied by $1,500,000 in cash, the issuance of two non-interest bearing promissory notes with a maturity value of $2,300,000 and the issuance of 5,355,000 exchangeable shares of CMCG. These shares are exchangeable on a one for one basis for the Common shares of the Company. The first promissory note with a maturity value of $1,800,000 is due June 30, 2002. Prior to payment of the first promissory note, the Company can elect to adjust the purchase price by substituting the $1,800,000 note for an interest-free promissory note in the amount of $2,040,000 one half of which would be due June 30, 2002 and the second half would be due December 31, 2002. The second promissory note has a maturity value of $500,000 and is due March 31, 2003.

      In addition, the purchase price may be adjusted upwards because the Company is required to pay an amount by which the earnings before taxes, interest, depreciation and amortization (EBITDA) of Logicorp exceeds $1,000,000 for the year ended December 31, 2002. The purchase price may be adjusted downward by three times the amount that EBITDA for this period is less than $1,000,000.

      The purchase price will be further adjusted on June 30, 2002, in the event that the weighted average closing stock price of the Company's common shares for the 10 trading days prior to June 30, 2002 is less than US$1.00. The Company will issue additional common shares equal to the difference in the weighted common share price and US$1.00 to a maximum of US$0.15 per share multiplied by 5,355,000 shares. However, if the weighted common share price is less than US$0.50, then the maximum adjustment to the purchase price will be US$0.20 per share multiplied by 5,355,000 shares.

      The operating results of Logicorp are included in the Company's consolidated statements of operations from the effective date of acquisition.

Pro forma information

The following pro forma information on results of operations assumes that Logicorp was purchased at the beginning of each period presented.

===================================================================================================================
                                                         For Three Months Ended            For Six Months Ended
                                                        February 28,   February 28,    February 28,    February 28,
                                                            2002          2001            2002             2001
                                                             $             $                $                $
===================================================================================================================
Revenues                                                13,090,941     13,223,204      26,886,710      31,738,981
Loss before extraordinary items                         (2,120,348)    (2,058,831)     (2,745,812)     (5,763,594)
Loss before extraordinary items per share                    (0.16)         (0.24)          (0.25)          (0.42)
Net loss                                                (2,506,228)    (2,247,159)     (3,600,556)     (6,282,615)
Net loss per share                                           (0.19)         (0.27)          (0.33)          (0.46)
===================================================================================================================

Note 6.  Investment in Wareforce.com, Inc.

      Effective February 6, 2002, the Company issued 454,545 Series B preferred shares in exchange for 454,545 Series A 6% convertible preferred shares of Wareforce.com, Inc. ("Wareforce). The Wareforce preferred shares have a stated value of US$10.00 per share and can be converted to common shares at 95% of the market price of Wareforce's common shares. The conversion of these preferred shares is limited such that the Company cannot convert if this conversion results in the Company owning more than 5% of the then outstanding common shares of Wareforce. The investment in Wareforce has been valued based on the market value of Wareforce common shares. This transaction was entered into in part to act as an incentive for the holders of the Series B preferred shares to participate in the private placement discussed in Note 7. Which at February 29, 2002 aggregated $176,518.

      The Series B preferred shares have a par value of US$.01 per share and a stated value of US$10.00 per share. The aggregate stated value is US$4,545,450 convertible to common shares of the Company at US$1.00. There is a limitation on the conversion feature whereby shares are not convertible if the conversion would result in the holder owning more than 5% of the outstanding common shares of the Company.

Note 7.  Convertible Promissory Notes

      The Company has issued 8% convertible notes in the amount of $3,191,568 under a private placement memorandum. These notes are due August 9, 2002. These notes may be voluntarily converted into Common Stock at a price between US$0.80 and US$1.00 per share, calculated as 50% of the average of the closing bid prices for the Common Stock for ten trading days immediately prior to the automatic conversion, but within the price range specified. The notes are automatically converted into Common Stock if prior to their maturity, there are closings of the acquisition of two or more of the following companies: (a) Wareforce.com, Inc. (b) Stardrive Solutions, Inc. and (c) Logicorp Data Systems Ltd. The automatic conversion will be at a price between US$0.50 and US$2.50, calculated as 50% of the average of the closing bid prices for the Common Stock for ten trading days immediately prior to the automatic conversion, but within the price range specified. If all of these convertible notes were converted at the lowest conversion price of US$0.50, the number of common shares issued would be 4,039,960 resulting in a dilution of the current common stockholders. Subsequent to February 28, 2002 all of the 8% convertible notes were converted to Common Stock at US$0.95 resulting in the issuance of approximately 2,126,000 shares.

Note 8.  Beneficial Conversion Feature

Convertible Promissory Notes

      The beneficial conversion feature of the 8% promissory notes issued in February 2002 has been recognized by recording additional paid in capital and interest expense for the three months ended February 28, 2002. The amount of the beneficial conversion and interest expense is calculated as of the date of issuance as the difference between the conversion price and the fair value of the common stock into which the notes are convertible. The Company recognized beneficial conversion interest expense and corresponding additional paid in capital in the amount of approximately $543,000 for the three months ending February 28, 2002.

Series B Preferred Shares

      The beneficial conversion feature of the Series B preferred shares issued in February 2002 has been recognized by recording additional paid in capital and a deemed dividend for the three months ended February 28, 2002. The amount of the beneficial conversion and deemed dividend is calculated as of the date of issuance as the difference between the conversion price and the fair value of the common stock into which the notes are convertible. The Company recognized a deemed dividend and corresponding additional paid in capital in the amount of approximately $137,000 for the three months ending February 28, 2002.

Note 9.  Subsequent Events

Financing

      A term sheet for the following transactions has been signed, however all of the conditions for completion of these transactions have not been met. It is anticipated that during the Third fiscal quarter, these transactions will be completed and will be effective September 1, 2001. The Company will issue secured notes in the aggregate principal amount of U.S$3,370,000. In addition options to purchase 812,000 common shares will be issued.


      (a) The first part of this transaction will be an exchange of the convertible debentures held by CALP II Limited Partnership ("CALP II") on behalf of Canadian Advantage Limited Partnership ("CALP") and Advantage (Bermuda) Fund Ltd. ("ABFL") for notes and warrants. The existing convertible debentures of the Company, in the aggregate principal amount of US$1,700,000, are currently held by CALP II on behalf of CALP and ABFL. Together with interest at 10% from October 3, 2000, the total amount owing under these convertible debentures at August 31, 2001 was approximately US$1,870,000. The convertible debentures will be cancelled. The Company will issue notes to CALP and ABFL in the aggregate principal amount of US$1,870,000. These notes will have a five year term bearing interest at 10% per annum payable semi-annually in arrears. The interest is payable in stock of the Company calculated at 100% of the market price as at the date such payment is due. Prepayment is permitted at any time on 30 days prior notice. The notes will be secured by a general security agreement against the assets of the Company in priority to all other claims subject to the existing security of the Bank of Montreal and the CIBC. The note will be held as to US$1,365,100 by CALP and as to US$504,900 by ABFL.

            Five year options to purchase 625,000 shares of common stock of the Company at an exercise price of US$3.00 will be issued by Chell.com Ltd. to CALP and ABFL. Three year options to purchase 187,000 shares of the Company's common stock at an exercise price of US$2.00 will also be issued by Chell.com Ltd. The sole shareholder of Chell.com Ltd. is Cameron Chell, the controlling shareholder of the Company. Therefore the costs associated with these options will be recorded by the Company. The financing cost associated with these options will be approximately US$345,000 and will amortized over the five year term of the notes payable to CALP and ABFL.

      (b) The second part of the transaction is the purchase of 250,000 units in VC Advantage (Bermuda) Fund Ltd. in exchange for a US$1,500,000 note. The note will have a term of five years and will bear interest at 3% per annum payable semi-annually in arrears. The interest is payable in stock of the Company calculated at 100% of the market price as at the date such payment is due. The note will be discounted for financial reporting purposes to reflect the Company's cost of borrowing. This discount will result in a maximum of approximately US$178,000 additional interest expense over the five year term of the note. Prepayment is permitted at any time on 30 days prior notice. The note will be secured by a general security agreement against the assets of the Company ranking pari passu to the notes in the first part of this transaction.

                  BOTB Corporation, an Alberta corporation of which Cameron Chell is the sole beneficial shareholder, whose sole asset is a residence in Laguna Beach, California, will provide the Company a guarantee with a minimum value of $1,500,000 for the units purchased and will provide a second mortgage on this property to secure the guarantee.

Conversion of CALP and ABFL Notes Payable

      During the Third fiscal quarter, agreements were reached with CALP and ABFL to convert the above-noted notes payable and accrued interest into shares of the Common Stock of the Company, at the rate of US$0.80. The Company will issue 2,405,678 shares of Common Stock in full satisfaction of the principal amount of US$1,870,000 plus accrued interest of US$54,542.

Sale of Magic Lantern

      Commencing in the second fiscal quarter, the Company began negotiations to sell Magic Lantern and its subsidiaries. Effective March 18, 2002, the Company completed this sale for cash consideration of $1,850,000. The Company's financial statements have been restated to reflect Magic as a discontinued operation for all periods presented.

=================================================================================================================
                                                     For Three Months Ended           For Six Months Ended
                                                  February 28,     February 28,    February 28,     February 28,
                                                      2002             2001           2002             2001
                                                       $                 $              $                $
===============================================================================================================
Revenues                                              804,707       1,000,803       1,507,993       2,367,520
Loss before extraordinary items                      (358,880)        (23,064)       (854,744)       (179,304)
Loss before extraordinary items per share               (0.03)          (0.00)          (0.08)          (0.02)
Net loss                                             (358,880)        (23,064)       (854,744)       (179,304)
Net loss per share                                      (0.03)          (0.00)          (0.08)          (0.02)
===============================================================================================================

Note 10. New Accounting Pronouncements

      In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (SFAS 144), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The new rules on asset impairment supersede SFAS 121, Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The Company is currently assessing the potential impact of SFAS 144 on the operating results and financial position.

      In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, business combinations can no longer be reflected by using the pooling of interests method of accounting and goodwill (and intangible assets deemed to have indefinite lives) will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

      The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter in the year beginning September 1, 2002 (Fiscal 2003). During fiscal 2003, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of September 1, 2002 and has not yet determined what the effects of these tests will be on the earnings and financial position of the Company.

Note 11.  Restatement of financial statements

      In Fiscal 2001, the Company sold its wholly-owned subsidiary, Interlynx. In Fiscal 2002, the Company sold its wholly-owned subsidiary and it's associated subsidiaries, Magic Lantern Communications, Sonoptic Technologies Inc. and Tutorbuddy Inc. The Company's financial statements have been restated to reflect Interlynx and Magic Lantern as discontinued operations for all periods presented.

Note 12.  Changes in share capital

      During the six months ended February 28, 2002, the following transactions resulted in the issuance of 5,914,301 common shares of the Company. The acquisition of Logicorp result in the issuance of 5,355,000 common shares of the Company. In addition 463,051 shares were issued as payment for debt. Also during the six months ended February 28, 2002, options totaling 96,250 were exercised resulting in the issuance of additional 96,250 common shares of the Company.

================================================================================

                                                     LOGICORP SERVICE GROUP LTD.

================================================================================

                                                            FINANCIAL STATEMENTS

                                                                   JUNE 30, 2001



                                                                 [LOGO] LOGICORP

================================================================================

                                                     LOGICORP SERVICE GROUP LTD.

================================================================================

                                                                            2001

                                                                        CONTENTS



                                                                           Page
                                                                           ----
AUDITORS' REPORT                                                           F-45
FINANCIAL STATEMENTS
Balance Sheet                                                              F-46
Statements of Earnings and Deficit                                         F-47
Statement of Cash Flows                                                    F-48
Notes to the Financial Statements                                        F-49-51

Grant Thornton LLP
Chartered Accountants
Canadian Member Firm of
Grant Thornton International

Auditors' Report

To the Directors of Logicorp Service Group Ltd.

We have audited the balance sheet of Logicorp Service Group Ltd. as at June 30, 2001 and the statements of loss and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2001 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in Canada and the United States of America.

Edmonton, Canada                        /s/ Grant Thornton LLP
September 6, 2001                       Chartered Accountants

2400 Scotia Place 1
10060 Jasper Avenue
Edmonton, Alberta
T5J 3R8

Tel: (780) 422-7114
Fax (780) 426-3208
e-mail: edmonton@GrantThornton.ca

               See accompanying notes to the financial statements

                                                                   BALANCE SHEET
                                                                   AS AT JUNE 30
                                     ASSETS

                                                         2001         2001
--------------------------------------------------------------------------------

CURRENT
    Cash and cash equivalents                          $   6,374    $   3,940
    Accounts receivable                                   42,964       98,298
    Income taxes receivable                                   --       28,613
    Prepaid expenses                                          --           43

--------------------------------------------------------------------------------
                                                          49,338      130,894

DUE FROM AFFILIATED COMPANY (Note 2)                     561,532      524,445

GOODWILL                                                       1            1
================================================================================
                                                       $ 610,871    $ 655,340

                                   LIABILITIES

CURRENT
    Salaries and wages payable                         $     253    $   6,293
    Income taxes payable                                  13,602           --
    Due to related parties (Note 3)                      161,581      150,000
--------------------------------------------------------------------------------
                                                         175,436      156,293

DEFERRED REVENUE (Note 4)                                458,446      521,965
--------------------------------------------------------------------------------
                                                         633,882      678,258
--------------------------------------------------------------------------------

                            SHAREHOLDERS' DEFICIENCY

SHARE CAPITAL (Note 5)                                        31           31

DEFICIT                                                  (23,042)     (22,949)
--------------------------------------------------------------------------------
                                                         (23,011)     (22,918)
--------------------------------------------------------------------------------
                                                       $ 610,871    $ 655,340
================================================================================

APPROVED ON BEHALF OF THE BOARD:
_____________________________ Director
_____________________________ Director

               See accompanying notes to the financial statements

                                              STATEMENTS OF EARNINGS AND DEFICIT
                                                    FOR THE PERIOD ENDED JUNE 30

                                                         2001           2000
                                                     (12 Months)     (4 Months)
--------------------------------------------------------------------------------

REVENUE (Note 6)                                     $ 1,674,325    $   633,456
--------------------------------------------------------------------------------
COST OF SALES
    Product                                              274,546         85,918
    Logistical and administrative support (Note 6)       780,392        474,000
    Salaries, wages and benefits                         291,680        101,186
--------------------------------------------------------------------------------

                                                       1,346,618        661,104
--------------------------------------------------------------------------------

GROSS PROFIT                                             327,707        (27,648)
--------------------------------------------------------------------------------

EXPENSES
    Advertising and promotion                                397             --
    Bad debt expense                                      50,060             --
    Interest and bank charges                                128          1,491
    Office expense                                           819             41
    Salaries and benefits                                 76,440         33,856
    Training                                                 703            728
    Travel                                                    --            580
--------------------------------------------------------------------------------

                                                         128,547         36,696
--------------------------------------------------------------------------------

EARNINGS (LOSS) FROM OPERATIONS                          199,160        (64,344)
--------------------------------------------------------------------------------

OTHER REVENUE
     Interest revenue                                        821             --

--------------------------------------------------------------------------------
NET EARNINGS (LOSS) BEFORE INCOME TAX                    199,981        (64,344)

PROVISION FOR (RECOVERY OF) INCOME TAXES                  38,493         (7,568)
--------------------------------------------------------------------------------

NET EARNINGS (LOSS)                                      161,488        (56,776)

(DEFICIT) RETAINED EARNINGS,  beginning of period        (22,949)        33,827

DIVIDENDS                                               (161,581)            --
--------------------------------------------------------------------------------

DEFICIT,  end of period                              $   (23,042)   $   (22,949)
================================================================================

               See accompanying notes to the financial statements

                                                         STATEMENT OF CASH FLOWS
                                                    FOR THE PERIOD ENDED JUNE 30

                                                     2001          2000
                                                  (12 Months)   (4 Months)
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

  OPERATING ACTIVITIES
    Net earnings (loss)                            $ 161,488    $ (56,776)

  CHANGES IN NON-CASH WORKING CAPITAL BALANCES
Accounts receivable                                   55,334      (26,568)
Prepaid expenses                                          43           94
Salaries and wages payable                            (6,040)         146
    Income taxes payable/receivable                   42,215      (15,551)
    Payable to related parties                        11,581           --
    Deferred revenue                                 (63,519)    (138,720)
--------------------------------------------------------------------------------
                                                     201,102     (237,375)
--------------------------------------------------------------------------------

  FINANCING ACTIVITIES
    Advances from (to) affiliated company            (37,087)     240,126
    Dividends                                       (161,581)          --
--------------------------------------------------------------------------------
                                                    (198,668)     240,126


INCREASE IN CASH AND CASH EQUIVALENTS                  2,434        2,751

CASH AND CASH EQUIVALENTS, beginning of period         3,940        1,189
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period           $   6,374    $   3,940
================================================================================

Supplementary cash flow information:
    Income taxes paid                              $   2,039    $   6,117

--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Nature of operations

            The company is a computer service organization which specializes in the supply and integration of computer products. The company serves both large and small organizations and is particularly valued by organizations having complex data and communication configurations.

      (b)   Revenue recognition

            For product sold, revenue is recognized when the product is shipped. For maintenance contracts, revenue is recognized when the service has been provided.

      (c)   Use of estimates

            In preparing the company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

      (d)   Cash and cash equivalents

            Cash and cash equivalents include cash on hand and balances with banks, net of bank overdrafts.

2.    DUE FROM AFFILIATED COMPANY

      The amounts due from Logicorp Data Systems Ltd. are unsecured, non-interest bearing and have no specific terms of repayment.

3.    DUE TO RELATED PARTIES

      Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

4.    DEFERRED REVENUE

      Deferred revenue represents maintenance contracts for which the company has received consideration, but has yet to provide the services called for under the contract.

--------------------------------------------------------------------------------

5.    SHARE CAPITAL

      Authorized
      Unlimited Class A common voting shares
      Unlimited Class B common non-voting shares
      Unlimited Class I preferred non-voting shares redeemable at issue price Unlimited Class II preferred non-voting shares

                                                               2001       2000
--------------------------------------------------------------------------------

      Issued
      3,000 Class A common voting shares                      $    30    $    30
      1 Class I preferred non-voting share                          1          1
--------------------------------------------------------------------------------
                                                              $    31    $    31
================================================================================

6.    RELATED PARTY TRANSACTIONS

      The company is affiliated with Logicorp Data Systems Ltd. by virtue of common control. During the period the company sold services to Logicorp Data Systems Ltd. and was charged fees from Logicorp Data Systems Ltd. as follows:

                                                        2001           2000
                                                     (12 Months)    (4 Months)
--------------------------------------------------------------------------------

Services sold                                        $ 1,674,325   $   633,456
Logistical and administrative support fees charged   $   780,392   $   474,000

      The administrative support fee consists of rent allocation, business taxes, insurance, administrative wages and other administration charges from Logicorp Data Systems Ltd.

7.    COMPARATIVE FIGURES

      Certain balances of the preceding period have been reclassified to conform with the current period's financial statement presentation.

8.    FINANCIAL INSTRUMENTS

      Credit risk

      The company is subject to credit risk through trade receivables. The company maintains provisions for potential credit losses and any such losses to date have been within management's expectations.

      Fair value of financial instruments

      The carrying value of cash and cash equivalents, accounts receivable, salaries and wages payable approximate fair value because of the near term maturity of these instruments. It was not practicable to determine the fair value of amounts due from the affiliated company or to related parties as there is no secondary market for these financial instruments.

9.    ECONOMIC DEPENDENCE

      All of the company's sales were to Logicop Data Systems Ltd., a related company.

================================================================================

                                                     LOGICORP SERVICE GROUP LTD.

================================================================================

                                                            FINANCIAL STATEMENTS

                                                                   JUNE 30, 2000



                                                                 [LOGO] LOGICORP

================================================================================

                                                     LOGICORP SERVICE GROUP LTD.

================================================================================

                                                                   JUNE 30, 2000

                                                                        CONTENTS

                                                                            Page
                                                                            ----
AUDITOR'S REPORT                                                            F-54
FINANCIAL STATEMENTS
Balance Sheet                                                               F-55
Statements of Loss and Deficit                                              F-56
Statement of Cash Flows                                                     F-57
Notes to Financial Statements                                            F-58-60

Grant Thornton LLP
Chartered Accountants
Canadian Member Firm of
Grant Thornton International

Auditors' Report

To the Directors of Logicorp Service Group Ltd.

We have audited the balance sheet of Logicorp Service Group Ltd. as at June 30, 2000 and the statements of income and retained earnings and cash flows for the period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit 1n accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2000 and the results of its operations and cash flows for the period then ended in conformity with accounting principles generally accepted In Canada and the United Sates of America.

Edmonton, Canada                        /s/ Grant Thornton LLP
September 6, 2001                       Chartered Accountants

2400 Scotia Place 1
10060 Jasper Avenue
Edmonton, Alberta
T5J 3R8

Tel: (780) 422-7114
Fax (780) 426-3208
e-mail: edmonton@GrantThornton.ca

================================================================================

                                                     LOGICORP SERVICE GROUP LTD.

================================================================================

                                                                   BALANCE SHEET
                                                                           AS AT

                                     ASSETS
                                                 JUNE 30, 2000   Feb 29, 2000
--------------------------------------------------------------------------------

CURRENT
    Cash and cash equivalents                          $   3,940    $   1,189
    Accounts receivable                                   98,298       71,730
    Income taxes receivable                               28,613       13,062
    Prepaid expenses                                          43          137
--------------------------------------------------------------------------------
                                                         130,894       86,118

DUE FROM AFFILIATED COMPANY (Note 2)                     524,445      764,571

GOODWILL                                                       1            1
--------------------------------------------------------------------------------
                                                       $ 655,340    $ 850,690
================================================================================

                                   LIABILITIES

CURRENT
    Salaries and wages payable                         $   6,293    $   6,147
    Due to related parties (Note 3)                      150,000      150,000
--------------------------------------------------------------------------------
                                                         156,293      156,147

DEFERRED REVENUE (Note 4)                                521,965      660,685
--------------------------------------------------------------------------------
                                                         678,258      816,832
--------------------------------------------------------------------------------

                            SHAREHOLDERS' DEFICIENCY

SHARE CAPITAL (Note 5)                                        31           31

(DEFICIT) RETAINED EARNINGS                              (22,949)      33,827
--------------------------------------------------------------------------------
                                                         (22,918)      33,858
--------------------------------------------------------------------------------
                                                       $ 655,340    $ 850,690
================================================================================

APPROVED ON BEHALF OF THE BOARD:
_____________________________ Director
_____________________________ Director

               See accompanying notes to the financial statements

================================================================================

                                                     LOGICORP SERVICE GROUP LTD.

================================================================================

                                                  STATEMENTS OF LOSS AND DEFICIT
                                                            FOR THE PERIOD ENDED

                                            JUNE 30, 2000   Feb 29, 2000
                                               (4 Months)    (12 Months)
--------------------------------------------------------------------------------

SALES                                         $   633,456    $ 1,804,346
--------------------------------------------------------------------------------
COST OF SALES
    Product                                        85,918        112,007
    Administrative support                        474,000      1,035,000
    Salaries, wages and benefits                  101,186        373,793
--------------------------------------------------------------------------------

                                                  661,104      1,520,800
--------------------------------------------------------------------------------

GROSS PROFIT                                      (27,648)       283,546
--------------------------------------------------------------------------------

EXPENSES
    Advertising and promotion                          --          5,895
    Interest and bank charges                       1,491          3,800
    Office expense                                     41          8,973
    Professional fees                                  --            591
    Salaries and benefits                          33,856         30,050
    Training                                          728         11,809
    Travel                                            580         19,931
    ----------------------------------------------------------------------------

                                                   36,696         81,049
    ----------------------------------------------------------------------------

(LOSS) INCOME FROM OPERATIONS                     (64,344)       202,497
--------------------------------------------------------------------------------

OTHER REVENUE
     Interest revenue                                  --             68

--------------------------------------------------------------------------------
NET (LOSS) INCOME BEFORE INCOME TAXES             (64,344)       202,565
(RECOVERY OF) PROVISION FOR INCOME TAXES           (7,568)        32,624
--------------------------------------------------------------------------------

NET (LOSS) INCOME                                 (56,776)       169,941

RETAINED EARNINGS,  beginning of period            33,827         13,886

DIVIDENDS                                              --       (150,000)
--------------------------------------------------------------------------------

(DEFICIT) RETAINED EARNINGS,  end of period   $   (22,949)   $    33,827
================================================================================

               See accompanying notes to the financial statements

================================================================================

                                                     LOGICORP SERVICE GROUP LTD.

================================================================================

                                                         STATEMENT OF CASH FLOWS
                                                            FOR THE PERIOD ENDED

                                               JUNE 30, 2000   Feb 29, 2000
                                                   (4 Months)   (12 Months)
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

  OPERATING ACTIVITIES
    Net (loss) income                              $ (56,776)   $ 169,941
  CHANGES IN NON-CASH WORKING CAPITAL BALANCES
Accounts receivable                                  (26,568)      14,105
Prepaid expenses                                          94          735
    Salaries and wages payable                           146        5,140
    Income taxes receivable                          (15,551)     (34,407)
    Deferred revenue                                (138,720)     562,666
--------------------------------------------------------------------------------
                                                    (237,375)     718,180

  FINANCING ACTIVITIES
    Advances from (to) affiliated company            240,126     (568,278)
    Dividends                                             --     (150,000)
--------------------------------------------------------------------------------
                                                     240,126     (718,278)
--------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       2,751          (98)

CASH AND CASH EQUIVALENTS, beginning of period         1,189        1,287
--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period           $   3,940    $   1,189
================================================================================

Supplementary cash flow information:
    Income taxes paid                                  6,117       32,624

                                               NOTES TO THE FINANCIAL STATEMENTS

                                                                   JUNE 30, 2000

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Nature of operations

            The company is a computer service organization which specializes in the supply and integration of computer products. The company serves both large and small organizations and is particularly valued by organizations having complex data and communication configurations.

      (b)   Revenue Recognition

            For product sold, revenue is recognized when the product is shipped. For maintenance contracts, revenue is recognized when the service has been provided.

      (c)   Use of Estimates

            In preparing the company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

      (d)   Cash and cash equivalents

            Cash and cash equivalents include cash on hand and balances with banks, net of bank overdrafts.

2.    DUE FROM AFFILIATED COMPANY

      The amounts due from Logicorp Data Systems Ltd. are unsecured, non-interest bearing and have no specific terms of repayment.

3.    DUE TO RELATED PARTIES

      Amounts due to related parties are non-interest bearing and have no specific terms of repayment.

4.    DEFERRED REVENUE

      Deferred revenue represents maintenance contracts for which the company has received consideration, but has yet to provide the services called for under the contract.

--------------------------------------------------------------------------------

5.    SHARE CAPITAL

      Authorized
      Unlimited Class A common voting shares
      Unlimited Class B common non-voting shares
      Unlimited Class II preferred non-voting shares
      Unlimited Class I preferred non-voting shares

                                                       redeemable at issue price
                                                      June 30, 2000 Feb 29, 2000
--------------------------------------------------------------------------------
    Issued
    3,000 Class A common voting shares                      $    30      $    30
    1 Class I preferred non-voting share                          1            1
--------------------------------------------------------------------------------
                                                            $    31      $    31
================================================================================

6.    RELATED PARTY TRANSACTIONS

      The company is affiliated with Logicorp Data Systems Ltd. by virtue of common control. During the period the company sold services to Logicorp Data Systems Ltd. and was charged fees from Logicorp Data Systems Ltd. as follows:

                                                      June 30, 2000 Feb 29, 2000
                                                         (4 Months)  (12 Months)
--------------------------------------------------------------------------------

      Services Sold                                   $   633,456    $ 1,804,346
      Administrative support fees charged             $   474,000    $ 1,035,000

      The administrative support fee consists of rent allocation, business taxes, insurance, administrative wages and other administration charges from Logicorp Data Systems Ltd.

7.    COMPARATIVE FIGURES

      Certain balances of the preceding period have been reclassified to conform with the current period's financial statement presentation.

--------------------------------------------------------------------------------

8.    FINANCIAL INSTRUMENTS

      Credit risk

      The company is subject to credit risk through trade receivables. The company maintains provisions for potential credit losses and any such losses to date have been within management's expectations.

      Fair value of Financial Instruments

      The carrying value of cash and cash equivalents, accounts receivable, salaries and wages payable approximate fair value because of the near term maturity of these instruments. It was not practicable to determine the fair value of amounts due from the affiliated company or to related parties as there is no secondary market for these financial instruments.

9.    ECONOMIC DEPENDENCE

      All of the company's sales were to Logicop Data Systems Ltd., a related company.

10.   CHANGE OF FISCAL YEAR

      The company has changed its fiscal year from February 29 to June 30 to better reflect the natural operating cycle of the business.

================================================================================

                                                      LOGICORP DATA SYSTEMS LTD.

================================================================================

                                                            FINANCIAL STATEMENTS
                                                                   JUNE 30, 2001



                                                                 [LOGO] LOGICORP

================================================================================

                                                      LOGICORP DATA SYSTEMS LTD.

================================================================================

                                                                   JUNE 30, 2001

                                                                        CONTENTS



                                                                            Page
                                                                            ----
AUDITOR'S REPORT                                                            F-63
FINANCIAL STATEMENTS
Balance Sheet                                                               F-64
Statement of Loss and Retained Earnings                                     F-65
Statement of Cash Flows                                                     F-66
Notes to Financial Statements                                            F-67-71
Schedule of Direct Selling Expenses                                         F-72

Grant Thornton LLP
Chartered Accountants
Canadian Member Firm of
Grant Thornton International

Auditors' Report

To the Directors of Logicorp Data Systems Ltd.

We have audited the balance sheet of Logicorp Data Systems Ltd. as at June 30, 2001 and the statements of loss and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2001 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in Canada and the United States of America.

Edmonton, Canada                        /s/ Grant Thornton LLP
September 6, 2001                       Chartered Accountants

2400 Scotia Place 1
10060 Jasper Avenue
Edmonton, Alberta
T5J 3R8

Tel: (780) 422-7114
Fax (780) 426-3208
e-mail: edmonton@GrantThornton.ca

                                                                   BALANCE SHEET
                                                                   AS AT JUNE 30

                                     ASSETS
                                                        2001           2000
--------------------------------------------------------------------------------
CURRENT
    Accounts receivable (Note 2)                     $ 8,536,751   $ 7,722,714
    Inventory (Note 3)                                   733,139       812,832
    Income taxes receivable                               35,693        37,945
    Prepaid expenses                                      99,227       121,316
--------------------------------------------------------------------------------
                                                       9,404,810     8,694,807

CAPITAL ASSETS (Note 4)                                2,173,535     1,751,837
--------------------------------------------------------------------------------
                                                     $11,578,345   $10,446,644
================================================================================

                                   LIABILITIES
CURRENT
    Bank indebtedness (Note 5)                       $ 3,322,930   $ 2,270,523
    Accounts payable and accrued liabilities           5,882,472     6,217,742
    Current portion of amounts Due to RCA Trusts          48,000        48,000
--------------------------------------------------------------------------------
                                                       9,253,402     8,536,265

DUE TO AFFILIATED COMPANY (Note 6)                       561,532       524,445

DUE TO RCA TRUSTS (Note 7)                             1,020,454       863,195

DUE TO RELATED PARTIES (Note 8)                          298,628        73,628
--------------------------------------------------------------------------------
                                                      11,134,016     9,997,533
--------------------------------------------------------------------------------

                              SHAREHOLDER'S EQUITY

SHARE CAPITAL (Note 9)                                        99            99

RETAINED EARNINGS                                        444,230       449,012
--------------------------------------------------------------------------------
                                                         444,329       449,111
--------------------------------------------------------------------------------
                                                     $11,578,345   $10,446,644
================================================================================

Commitments (Note 11)
APPROVED ON BEHALF OF THE BOARD:
_____________________________ Director
_____________________________ Director

                                         STATEMENT OF LOSS AND RETAINED EARNINGS
                                                    FOR THE PERIOD ENDED JUNE 30

                                                          2001            2000
                                                       (12 Months)     (4 Months)
----------------------------------------------------------------------------------
SALES                                                 $ 60,460,114    $ 18,989,310
COST OF SALES                                           56,912,928      17,878,719
----------------------------------------------------------------------------------

GROSS PROFIT                                             3,547,186       1,110,591
SELLING EXPENSES(Page 10)                                1,417,906         514,761
----------------------------------------------------------------------------------

EARNINGS FROM OPERATIONS                                 2,129,280         595,830

GENERAL AND ADMINISTRATIVE EXPENSES

   Advertising and promotion                                55,706          25,267
   Amortization                                             86,350           9,954
   Insurance                                                34,773          13,887
   Interest and bank charges                                   538               4
   Licences, memberships and taxes                          16,959           3,850
   Office expenses                                          58,668           9,789
   Professional fees                                        95,554          59,852
   Rent                                                    105,333          29,661
   Salaries and benefits                                 1,155,525         338,093
   Telephone                                                22,465           5,590
   Training                                                 24,668           3,736
   Travel                                                   69,801          24,757
   -------------------------------------------------------------------------------

    NET EARNINGS BEFORE OTHER REVENUE AND (EXPENSE)      1,726,340         524,440
    ------------------------------------------------------------------------------

                                                           402,940          71,390

OTHER REVENUE AND (EXPENSE)
   Interest revenue                                          3,593           2,791
   Retirement compensation agreements                     (400,000)             --

----------------------------------------------------------------------------------
NET EARNINGS BEFORE INCOME TAX                               6,533          74,181

PROVISION FOR INCOME TAXES                                  11,315           7,903
----------------------------------------------------------------------------------

NET (LOSS) EARNINGS                                         (4,782)         66,278

RETAINED EARNINGS,  beginning of year                      449,012         382,734
----------------------------------------------------------------------------------

RETAINED EARNINGS,  end of year                       $    444,230    $    449,012
==================================================================================

                                                         STATEMENT OF CASH FLOWS
                                                    FOR THE PERIOD ENDED JUNE 30

                                                  2001            2000
                                               (12 Months)     (4 Months)
--------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES
    Net (loss) Earnings                        $    (4,782)   $    66,278
    Items not requiring an outlay of cash:
        Amortization                               249,336         69,005
--------------------------------------------------------------------------------
                                                   244,554        135,283
CHANGES IN NON-CASH WORKING CAPITAL BALANCES
Accounts receivable                               (814,037)     1,089,473
Inventories                                         79,693       (110,692)
    Prepaid expenses and deferred charges           22,089        (40,512)
Accounts payable and accrued liabilities          (335,270)    (1,591,078)
    Income taxes payable                             2,252          1,583
--------------------------------------------------------------------------------
                                                  (800,719)      (515,943)

FINANCING ACTIVITIES
    Advances from (to) shareholders                225,000             --
    Advances from related parties                   37,087       (240,126)
    Increase (decrease) in Due to RCA Trusts       157,259        (38,353)
--------------------------------------------------------------------------------
                                                 1,471,753        578,424

INVESTING ACTIVITIES
    Additions to capital assets                   (671,034)       (62,481)
--------------------------------------------------------------------------------

INCREASE IN CASH                                        --             --

CASH AND CASH EQUIVALENTS, beginning of year            --             --

--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of year         $        --    $        --
================================================================================

================================================================================

                                                      LOGICORP DATA SYSTEMS LTD.

================================================================================

                                               NOTES TO THE FINANCIAL STATEMENTS

                                                                   JUNE 30, 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Naure of operations

            The company is a computer service organization which specializes in the supply and integration of computer products, with branches in Vancouver, Calgary, Edmonton and Saskatoon. The company serves both large and small organizations and is particularly valued by organizations having complex data and communication configurations.

      (b)   Cash and Cash equivalents

            Cash and cash equivalents include cash on hand and balances with bank.

      (c)   Inventory

            Inventory is valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

      (d)   Capital Assets

            Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:

                  Automotive equipment          30% diminishing balance
                  Computer equipment            30% diminishing balance
                  Computer software             30% diminishing balance
                  Leasehold improvements        20% diminishing balance
                  Office equipment              20% diminishing balance
                  Small tools                   100% diminishing balance

      (e)   Revenue Recognition

            For product sold, revenue is recognized when the product is shipped. For maintenance contracts, revenue is recognized when the service has been provided.

      (f)   Use of Estimates

            In preparing the company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

--------------------------------------------------------------------------------

2.    ACCOUNTS RECEIVABLE

                                                            2001         2000
--------------------------------------------------------------------------------

      Trade accounts receivable                           8,591,938    7,722,714
      Allowance for doubtful accounts                       (55,187)          --

--------------------------------------------------------------------------------
                                                          8,536,751    7,722,714
================================================================================

3.    INVENTORY

                                                             2001       2000
--------------------------------------------------------------------------------

      Inventory for resale                                   825,231    890,863
      Provision for obsolete inventory                       (92,092)   (78,031)

--------------------------------------------------------------------------------
                                                             733,139    812,832
================================================================================

4.    CAPITAL ASSETS

                                                      Accumulated         2001         2000
                                                Cost Amortization     Net Book     Net Book
                                                                         Value        Value
-------------------------------------------------------------------------------------------
    Automobiles                     $   23,300         $   12,027   $   11,273   $      318
    Computer equipment               1,159,056            332,860      826,196      923,767
    Computer software                  888,611             28,985      859,626      325,399
    Leasehold improvements             142,004             60,883       81,121       80,531
    Office furniture and equipment     662,885            267,566      395,319      421,822
    Small tools                            791                791           --           --
-------------------------------------------------------------------------------------------

                                    $2,876,647         $  703,112   $2,173,535   $1,751,837
===========================================================================================

5.    BANK INDEBTEDNESS

      Bank indebtedness bears interest at 7.07% and consists of the following:

                                                              2001   2000
--------------------------------------------------------------------------------

      Bank overdraft                                   $   927,112   $   615,523
      Operating line of credit                           2,395,818     1,655,000
--------------------------------------------------------------------------------

                                                       $ 3,322,930   $ 2,270,523
================================================================================

      As collateral for the bank indebtedness the company has provided a General Security Agreement, a guarantee and postponement of claim for amounts owed to Directors, related companies and RCA Trusts. in addition, the company's Directors have provided guarantees in the amount of $1,050,000. Credit available under the operating line of credit is $3,000,000. The operating line of credit is reviewed annually by the bank. The next scheduled review date is Nov 30, 2001.

6.    DUE TO AFFILIATED COMPANY

      The amounts due to Logicorp Service Group Inc. are unsecured, non-interest bearing and have no specific terms of repayment.

--------------------------------------------------------------------------------

7.    DUE TO RCA TRUSTS

      The retirement compensation trusts were set up pursuant to section 248(1) of the Income Tax Act of Canada to provide retirement income to the three individuals who own Logicorp. Logicorp has no current or future obligation to fund theses trusts other than the obligation stated here.

                                                                           2001      2000
-----------------------------------------------------------------------------------------------
      Amounts due to retirement compensation agreements (RCA) trusts   $ 1,068,454   $  911,195
      Less amounts due within one year                                      48,000       48,000
-----------------------------------------------------------------------------------------------

                                                                       $ 1,020,454   $  863,195
===============================================================================================

      The amounts due to the RCA Trusts are secured by promissory notes repayable in quarterly installments of $12,000 plus interest at prime + 4 3/4%.

      Estimated principal repayments in each of the next five years is as follows:

                  2002                        $  48,000
                  2003                           48,000
                  2004                           48,000
                  2005                           48,000
                  Subsequent                    876,454

8.    DUE TO RELATED PARTIES

      Amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

                                           2001        2000
--------------------------------------------------------------------------------

      Due to (from) Directors           $  19,794   $ (55,206)
      Due to Director's Family Trusts     200,000     100,000
      Due to other related parties         78,834      28,834
--------------------------------------------------------------------------------
                                        $ 298,628   $  73,628
================================================================================

--------------------------------------------------------------------------------

9.  SHARE CAPITAL

      Class A common voting shares
      Class B common voting shares
      Class C preferred shares

                                                                     2001   2000
--------------------------------------------------------------------------------

      Issued
      1,980 Class A common voting shares                             $ 99   $ 99
================================================================================

10.   RELATED PARTY TRANSACTIONS

      The company is affiliated with Logicorp Service Group Inc. by virtue of common control. During the year the company purchased services from Logicorp Service Group Inc. and charged fees to Logicorp Service Group Inc. as follows:

                                                           2001          2000
--------------------------------------------------------------------------------

      Services Purchased                                 1,674,325   $   633,456
      Administrative support charged                   $   780,392   $   474,000

      The administrative support consists of rent allocation, business taxes, insurance, administrative wages and other administration charges paid by the company on behalf of Logicorp Service Group Ltd..

11.   LEASE COMMITMENTS

      The company leases office space and equipment for its operations in Edmonton, Calgary, Vancouver and Saskatoon. Lease terms vary from four to six years. Base lease payable for the next five years as follows.

                  2002           $ 530,000
                  2003             530,000
                  2004             530,000
                  2005             530,000
                  2006             530,000

12.   FINANCIAL INSTRUMENTS

      Financial instruments consist of accounts receivable, bank indebtedness, accounts payable and accrued liabilities, amounts due to affiliated company, amounts due to RCA trusts and amounts due to related parties.

      Credit risk

      The company is subject to credit risk through trade receivables. Credit risk is minimized by a large customer base and its geographic dispersion. The company maintains provisions for potential credit losses and any such losses to date have been within management's expectations.

      Fair value of financial instruments

      The carrying value of accounts receivable, bank indebtedness, accounts payable and accrued liabilities approximate fair value because of the near term maturity of these instruments. It was not practicable to determine the fair value of amounts due to affiliated company, RCA trusts or related parties as there is no secondary market for these financial instruments.

--------------------------------------------------------------------------------

      Interest rate risk

      Bank indebtedness bears interest at a floating rate. The floating rate debt is subject to interest rate cash flow risk, as the required cash flows to service the debt will fluctuate as a result of changes in market rates. It is management's opinion that interest rate risk is not significant.

13.   COMPARATIVE FIGURES

      Certain of the prior year's figures have been reclassified to conform reporting standards acceptable in the United States of America. As such, internally used inventory for sale previously classified as inventory in current assets, has been classified as capital assets in the long-term section.

      In the previous year the company changed its fiscal year end from February 29 to June 30 to better reflect the natural operating cycle of the business. As a result, the comparative figures contain four months of operating results.

                                             SCHEDULE OF DIRECT SELLING EXPENSES

                                                    FOR THE PERIOD ENDED JUNE 30

                                                             2001        2000
                                                          (12 Months) (4 Months)
--------------------------------------------------------------------------------

DIRECT SELLING EXPENSES

    Advertising and promotion                                135,445      71,397
    Amortization                                             162,986      59,051
    Bad debt expense                                          43,589          --
    Insurance                                                 18,214       4,312
    Interest and bank charges                                310,484      59,795
    Licences, memberships and taxes                           28,181       9,464
    Office expenses                                          195,273      49,288
    Presentation expense                                          --      10,000
    Professional fees                                         13,317      25,079
    Rent                                                      55,665      18,268
    Salaries and benefits                                    334,014     138,333
    Telephone                                                 69,217      20,607
    Training                                                  33,294       9,597
    Travel                                                    18,227      39,570
--------------------------------------------------------------------------------
                                                           1,417,906     514,761
================================================================================

================================================================================

                                                      LOGICORP DATA SYSTEMS LTD.

================================================================================

                                                            FINANCIAL STATEMENTS
                                                                   JUNE 30, 2000



                                                                 [LOGO] LOGICORP

================================================================================

                                                      LOGICORP DATA SYSTEMS LTD.

================================================================================

                                                                   JUNE 30, 2000

                                                                        CONTENTS

                                                                            Page
                                                                            ----
AUDITOR'S REPORT                                                            F-75
FINANCIAL STATEMENTS
Balance Sheet                                                               F-76
Statement of Loss and Retained Earnings                                     F-77
Statement of Cash Flows                                                     F-78
Notes to Financial Statements                                            F-79-83
Schedule of Direct Selling Expenses                                         F-84

Grant Thornton LLP
Chartered Accountants
Canadian Member Firm of
Grant Thornton International

Auditors' Report

To the Directors of Logicorp Data Systems Ltd.

We have audited the balance sheet of Logicorp Data Systems Ltd. as at June 30, 2000 and the statements of income and retained earnings and cash flows for the period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2000 and the results of its operations and cash flows for the period then ended in conformity with accounting principles generally accepted in Canada and the United States of America.

Edmonton, Canada                        /s/ Grant Thornton LLP
September 6, 2001                       Chartered Accountants

2400 Scotia Place 1
10060 Jasper Avenue
Edmonton, Alberta
T5J 3R8

Tel: (780) 422-7114
Fax (780) 426-3208
e-mail: edmonton@GrantThornton.ca

                                                                   BALANCE SHEET
                                                                           AS AT

                                     ASSETS
                                                   JUNE 30, 2000   Feb 29, 2000
--------------------------------------------------------------------------------
CURRENTAccounts receivable                           $ 7,722,714   $ 8,812,187
    Inventory (Note 2)                                   812,832       702,140
    Income taxes receivable                               37,945        39,528
    Prepaid expenses                                     121,316        80,804
--------------------------------------------------------------------------------
                                                       8,694,807     9,634,659

CAPITAL ASSETS (Note 3)                                1,751,837     1,758,360
--------------------------------------------------------------------------------
                                                     $10,446,644   $11,393,019
================================================================================

                                   LIABILITIES
CURRENT
    Bank indebtedness (Note 4)                       $ 2,270,523   $ 1,413,620
    Accounts payable and accrued liabilities           6,217,742     7,808,819
    Current portion of amounts Due to RCA Trusts          48,000        48,000
--------------------------------------------------------------------------------
                                                       8,536,265     9,270,439

DUE TO AFFILIATED COMPANY (Note 5)                       524,445       764,571

DUE TO RCA TRUSTS (Note 6)                               863,195       901,548

DUE TO SHAREHOLDERS (Note 7)                              73,628        73,628
--------------------------------------------------------------------------------
                                                       9,997,533    11,010,186

                              SHAREHOLDER'S EQUITY

SHARE CAPITAL (Note 8)                                        99            99

RETAINED EARNINGS                                        449,012       382,734
--------------------------------------------------------------------------------
                                                         449,111       382,833
--------------------------------------------------------------------------------
                                                     $10,446,644   $11,393,019
================================================================================

Commitments (Note 10)
APPROVED ON BEHALF OF THE BOARD:
_____________________________ Director
_____________________________ Director

                                       STATEMENT OF INCOME AND RETAINED EARNINGS
                                                            FOR THE PERIOD ENDED

                                                 JUNE 30, 2000   Feb 29, 2000
                                                   (4 Months)     (12 Months)
--------------------------------------------------------------------------------

SALES                                             $ 18,989,310   $ 53,501,788
COST OF SALES                                       17,878,719     49,854,443
--------------------------------------------------------------------------------

GROSS PROFIT                                         1,110,591      3,647,345
SELLING EXPENSES(Page 10)                              514,761      1,726,496
--------------------------------------------------------------------------------

EARNINGS FROM OPERATIONS                               595,830      1,920,849

GENERAL AND ADMINISTRATIVE EXPENSES

   Advertising and promotion                            25,267         87,611
   Amortization                                          9,954         57,328
   Insurance                                            13,887         42,949
   Interest and bank charges                                 4         10,270
   Licences, memberships and taxes                       3,850          6,731
   Office expenses                                       9,789         49,520
   Professional fees                                    59,852         84,335
   Rent                                                 29,661         26,732
   Salaries and benefits                               338,093      1,056,149
   Telephone                                             5,590         13,315
   Training                                              3,736         22,764
  Travel                                                24,757         38,617
--------------------------------------------------------------------------------

NET EARNINGS BEFORE OTHER REVENUE AND (EXPENSE)        524,440      1,496,321
--------------------------------------------------------------------------------

                                                        71,390        424,528

OTHER REVENUE AND (EXPENSE)
   Interest revenue                                      2,791          3,449
   Retirement compensation agreements                       --       (450,000)

--------------------------------------------------------------------------------
NET EARNINGS (LOSS) BEFORE INCOME TAX                   74,181        (22,023)

PROVISION FOR INCOME TAXES                               7,903             --
--------------------------------------------------------------------------------

NET EARNINGS (LOSS)                                     66,278        (22,023)

RETAINED EARNINGS,  beginning of period                382,734        404,757
--------------------------------------------------------------------------------

RETAINED EARNINGS,  end of period                 $    449,012   $    382,734
================================================================================

                                                         STATEMENT OF CASH FLOWS
                                                            FOR THE PERIOD ENDED

                                               JUNE 30, 2000    Feb 29, 2000
                                                  (4 Months)     (12 Months)
--------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES
    Net Earnings (loss)                          $    66,278    $   (22,023)
    Items not requiring an outlay of cash:
        Amortization                                  69,005        231,357
--------------------------------------------------------------------------------
                                                     135,283        209,334
CHANGES IN NON-CASH WORKING CAPITAL BALANCES
Accounts receivable                                1,089,473     (1,559,053)
Inventories                                         (110,692)     1,928,631
Prepaid expenses and deferred charges                (40,512)       (10,248)
Accounts payable and accrued liabilities          (1,591,077)       792,304
    Income taxes payable                               1,583        (48,036)
--------------------------------------------------------------------------------
                                                    (515,942)     1,312,932
--------------------------------------------------------------------------------

FINANCING ACTIVITIES
    Advances from (to) shareholders                       --         75,000
    Advances (to) from related parties              (240,126)       568,278
    (Decrease) increase in Due to RCA Trusts         (38,353)       234,738
    (Increase) decrease in Bank indebtedness         856,903       (389,533)
--------------------------------------------------------------------------------
                                                     578,424        488,483
--------------------------------------------------------------------------------

INVESTING ACTIVITIES
    Additions to capital assets                      (62,482)    (1,801,415)
--------------------------------------------------------------------------------

INCREASE IN CASH                                          --             --

CASH AND CASH EQUIVALENTS, beginning of period            --             --

--------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of period         $        --    $        --
================================================================================

================================================================================

                                                      LOGICORP DATA SYSTEMS LTD.

================================================================================

                                               NOTES TO THE FINANCIAL STATEMENTS

                                                                   JUNE 30, 2000

--------------------------------------------------------------------------------
1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Nature of operations

            The company is a computer service organization which specializes in the supply and integration of computer products, with branches in Vancouver, Calgary, Edmonton and Saskatoon. The company serves both large and small organizations and is particularly valued by organizations having complex data and communication configurations.

      (b)   Cash and Cash equivalents

            Cash and cash equivalents include cash on hand and balances with bank.

      (c)   Inventory

            Inventory is valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

      (d)   Capital Assets

            Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:

                  Automotive equipment          30% diminishing balance
                  Computer equipment            30% diminishing balance
                  Computer software             30% diminishing balance
                  Leasehold improvements        20% diminishing balance
                  Office equipment              20% diminishing balance
                  Small tools                   100% diminishing balance

      (e)   Revenue Recognition

            For product sold, revenue is recognized when the product is shipped. For maintenance contracts, revenue is recognized when the service has been provided.

      (f)   Use of Estimates

            In preparing the company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

--------------------------------------------------------------------------------

2.    INVENTORY

                                                JUNE 30, 2000  Feb 29, 2000
--------------------------------------------------------------------------------

      Inventory for resale                            890,863       780,171
      Provision for obsolete inventory                (78,031)      (78,031)

--------------------------------------------------------------------------------
                                                      812,832       702,140
================================================================================

3.    CAPITAL ASSETS

                                                   Accumulated  JUNE 30, 2000   Feb 29, 2000
                                             Cost Amortization       Net Book       Net Book
                                                                        Value          Value
Automobiles                      $   10,300         $    9,982     $      318     $      353
Computer equipment                1,125,923            202,156        923,767        931,258
Computer software                   346,397             20,998        325,399        190,485
Leasehold improvements              123,452             42,921         80,531        188,481
Office furniture and equipment      598,753            176,931        421,822        447,783
Small tools                             791                791             --             --
--------------------------------------------------------------------------------------------

                                 $2,205,616         $  453,779     $1,751,837     $1,758,360
============================================================================================

4.    BANK INDEBTEDNESS

      Bank indebtedness bears interest at 8.5% and consists of the following:

                                                     JUNE 30, 2000  Feb 29, 2000
--------------------------------------------------------------------------------

      Bank overdraft                                   $   615,523   $   488,620
      Operating line of credit                           1,655,000       925,000
--------------------------------------------------------------------------------

                                                       $ 2,270,523   $ 1,413,620
================================================================================

      As collateral for the bank indebtedness the company has provided a General Security Agreement, guarantee and postponement of claim in the amount of $425,000 from Logicorp Service Group Inc. and guarantees in the amount of $1,800,000 from the Company's Directors. Credit available under the operating line of credit is $2,000,000. The operating line of credit is reviewed annually by the bank. The next scheduled review date is Nov 30, 2000.

--------------------------------------------------------------------------------

5.    DUE TO AFFILIATED COMPANY

      The amounts due to Logicorp Service Group Inc. are unsecured, non-interest bearing and have no specific terms of repayment.

6.    DUE TO RCA TRUSTS

      The retirement compensation trusts were set up pursuant to section 248(1) of the Income Tax Act of Canada to provide retirement income to the three individual shareholders who own Logicorp. Logicorp has no current or future obligation to fund theses trusts other than the obligation stated here.

                                                                     JUNE 30, 2000 Feb 29, 2000
-----------------------------------------------------------------------------------------------

      Amounts due to retirement compensation agreements (RCA) trusts     $ 911,195    $ 949,548
      Less amounts due within one year                                      48,000       48,000
-----------------------------------------------------------------------------------------------

                                                                         $ 863,195    $ 901,548
===============================================================================================

      The amounts due to the RCA Trusts are secured by promissory notes repayable in quarterly installments of $12,000 plus interest at prime + 4 3/4%.

      Estimated principal repayments in each of the next five years is as follows:

                  2000                   $  48,000
                  2001                      48,000
                  2002                      48,000
                  2003                      48,000
                  Subsequent               719,195

7.    DUE FROM (TO) SHAREHOLDERS

      Amounts due from (to) shareholders are unsecured, non-interest bearing and have no specific terms of repayment.

8.    SHARE CAPITAL

      Class A common voting shares
      Class B common voting shares
      Class C preferred shares

                                                    JUNE 30, 2000   Feb 29, 2000
--------------------------------------------------------------------------------

      Issued
      1,980 Class A common voting shares                     $ 99           $ 99
================================================================================

--------------------------------------------------------------------------------

9.    RELATED PARTY TRANSACTIONS

      The company is affiliated with Logicorp Service Group Inc. by virtue of common control. During the year the company purchased services from Logicorp Service Group Inc. and charged fees to Logicorp Service Group Inc. as follows:

                                                     JUNE 30, 2000  Feb 29, 2000
--------------------------------------------------------------------------------

    Services Purchased                                     633,456   $ 1,804,344
    Administrative support charged                     $   474,000   $ 1,035,000

      The administrative support consists of rent allocation, business taxes, insurance, administrative wages and other administration charges paid by the company on behalf of Logicorp Service Group Inc.

10.   LEASE COMMITMENTS

      The company leases office space and equipment for its operations in Edmonton, Calgary, Vancouver and Saskatoon. Lease terms vary from four to six years. Base lease payable for the next five years as follows.

                  2001                  $ 495,000
                  2002                    495,000
                  2003                    495,000
                  2004                    495,000
                  2005                    495,000

11.   FINANCIAL INSTRUMENTS

      Financial instruments consist of accounts receivable, bank indebtedness, accounts payable and accrued liabilities, amounts due to affiliated company, amounts due to RCA trusts and amounts due to related parties.

      Credit risk

      The company is subject to credit risk through trade receivables. Credit risk is minimized by a large customer base and its geographic dispersion. The company maintains provisions for potential credit losses and any such losses to date have been within management's expectations.

      Fair value of financial instruments

      The carrying value of accounts receivable, bank indebtedness, accounts payable and accrued liabilities approximate fair value because of the near term maturity of these instruments. It was not practicable to determine the fair value of amounts due to affiliated company, RCA trusts or related parties as there is no secondary market for these financial instruments.

      Interest rate risk

      Bank indebtedness bears interest at a floating rate. The floating rate debt is subject to interest rate cash flow risk, as the required cash flows to service the debt will fluctuate as a result of changes in market rates. It is management's opinion that interest rate risk is not significant.

--------------------------------------------------------------------------------

12.   COMPARATIVE FIGURES

      Certain of the prior year's figures have been reclassified to conform reporting standards acceptable in the United States of America. As such, internally used inventory for sale previously classified as inventory in current assets, has been classified as capital assets in the long-term section.

13.   CHANGE OF FISCAL YEAR

      The company has changed its fiscal year end from February 29 to June 30 to better reflect the natural operating cycle of the business. As a result, the current period contains four months of operating results.

--------------------------------------------------------------------------------

                                             SCHEDULE OF DIRECT SELLING EXPENSES
                                                            FOR THE PERIOD ENDED

                                                     JUNE 30, 2000  Feb 29, 2000
                                                        (4 Months)   (12 Months)
--------------------------------------------------------------------------------

DIRECT SELLING EXPENSES

    Advertising and promotion                               71,397      240,732
    Amortization                                            59,051      174,029
    Bad debt expense                                            --        5,542
    Insurance                                                4,311        8,894
    Interest and bank charges                               59,793      199,489
    Licences, memberships and taxes                          9,464       35,658
    Office expenses                                         49,287      164,965
    Presentation expense                                    10,000           --
    Professional fees                                       25,079       42,052
    Rent                                                    18,270       (4,000)
    Salaries and benefits                                  138,335      387,539
    Telephone                                               20,607      129,013
    Training                                                 9,597       80,983
    Travel                                                  39,569      261,600
--------------------------------------------------------------------------------
                                                           514,760    1,726,496
================================================================================

--------------------------------------------------------------------------------

                                      591360 Alberta Ltd.
                                      Amended Financial Statements
                                      For the years ended June 30, 2001 and 2000

591360 Alberta Ltd.

Amended Financial Statements
For the years ended June 30, 2001 and 2000

                                                                        Contents
================================================================================

Auditors' Report                                                            F-87

Amended Financial Statements

    Amended Balance Sheets                                                  F-88

    Amended Statements of Retained Earnings                                 F-89

    Amended Statements of Operations                                        F-90

    Summary of Significant Accounting Policies                              F-91

    Notes to Amended Financial Statements                                F-92-93

--------------------------------------------------------------------------------

================================================================================

                                                                Auditors' Report

--------------------------------------------------------------------------------

To the Shareholder of
591360 Alberta Ltd.

We have audited the amended balance sheets of 591360 Alberta Ltd. as at June 30, 2001 and 2000 and the amended statements of retained earnings and operations for the years then ended. These amended financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these amended financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these amended financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and 2000 and the results of its operations for the years then ended in accordance with Canadian generally accepted accounting principles.

The previous report dated January 29, 2002 has been withdrawn and the financial statements have been amended as explained in Note 6.

Chartered Accountants

Edmonton, Alberta
January 29, 2002
Except the amendment described in Note 6 dated May 2, 2002

--------------------------------------------------------------------------------
================================================================================

                                                             591360 Alberta Ltd.
                                                          Amended Balance Sheets

June 30                                              2001       2000
----------------------------------------------------------------------

Assets

Current
    Cash                                           $    464   $    442

Long-term investment (Note 1)                       146,190     92,361
Due from a company under common control (Note 3)     34,535     34,535
                                                   -------------------

                                                   $181,189   $127,338
======================================================================

Liabilities and Shareholder's Equity

Current
    Accounts payable and accrued liabilities       $  3,500   $  1,250
                                                   -------------------

Shareholder's equity
    Share capital (Note 4)                               10         10
    Retained earnings                               177,679    126,078
                                                   -------------------

                                                    177,689    126,088
                                                   -------------------

                                                   $181,189   $127,338
======================================================================

On behalf of the Board:


________________________________________
Director

    The accompanying summary of significant accounting policies and notes are an integral part of these amended financial statements

--------------------------------------------------------------------------------
================================================================================

                                                             591360 Alberta Ltd.
                                         Amended Statements of Retained Earnings

For the years ended June 30                                       2001        2000
----------------------------------------------------------------------------------
Retained earnings, beginning of year, as previously stated   $ 118,727   $ 106,410

Change in accounting policy (Note 6)                             7,351      19,629
                                                             ---------------------

Retained earnings, beginning of year, as restated              126,078     126,039

Net income for the year                                         51,601      37,039

Dividends paid                                                      --     (37,000)
                                                             ---------------------

Retained earnings, end of year                               $ 177,679   $ 126,078
==================================================================================

    The accompanying summary of significant accounting policies and notes are an integral part of these amended financial statements

--------------------------------------------------------------------------------
================================================================================

                                                             591360 Alberta Ltd.
                                                Amended Statements of Operations

For the years ended June 30                                     2001        2000
--------------------------------------------------------------------------------

Equity income                                               $ 53,829    $ 37,722
                                                            --------------------

Expenses (recovery)
    Bank charges and interest                                    (22)         22
    Professional fees                                          2,250         661
                                                            --------------------

                                                               2,228         683
                                                            --------------------

Net income for the year                                     $ 51,601    $ 37,039
================================================================================


    The accompanying summary of significant accounting policies and notes are an integral part of these amended financial statements

================================================================================
                                                             591360 Alberta Ltd.
                                      Summary of Significant Accounting Policies

June 30, 2001 and 2000
--------------------------------------------------------------------------------

Nature of Business       The Company is incorporated under the laws of Alberta
                         and is a holding company.

Management Estimates     These amended financial statements have been prepared
                         by management in accordance with Canadian generally accepted accounting principles. Because the precise determination of many assets, liabilities, revenue and expenses is dependent on future events, the preparation of financial statements for a period necessarily includes the use of estimates and approximations which have been made using careful judgement. Actual results could differ from those estimates. These amended financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting principles summarized below.

Financial                Instruments The Company as part of its operations
                         carries a number of financial instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Long-term Investment     The Company accounts for its investment in a company
                         subject to significant influence on the equity method.

                                                             591360 Alberta Ltd.
                                           Notes to Amended Financial Statements

June 30, 2001 and 2000
--------------------------------------------------------------------------------

1.    Long-term Investment

      The Company owns 1/3 of the outstanding shares of Logicorp Service Group Ltd., a Canadian private company.

                                                            2001         2000
                                                         ----------------------

      Shares                                             $      10    $      10
      Advances receivable                                  153,860      100,000
      Share of undistributed earnings                       (7,680)      (7,649)
                                                         ----------------------

                                                         $ 146,190    $  92,361
                                                         ======================

--------------------------------------------------------------------------------

2.    Income Taxes

      The Company has losses available for income tax purposes totaling $5,283. This amount can be used to reduce taxable income of future years, the benefit of which has not been recorded in these amended financial statements.

      These losses expire as follows:

                  Year                                  Amount

                  2003                                 $   731
                  2005                                     907
                  2006                                     734
                  2007                                     683
                  2008                                   2,228
                                                       -------

                                                       $ 5,283
                                                       =======

--------------------------------------------------------------------------------

3.    Due From a Company Under Common Control

      The balance due from a company under common control is unsecured, non-interest bearing, with no anticipated repayments within one year.

--------------------------------------------------------------------------------

================================================================================

4.    Share Capital

      Authorized
         An unlimited number of Class A common, voting shares
         An unlimited number of Class B common, non-voting shares
         An unlimited number of Class I and II preferred, non-voting shares

      Issued

                                                                 2001       2000
                                                             -------------------

         1,000 Class A common shares                         $     10   $     10
                                                             ===================

--------------------------------------------------------------------------------

5.    Statement of Cash Flows

      A statement of cash flows was not presented since the cash flow information is readily apparent from other financial statements or is adequately disclosed in the notes to these amended financial statements.

--------------------------------------------------------------------------------

6.    Amended Financial Statements

      The Company has amended its financial statements to reflect that during the year, the Company changed its method of accounting for the investment in a company subject to significant influence from the cost method to the equity method. In addition, the Company corrected the advances receivable from this company.

      The retroactive application of the above adjustments resulted in the following changes:

                                                                2001        2000
                                                              --------------------
Increase in long-term investment                              $ 42,320    $ 42,351
Decrease in balance due from a company under common control    (35,000)    (35,000)
                                                              --------------------

Increase in assets                                            $  7,320    $  7,351
                                                              ====================

Increase in opening retained earnings                         $  7,351    $ 19,629
Increase in equity income from long-term investment             53,829      37,722
Decrease in dividend income                                    (53,860)    (50,000)
                                                              --------------------

Increase in ending retained earnings                          $  7,320    $  7,351
                                                              ====================

--------------------------------------------------------------------------------

================================================================================

                                   123557 Alberta Ltd.
                                   (Formerly Merc Management Limited)
                                   Amended Financial Statements
                                   For the years ended October 31, 2001 and 2000

================================================================================

123557 Alberta Ltd.

Amended Financial Statements
For the years ended October 31, 2001 and 2000

                                                                        Contents
================================================================================

Auditors' Report                                                            F-96

Financial Statements

    Amended Balance Sheets                                                  F-97

    Amended Statements of Retained Earnings                                 F-98

    Amended Statements of Operations                                        F-99

    Summary of Significant Accounting Policies                             F-100

    Notes to Amended Financial Statements                              F-101-103

================================================================================

                                                                Auditors' Report

--------------------------------------------------------------------------------

To the Shareholders of
123557 Alberta Ltd.

We have audited the amended balance sheets of 123557 Alberta Ltd. as at October 31, 2001 and 2000 and the amended statements of retained earnings and operations for the years then ended. These amended financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these amended financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these amended financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2001 and 2000 and the results of its operations for the years then ended in accordance with Canadian generally accepted accounting principles.

The previous report dated February 23, 2002 has been withdrawn and the financial statements have been amended as explained in Note 6.

Chartered Accountants

Edmonton, Alberta
February 23, 2002
Except the amendment described in Note 6 dated May 1, 2002

================================================================================

================================================================================
                                                             123557 Alberta Ltd.
                                                          Amended Balance Sheets

October 31                                       2001       2000
------------------------------------------------------------------

Assets

Current
    Cash                                       $     --   $  4,267
    Short-term investments                           --     48,522
    Accounts receivable                              --      1,000
    Income taxes recoverable                         --      4,700
    Due from shareholders                            --      4,355
                                               -------------------

                                                     --     62,844

Long-term investment (Note 1)                   151,943    153,537
                                               -------------------

                                               $151,943   $216,381
==================================================================

Liabilities and Shareholders' Equity

Current
    Accounts payable and accrued liabilities   $  2,499   $  3,200
                                               -------------------

Shareholders' equity
    Share capital (Note 2)                           20         20
    Retained earnings                           149,424    213,161
                                               -------------------

                                                149,444    213,181
                                               -------------------

                                               $151,943   $216,381
==================================================================

On behalf of the Board:


________________________________________
Director


________________________________________
Director

================================================================================

================================================================================

                                                             123557 Alberta Ltd.
                                         Amended Statements of Retained Earnings

For the years ended October 31                                    2001         2000
--------------------------------------------------------------------------------------
Retained earnings, beginning of year, as previously stated      $  64,852    $  73,779

Change in accounting policy (Note 6)                              148,309      133,557
                                                                ----------------------

Retained earnings, beginning of year, as restated                 213,161      207,336

Net income (loss) for the year                                    (23,459)       5,825

Dividends paid                                                    (36,812)          --

Adjustment on transaction with a company under common control
   (Note 5)                                                        (3,466)          --
                                                                ----------------------

Retained earnings, end of year                                  $ 149,424    $ 213,161
======================================================================================

  The accompanying summary of significant accounting policies and notes are an integral part of these amended financial statements.

================================================================================

================================================================================

                                                             123557 Alberta Ltd.
                                                Amended Statements of Operations

For the years ended October 31                       2001        2000
------------------------------------------------------------------------

Revenue
    Consulting                                     $  9,000    $ 12,000
    Investment loss                                  (6,335)     (1,315)
    Equity income (loss) on long-term investment     (1,594)     14,752
                                                   --------------------

                                                      1,071      25,437
                                                   --------------------

Expenses
    Advertising and promotion                         8,049       7,802
    Automotive                                        4,400       4,466
    Bank charges and interest                            38          60
    Office                                            2,246       3,104
    Professional fees                                 5,185       1,114
    Telephone and utilities                              --         109
    Travel                                            4,612       2,957
                                                   --------------------

                                                     24,530      19,612
                                                   --------------------

Net income (loss) for the year                     $(23,459)   $  5,825
========================================================================

  The accompanying summary of significant accounting policies and notes are an integral part of these amended financial statements.

================================================================================

                                                             123557 Alberta Ltd.
                                      Summary of Significant Accounting Policies

October 31, 2001 and 2000
--------------------------------------------------------------------------------

Nature of Business       The Company is incorporated under the laws of Alberta
                         and is a holding company.

Management Estimates     These amended financial statements have been prepared
                         by management in accordance with Canadian generally accepted accounting principles. Because the precise determination of many assets, liabilities, revenue and expenses is dependent on future events, the preparation of financial statements for a period necessarily includes the use of estimates and approximations which have been made using careful judgement. Actual results could differ from those estimates. These amended financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting principles summarized below.

Financial Instruments    The Company as part of its operations carries a number
                         of financial instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Short-term Investments   Temporary investments are stated at the lower of cost
                         and market value.

Long-term Investment     The Company accounts for its investment in a company
                         subject to significant influence on the equity method.

                                                             123557 Alberta Ltd.
                                           Notes to Amended Financial Statements


October 31, 2001 and 2000
--------------------------------------------------------------------------------

1.    Long-term Investment

      The Company owns 1/3 of the outstanding shares of Logicorp Data Systems Ltd., a Canadian private company.

                                                               2001       2000
                                                             -------------------

      Shares                                                 $     33   $     33
      Advances receivable                                       3,833      3,833
      Share of undistributed earnings                         148,077    149,671
                                                             --------   --------

                                                             $151,943   $153,537
                                                             ========   ========

--------------------------------------------------------------------------------

2.    Share Capital

      Authorized
          10,000        Class A common, voting shares
          5,000         Class B common, non-voting shares
          5,000         preferred, non-voting shares

      Issued

                                                                 2001      2000
                                                               -----------------

             100   Class A common
      shares $ 10                                              $    10
              10   Class B common
      shares   10                                                   10
                                                               -----------------

                                                               $    20   $    20
                                                               =================

--------------------------------------------------------------------------------

3.    Income Taxes

      The Company has losses available for income tax purposes totaling $74,210. This amount can be used to reduce taxable income of future years, the benefit of which has not been recorded in these amended financial statements.

      These losses expire as follows:

                  Year                    Amount

                  2004                  $ 14,341
                  2005                       520
                  2006                    30,242
                  2007                     4,220
                  2008                    24,887
                                        --------

                                        $ 74,210
                                        ========

4.    Statement of Cash Flows

      A statement of cash flows was not presented since the cash flow information is readily apparent from other financial statements or is adequately disclosed in the notes to these amended financial statements.
--------------------------------------------------------------------------------

5.    Related Party Transaction

      During the year, the Company transferred a significant portion of its net assets to a company under common control for the following proceeds, which approximate fair market value.

      Cash                                                              $    406
      Short-term investments                                              38,725
      Accounts receivable                                                  2,000
      Income taxes recoverable                                             4,700
                                                                        --------

      Total proceeds                                                    $ 45,831
                                                                        ========

      Assumption of accounts payable                                    $  5,885
      Assumption of shareholders' loans                                   39,946
                                                                        --------

      Total consideration                                               $ 45,831

      This transaction has been recorded in these amended financial statements at the carrying amount of the assets as reflected on the books of the seller being $49,297. The difference between the consideration paid and the carrying amount has been recorded as a reduction to retained earnings of $3,466.

--------------------------------------------------------------------------------

6.    Amended Financial Statements

      The Company has amended its financial statements to reflect that during the year, the Company changed its method of accounting for the investment in a company subject to significant influence from the cost method to the equity method. In addition, the Company corrected the advances receivable from this company.

      The retroactive application of the above adjustments resulted in the following changes:

                                                              2001        2000
                                                           ---------------------

Increase in long-term investment                           $ 146,715   $ 148,309
                                                           =====================

Increase in opening retained earnings                      $ 148,309   $ 133,557
Increase in equity income (loss) on long-term investment      (1,594)     14,752
                                                           ---------------------

Increase in ending retained earnings                       $ 146,715   $ 148,309
                                                           =====================

--------------------------------------------------------------------------------

                                  ENGYRO, INC.
                       (formerly R Home Funding Co. Ltd.)
                      (A Company in the Development Stage)

                          AUDITED FINANCIAL STATEMENTS

                    Period from Inception (November 4, 1999)
                             through August 31, 2000

ENGYRO, INC.
(formerly R Home Funding Co. Ltd.)
(A Company in the Development Stage)


TABLE OF CONTENTS


                                                                            Page
REPORT OF INDEPENDENT AUDITORS                                             F-106

FINANCIAL STATEMENTS

         Balance Sheet                                                     F-107
         Statement of Operations                                           F-108
         Statement of Deficiency in Assets                                 F-109
         Statement of Cash Flows                                           F-110
         Notes to Financial Statements                                 F-111-117

REPORT OF INDEPENDENT AUDITORS

To the Stockholders
Engyro, Inc.
Shelton, Connecticut

We have audited the accompanying balance sheet of Engyro, Inc. (formerly R Home Funding Co. Ltd.) as of August 31, 2000 and the related statements of operations, changes in deficiency of assets, and cash flows for the period from November 4, 1999 (date of inception) through August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engyro, Inc. (formerly R Home Funding Co. Ltd.) as of August 31, 2000, and the results of its operations and cash flows for the period from November 4, 1999 (date of inception) through August 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


New Haven, Connecticut
December 27, 2000, except for Notes 8 and 9, as to which the date is July 9,
2001

ENGYRO, INC.
(formerly R Home Funding Co. Ltd.)
(A Company in the Development Stage)
BALANCE SHEET
August 31, 2000


ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                        $1,293,146
     Other current assets
                                                                          23,524
     Advances to shareholder for consulting services                     235,418
                                                                      ----------

                   Total current assets                                1,552,088
                                                                      ----------

LONG-TERM ASSETS
     Certificate of deposit                                              255,000
     Property and equipment, net                                         532,423
                                                                      ----------

                   Total long-term assets                                787,423
                                                                      ----------

                                                                      $2,339,511
                                                                      ----------

ENGYRO, INC.
(formerly R Home Funding Co. Ltd.)
(A Company in the Development Stage)
STATEMENT OF OPERATIONS
Period from November 4, 1999 (date of inception) through August 31, 2000


REVENUES                                                            $        --

OPERATING EXPENSES
      Product development                                               587,748
                                                                    -----------
      Marketing and selling                                              70,996
      General and administrative                                        338,547
      Consulting services - related party                               408,695
                                                                    -----------

                Total operating expenses                              1,405,986
                                                                    -----------

LOSS FROM OPERATIONS                                                 (1,405,986)
                                                                    -----------

OTHER INCOME (EXPENSE)
           Interest income
                                                                          4,220
           Interest expense
                                                                         (9,897)
                                                                    -----------

                Net other income (expense)
                                                                         (5,677)
                                                                    -----------

NET LOSS                                                            $(1,411,663)
                                                                    ===========


See notes to financial statements.

ENGYRO, INC.
(formerly R Home Funding Co. Ltd.)
(A Company in the Development Stage)
STATEMENT OF CHANGES IN DEFICIENCY IN ASSETS

                                                                                     Accumulated      Deficit
                                   Common Stock                                       Accretion     Accumulated
                            -------------------------                                of Value of      During
                                            Amount        Paid-In        Stock        Preferred     Development
                               Shares       at Par        Capital      Subscribed       Stock          Stage          Total
                            --------------------------------------------------------------------------------------------------
Balance, November 4, 1999   $        --   $       875   $        --   $      (875)   $        --    $        --    $        --

Issuance of common stock,
   August 9, 2000             1,585,000           710           100           875             --             --          1,685

Accretion of value of                --            --            --            --        (22,917)            --        (22,917)
preferred stock

Net loss                             --            --            --            --             --     (1,411,663)    (1,411,663)
                            --------------------------------------------------------------------------------------------------

Balance, August 31, 2000    $ 1,585,000   $     1,585   $       100   $        --    $   (22,917)   $(1,411,663)   $(1,432,895)
                            ===========   ===========   ===========   ===========    ===========    ===========    ===========

See notes to financial statements.                                             4

ENGYRO, INC.
(formerly R Home Funding Co. Ltd.)
(A Company in the Development Stage)
STATEMENT OF CASH FLOWS
Period from November 4, 1999 (date of inception) through August 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                       $(1,411,663)
     Adjustments to reconcile net loss to
          cash used in operating activities:
              Depreciation and amortization                               9,030
              Changes in assets and liabilities:
                   Other current assets                                (258,942)
                   Accounts payable and accrued expenses                352,462
                                                                    -----------

                        Net cash used in operating activities        (1,309,113)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of certificate of deposit                                (255,000)
     Purchases of property and equipment                               (534,219)
                                                                    -----------

                        Net cash used in investing activities          (789,219)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of capital stock and receipt of paid-in capital             1,685
     Proceeds from issuance of preferred stock, Series A              3,389,793
                                                                    -----------

                        Net cash provided by financing activities     3,391,478
                                                                    -----------

                        NET INCREASE IN CASH                          1,293,146


CASH AND CASH EQUIVALENTS, Beginning                                         --
                                                                    -----------

CASH AND CASH EQUIVALENTS, Ending                                   $ 1,293,146
                                                                    ===========

NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

R Home Funding Co. Ltd., was incorporated on November 4, 1999 as a Nevada Corporation as a wholly owned subsidiary of Chell.com Inc. On May 19, 2000, Engyro, Inc. (Engyro or the Company) was incorporated as a subsidiary of R Home Funding Co. Ltd. On July 31, 2000, R Home Funding Co. Ltd., was merged "downstream" into Engyro, with Engyro as the surviving corporation.

Since the entities were under common control at the time of the merger, Accounting Principle Opinion No. 16 Accounting for Business Combination does not apply, however, the transaction was accounted for similar to a pooling of interests in that there was no change in the reporting entity.

Related Party Transaction

Subsequent to the merger, Engyro, Inc. issued 1,585,000 shares of stock for $1,585 including 875,000 shares for $875 to Chell.com Ltd. which was the amount subscribed and unpaid to R Home Funding Co. Ltd.

On November 26, 1999, R Home Funding Co. Ltd. entered into a consulting agreement with Chell.com Inc., whereby R Home Funding would receive certain corporate strategic services and advice for consideration. As a result of the merger, Engyro assumed this consulting agreement, which expires during January 2001. The amount prepaid shown on the balance sheet is the unamortized portion of the contract, and the amount expensed for the period is shown on the statement of operation. Chell.com Inc. is owned 100% by The Chell Group Corporation and its subsidiaries, while Chell.com Ltd., a shareholder of the company, is also owned by the Chell Group Corporation.

Nature of Operations

Engyro provides payment and transaction settlement solutions focused on the Application Service Provider (ASP) industry. Engyro provides data consolidation, reconciliation, transaction settlement, and payment processing and revenue assurance services for the new economy sector, currently serving the Application Service Provider industry, the software industry and evolving m-commerce applications. Engyro's management believes that the Company has developed leading edge technologies based on an open architecture Java software and ultra sophisticated Online Analytical Processing (OLAP) software. Engyro partners with metering, billing and ASP infrastructure providers to complement its services.

Significant Accounting Policies

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's actual results in subsequent periods may differ from the estimates and assumptions used in the preparation of the accompanying consolidated financial statements.

Cash and Cash Equivalents -- Cash is invested in overnight sweep accounts on a nightly basis. Deposits in banks may exceed the amount of insurance provided on such deposits. The Company performs reviews of the credit worthiness of its depository banks. The Company has not experiences any losses on its deposits of cash.

Certificate of Deposit -- The Company was required to deliver a security deposit to the We Progress Drive, L.L.C. (Landlord) representing one year's lease payment. In lieu of cash, the Company issued a Letter of Credit to the Landlord. The Letter of Credit is secured by a $255,000 Certificate of Deposit with First Union National Bank. The amount of this deposit decreases monthly during the second year of the lease until the obligation is eliminated at the end of the second year.

Property and Equipment -- Property and equipment are recorded at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives for equipment and the shorter of the useful lives or the related lease term for leasehold improvements.

Accounting for Stock-Based Compensation -- As permitted under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company has elected to measure costs for its employee stock compensation plans by using the accounting methods prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, which allows that no compensation cost be recognized unless the exercise price of options granted is less than the fair market value of the Company's stock at date of grant. Reference is made to Note 5 of the Financial Statements for further information.

Deferred Income Taxes -- Deferred income taxes are provided on the differences between the financial statement and tax bases of assets and liabilities and operating loss carryovers using enacted tax rates in which the differences are expected to reverse.

NOTE 2 -- CONCENTRATION OF CREDIT RISK

The Company has cash in various financial institutions that insure deposits up to $100,000 per depositor through the Federal Deposit Insurance Corporation
(FDIC). Deposits in excess of FDIC coverage are not insured and thereby represent a credit risk to the Company. At August 31, 2000, there was $1,535,803 of uninsured deposit amounts.

NOTE 3 -- PROPERTY AND EQUIPMENT

Property and equipment at August 31, 2000 consisted of the following:

      Furniture and fixtures          $  6,025
      Computer equipment                39,715
      Software                         488,479
                                      --------

                                       534,219
      Less accumulated depreciation      1,796
                                      --------

      Property and equipment, net     $532,423
                                      ========



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

NOTE 4 -- PREFERRED STOCK

In August 2000, Engyro issued 975,000 shares of Series A preferred stock at $3.84 (preference value) per share. Proceeds from the sale were used to finance the development of its financial transaction technology and to fund daily operations.

The following is a summary of convertible redeemable preferred stock at August 31, 2000:

      Series A cumulative convertible preferred
         stock, par value $0.01; 20,000,000
         shares authorized; 975,000 shares
         issued and outstanding (redeemable at
         $4.61 at August 31, 2000)                        $ 3,749,000
      Accumulated accretion of value of preferred stock        22,917
      Less financing costs                                   (352,873)
                                                          -----------

      Net preferred stock                                 $ 3,419,944
                                                          ===========

Holders of the preferred stock are entitled to a cumulative annual dividend at the rate of 10 percent of the lower of (a) the preference value ($3.84 per share); and (b) once the common stock of the Company is publicly traded on a national securities exchange or an established over the counter trading market in the United States (publicly traded), 80 percent of the average closing bid price, for 15 consecutive trading days prior to December 31 of the preceding year provided such price shall not be less than $1.92 per share, payable quarterly in cash or shares of common stock, at the election of the Company, commencing September 30, 2000.

For purposes of determining aggregate redemption value, it is assumed redemption does not occur until August 8, 2003 with dividends accumulating until such time. This will result in a redemption amount of $5,616,000. Additionally, these same assumptions are used to record accretions in value using the interest method.

If, on or after August 8, 2003 (redemption date), the Series A convertible preferred stock has not been converted to common stock, the Company shall redeem all shares of Series A convertible preferred stock outstanding on that date out of funds legally available for such payment at a per share redemption price equal to the redemption price described below. Any holder of the Series A convertible preferred stock shall have the right to convert his shares to shares of common stock until August 8, 2003 (redemption date). The redemption price of the convertible preferred stock shall be the sum of 120 percent of the preference value ($3.84) plus 100 percent of all accumulated and unpaid dividends accrued as of the redemption date.

If the Company fails to discharge all or any part of its preferred stock redemption obligations because sufficient funds are not available, the holders of the preferred stock shall share ratably in any distribution of cash legally available.

NOTE 5 -- STOCK OPTIONS AND WARRANTS

The Company has a fixed stock option plan under which officers and key employees may be granted options to purchase shares of the Company's authorized but unissued common stock. From November 4, 1999 (date of inception) through August 31, 2000, the Company issued 675,000 options to officers, key employees and affiliates. These options vest at 25 percent each anniversary date (August 8) over the next 4 years at an exercise price of $5.00 per share. From inception (November 4, 1999) through August 31, 2000, no options were vested or exercised. The option price for all options granted equaled or exceeded the fair value of the Company's stock at the time of issue. Accordingly, the Company did not recognize any compensation expense in relation to options granted to employees during the period from inception (November 4, 1999) through August 31, 2000. Chell.com Ltd., a related party, holds 200,000 shares of the outstanding stock options.

The following is a summary of the status of the stock option plan for the period from inception (November 4, 1999) through August 31, 2000:

                                          Shares    Exercise Price
                                          ------    --------------

      Outstanding at beginning of year   $     --      $     --
      Granted                             675,000          5.00
                                         --------      --------
      Exercised                                --            --
      Forfeited                                --            --
                                         --------      --------

      Outstanding at end of year         $675,000      $   5.00
                                         ========      ========

During the period from inception (November 4, 1999) to August 31, 2000, Engyro issued warrants for the purchase of 292,500 shares of common stock at $5.00 per share, in connection with the issuance of the convertible redeemable preferred stock. The warrants become exercisable commencing August 9, 2000 and ending August 9, 2003. As of August 31, 2000, 292,500 shares of common stock were reserved for that purpose. Chell.com Ltd., a related party, holds 97,500 shares of the outstanding warrants.

NOTE 6 -- PROVISION FOR INCOME TAXES

At August 31, 2000, the Company has available net operating losses for federal and state corporation income tax purposes of approximately $1,424,000, which can be carried forward for up to 15 years (federal) and 5 years (state). Anticipated corporate tax benefits related to these loss carryforwards amounting to $576,000 are fully reserved by the Company because as a development stage company, it is not more likely than not that the asset will be realizable.

NOTE 7 -- LEASE COMMITMENT

At August 31, 2000, the Company leases temporary office space in Shelton, Connecticut through December 31, 2000. Rent expense for the period from November 4, 1999 (date of inception) through August 31, 2000 amounted to $3,310.

In August 2000, the Company entered into an agreement to lease its office space at another location in Shelton, Connecticut at an annual rental of $257,907, subject to escalating rates expiring June 30, 2005. The lease allows the Company to occupy the space starting in January 2001.

At August 31, 2000, future minimum payments under the noncancellable operating leases were as follows:

                              2000   $   31,492
                              2001      259,171
                              2002      274,342
                              2003      289,513
                              2004      303,420
      Thereafter                        278,135
                                     ----------

      Total minimum lease payments   $1,436,073
                                     ==========

NOTE 8 -- RELATED PARTY

Other current assets include advances to shareholder of $235,418 for contractual consulting services to be provided through January 15, 2001. Consulting costs are expensed as incurred. The consulting expense through August 31, 2000 was approximately $408,695.

NOTE 9 -- UNCERTAINTIES

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial operating losses since its inception..

As the Company is in its development stage, it needs to continue to conduct significant development and testing and to incur general and administrative expenses. It expects these activities will result in substantial operating losses at least through December 31, 2001. Accordingly, the Company will not be generating its own capital and will remain dependent on outside sources of financing during that time.

While the Company expects that its existing capital resources and the funds committed under its May 2001 letter of intent as described below will enable it to maintain its current and planned developmental stage operations through September 1, 2001. The Company expects that it will need to raise additional funds in order to continue the development of its technologies and to complete the commercialization of services resulting from those technologies. The Company will require substantial funds to continue research and development programs, to license or acquire technologies and to conduct beta testing. The Company may further need to raise additional capital to fund operations from time to time in the future. It may raise such capital through public or private equity financing, partnerships, strategic alliances, debt financings, bank borrowings, or other sources. Capital requirements depend upon numerous factors including the development of competing technologies or products, changing market conditions, the cost of protecting intellectual property rights, progress of research and development, and licensing and acquisition opportunities.

To date, the Company has succeeded in raising sufficient capital to support its essential needs and, in May 2001, entered into a letter of intent with an investor to support the Company's short term technology development objectives. As of July 9, 2001, the Company has drawn down approximately $510,000 under this arrangement.

In addition, the Company is aggressively pursuing additional financing from outside investors and potential customers in order to provide the necessary funding of its future operations.

Management believes that it is reasonably possible that the Company will obtain the necessary financing in order to achieve its objectives and continue as a going concern.

NOTE 10 -- SUBSEQUENT EVENT

As of July 9, 2001, the Company was in default of its office space lease. An agreement has been reached with the lessor that will give the Company until December 1, 2001 to remedy the default. Also, the Company is in default on a lease for computer hardware obtained subsequent to balance sheet date. The Company is currently working with the lessor to remedy the default on the equipment lease.